UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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HUNTSMAN CORPORATION

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Notice of 2026 Annual Meeting
and Proxy Statement

April 29, 2026

HUNTSMAN

Enriching lives through innovation

LETTER FROM OUR CEO AND CHAIRMAN
AND OUR LEAD INDEPENDENT DIRECTOR
AND NON-EXECUTIVE VICE CHAIR
DEAR FELLOW STOCKHOLDERS:
On behalf of the Huntsman Corporation Board of Directors, we are pleased to invite you to attend the 2026 Annual Meeting of Stockholders, which will be held virtually on Wednesday, April 29, 2026, at 8:00 a.m. Central Time.
Together, as your CEO and Chairman and your Lead Independent Director and Non-Executive Vice Chair, it is our privilege to update you on the progress the Company has made over the past year. 2025 was a challenging year. We saw troubling signs in early 2025 that the North American housing and durable goods markets were going to languish more than we expected, which required our Company to quickly pivot our initial operating plans for the year. We took quick and decisive decisions to focus on working capital, managing inventories, and capital expenditures. These conditions rippled across Europe and Asia where we again took early decisions to counter these conditions. We also accelerated our restructuring and asset rationalization through 2025 to help offset the difficult environment. By year end, we generated one of the highest free cash flows to EBITDA conversion amongst our peer group. We are confident that the actions taken in 2025 will position Huntsman for success as market conditions improve.
Cash generation and cost control were among our top priorities during 2025. We delivered strong cash performance, generating approximately $298 million of cash flow from operations and $125 million of free cash flow1 through disciplined working capital management and decisive actions to generate cash as we recognized the challenging market landscape. We also made a tremendous effort to control our costs and improve the competitiveness of our businesses. In 2025, we executed cost realignment and restructuring initiatives, achieving approximately $100 million of annualized run rate savings through multiple programs and site consolidations.
We remain focused on returning value to our stockholders and creating value through disciplined investments. In 2025, we distributed approximately $146 million in dividends to stockholders. Our Board made the difficult decision after much deliberation to reduce the dividend in the third quarter of 2025 to allow us to preserve our balance sheet through an extended cyclical trough, while continuing to return value to our stockholders. We are proud to say that the dividend paid in the fourth quarter of 2025 marked the 76th consecutive quarterly dividend the Company has made to our stockholders. We also completed previously announced investments in our Performance Products business, catalysts for polyurethane insulation and high value performance amines used in the semiconductor industry. As market demand recovers, we expect to realize benefits from the growth capital investments we completed in 2025 and we will continue to focus on what we can control and where we can create value.
For over 50 years, our employees have been using science and ingenuity to create innovations that play a critical role in the everyday lives of millions of people. Our Company and employees are united around a common goal: enriching lives through innovation. In 2025, we continued our pursuit of this goal by investing in our people and our culture through career development programs and a culture of continuous improvement. We also furthered the Company’s strong philanthropic ideals through contributions to causes around the world to make a difference in the communities in which we live and operate. Huntsman continues to embrace the entrepreneurial spirit of our founder, Jon M. Huntsman, and his core values of honesty, integrity, respect and responsibility.
Another cornerstone of our culture is safety. We are proud of the recognition and awards the Company has received for safety across the industry and throughout the world. We continue to invest and have seen continuous improvements in both personal and process safety performance since 2019. In 2025, we reaffirmed our commitment to Zero Harm with a campaign designed to bring awareness to our global safety culture program, reinforcing the Company’s commitment to safety, health and environmental responsibility.
Lastly, after more than 15 years of distinguished service on our Board, Dr. Mary C. Beckerle has decided to retire from our Board and will not stand for re-election at the Annual Meeting. Throughout her tenure on the Board, Dr. Beckerle has provided invaluable

1
Free cash flow is a non-GAAP financial measure. See Appendix A for additional information regarding free cash flow and a reconciliation to operating cash from continuing operations.

guidance, strategic insight and steadfast commitment to the Company’s mission and values. The Board and management extend their deepest gratitude to Dr. Beckerle for her exceptional contributions and leadership and wish her continued success in her future endeavors.
A Special Note from Cynthia L. Egan, our Lead Independent Director and Non-Executive Vice Chair of the Board
In my capacity as Lead Independent Director and Non-Executive Vice Chair of the Board, I am honored to represent the independent members of the Board of Directors. Our Board of Directors is comprised of esteemed leaders who have earned a reputation for their business tenacity, deep wisdom and integrity. Our Board takes its responsibility to our stockholders seriously. Our independent Directors regularly engage with management to ensure effective oversight of risks and the advancement of the long-term strategic priorities—innovating, driving commercial excellence, and optimizing our portfolio for growth. With each of their backgrounds and their demonstrated skills and expertise, the members of our Board bring a unique and effective mix of industry knowledge, business and financial acumen, risk oversight and fresh perspectives to the boardroom, and I am confident in the ability of our Board to oversee management to develop and execute the Company's long-term strategic plans.
*         *         *
While 2025 continued to present challenges for the chemical industry as a whole, the Board appreciates management’s intense monitoring of external events, and their proactive and meaningful actions to advance operations and drive innovation. We are optimistic about the Company’s future and remain focused on delivering long-term value to you, our stockholders. On behalf of Huntsman’s Board of Directors and management team, thank you for your investment and continued confidence in our Company.
Sincerely,

PETER R. HUNTSMAN Chairman of the Board, President and Chief Executive Officer	CYNTHIA L. EGAN Lead Independent Director and Non-Executive Vice Chair of the Board

Who We Are
Huntsman Corporation is a global manufacturer of diversified organic chemical products serving industrial and building product manufacturers worldwide. We operate through three segments—Polyurethanes, Performance Products, and Advanced Materials—and market chemical products and formulations used across construction, automotive, aerospace, coatings, adhesives, electronics, insulation, and consumer end markets. Founded in 1970 by Jon M. Huntsman, Huntsman has evolved into a focused portfolio of chemical businesses with an emphasis on differentiated products that help conserve energy.

Polyurethanes

Produces MDI-based polyurethane chemicals for insulation, cushioning, coatings, adhesives, wood binders, and footwear.

Performance Products

Manufactures amines and maleic anhydride used in fuel and lubricant additives, catalysts, coatings, construction products and industrial applications.

Advanced Materials

Produces advanced epoxies and formulations used in aerospace, electrical power transmission, automotive, coatings and industrial applications.

HUNTSMAN CORPORATION NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
Wednesday, April 29, 2026, 8:00 a.m. Central Time
Virtual Meeting Site: www.virtualshareholdermeeting.com/HUN2026

To The Stockholders Of Huntsman Corporation:

We are holding the 2026 Annual Meeting of Stockholders (including any postponements, adjournments or continuations thereof, the “Annual Meeting”) for the following purposes:
1.
To elect as directors nine nominees to serve until the 2027 Annual Meeting of Stockholders or her/his earlier resignation, removal or death.

2.
To approve, on a non-binding advisory basis, the compensation of our named executive officers, or “NEOs.”

3.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026.

4.
If properly presented at the Annual Meeting, to vote on a proposal submitted by a stockholder requesting an independent board chair policy.

5.
To transact such other business as may properly come before the Annual Meeting in accordance with our Bylaws.

The accompanying Proxy Statement provides detailed information about the matters to be considered at the Annual Meeting.
To join the live webcast, attend and participate in the virtual Annual Meeting, you will need your 16-digit control number included on your proxy card or voting instruction form. For further information on how to attend and participate in the virtual Annual Meeting, please see “Additional Details Regarding the Annual Meeting” on page 81 of the Proxy Statement.
Regardless of whether you plan to attend the Annual Meeting, we hope you read the accompanying Proxy Statement and vote as soon as possible so that your voice is heard. This Notice of 2026 Annual Meeting of Stockholders, the 2025 Annual Report, and the attached Proxy Statement and form of proxy card are first being sent to stockholders of record as of March 6, 2026, on or about March 16, 2026.
We urge you to vote TODAY by following the instructions on the proxy card to vote on the Internet, by telephone or by completing, signing, dating and returning the proxy card in the enclosed, postage pre-paid envelope. Returning a proxy does not deprive you of your right to attend the Annual Meeting virtually and to vote your shares at the Annual Meeting. If you are the beneficial but not record owner of your shares (that is, you hold your shares in “street name” through an intermediary such as a broker), you will receive instructions from your broker as to how to vote your shares.
THE BOARD RECOMMENDS VOTING “FOR ALL” OF THE BOARD’S NOMINEES ON PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “AGAINST” PROPOSAL 4 USING THE ENCLOSED PROXY CARD.
By Order of the Board of Directors,

Amy K. Smedley Secretary The Woodlands, Texas March 16, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held April 29, 2026: The Notice of 2026 Annual Meeting and Proxy Statement and the 2025 Annual Report are available free of charge at www.proxyvote.com.
PARTICIPATE IN OUR FUTURE, VOTE NOW
Your vote is important to us and allows you to participate in the future of our Company.
Please cast your vote as soon as possible on the items listed below to ensure that your shares are represented and your voice is heard.

Proposals Requiring Your Vote

		Board Recommendation	Votes Required for Approval	Unvoted Shares(1)	Abstentions
PROPOSAL 1	Election of Directors	FOR ALL of the nominees	Majority of votes cast	Do not count	Will have no effect on the outcome
PROPOSAL 2	Non-Binding Advisory Vote on Named Executive Officer Compensation	FOR	Majority of shares present (in person or represented by proxy) and entitled to vote on the matter	Do not count	Count as a vote against
PROPOSAL 3	Ratification of Independent Registered Public Accounting Firm	FOR	Majority of shares present (in person or represented by proxy) and entitled to vote on the matter	Discretionary voting allowed	Count as a vote against
PROPOSAL 4	Stockholder proposal requesting an independent board chair policy	AGAINST	Majority of shares present (in person or represented by proxy) and entitled to vote on the matter	Do not count	Count as a vote against

(1)
Based on New York Stock Exchange rules, if your shares are held through a broker, bank or other nominee, they do not have discretion to vote on your behalf on non-routine matters if you do not provide voting instructions.

Voting Options

Even if you plan to attend and participate in our virtual Annual Meeting, please read this Proxy Statement with care, and vote by proxy to make sure your shares are represented at the Annual Meeting. In all cases, have your proxy card in hand and simply follow the instructions set forth on the enclosed proxy card.

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Visit the proxy website: www.proxyvote.com
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PROXY STATEMENT TABLE OF CONTENTS

i	HUNTSMAN 2026 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT

HUNTSMAN PROXY STATEMENT SUMMARY
To assist you in reviewing the proposals to be voted upon at the 2026 Annual Meeting of Stockholders, including any postponements, adjournments or continuations thereof, (the “Annual Meeting”) of Huntsman Corporation (“Huntsman”, the “Company”, “we” or “our”), this summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider. You should read the entire Proxy Statement carefully before voting.
The Annual Report for the year ended December 31, 2025 (“2025 Annual Report”), the Notice of Annual Meeting, this Proxy Statement and the accompanying form of proxy card are first being sent to stockholders of record as of March 6, 2026, on or about March 16, 2026.
For further information on how to attend and participate in the virtual Annual Meeting, please see “Additional Details Regarding the Annual Meeting” on page 81 of the Proxy Statement.

Annual Meeting Details

Date and Time	Virtual Meeting Site	Record Date	Common Stock Outstanding as of the Record Date
8:00 a.m. Central Time, on April 29, 2026	www.virtualshareholdermeeting.com/HUN2026	March 6, 2026	173,976,139

Meeting Agenda And Voting Recommendations

Proposal 1	Proposal 2	Proposal 3	Proposal 4
Election of nine nominees to serve as directors until the 2027 Annual Meeting of Stockholders or her/his earlier resignation, removal or death	Advisory vote to approve named executive officer compensation	Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026	Stockholder proposal requesting an independent board chair policy
Board Recommendation: FOR ALL nominees	Board Recommendation: FOR	Board Recommendation: FOR	Board Recommendation: AGAINST

HUNTSMAN 2026 PROXY	1

HUNTSMAN CORPORATION: PROXY STATEMENT

2025 Company Achievements And Highlights

2025 was a year of progress and transition for the Company. We delivered strong cash performance while investing in our core businesses, streamlining our operations and enhancing our governance:

•
Generated approximately $298 million of cash flow from operations and $125 million of free cash flow2 through disciplined working capital management and decisive actions to generate cash.

•
Executed cost realignment and restructuring initiatives, achieving approximately $100 million of annualized run rate savings by 2025-year end though multiple programs and site consolidations.

•
Completed previously announced investments in our Performance Products business, catalysts for polyurethane insulation and high value performance amines used in the semiconductor industry.

•
Further expanded our three global business services centers in Southeast Asia, Latin America and Eastern Europe, with approximately 650 associates working at these sites at the end of 2025.

•
Enhanced risk management by advancing risk enterprise governance and further investing in cybersecurity.

We advanced our commitment to planet and people:

•
Published our 2024 corporate sustainability report which included limited assurance regarding our greenhouse gas emissions and water usage.

•
Invested in our people, technology and organizational capability, expanded employee career programs and deployed AI-enabled tools across the enterprise.

•
Continued our strong philanthropic ideals, contributing to multiple causes around the world, including supporting local food banks, providing essential relief and support following natural disasters, and awarding university and trade school scholarships to area high school students.

We returned value to stockholders through consistent capital allocation:

•
Returned value to our stockholders through dividend distributions of approximately $146 million; the dividend paid in the fourth quarter of 2025 marked the 76th consecutive quarterly dividend made to our stockholders.

2
Free cash flow is a non-GAAP financial measure. See Appendix A for additional information regarding free cash flow and a reconciliation to operating cash from continuing operations.

2	HUNTSMAN 2026 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT

Board’s Director Nominees (Proposal 1)

WE ASK THAT YOU VOTE “FOR ALL” OF OUR DIRECTOR NOMINEES

The following table provides summary information about each of the nine Board’s director nominees. Please see “Proposal 1—Director Nominees.” Please also read our “Part 1—Board of Directors” section beginning on page 10 for more information regarding our director nominees. We ask you to vote “FOR ALL” of our director nominees using the enclosed proxy card.

Nominee	Principal Occupation	Independent	Committees
Peter R. Huntsman Director since: 1994 Age: 63	Chairman of the Board, President and Chief Executive Officer of Huntsman Corporation (our “CEO”)		N/A
Sonia Dulá Director since: 2020 Age: 65	Former Vice Chair of Bank of America, Latin America		Compensation (Chair), Audit
Cynthia L. Egan Director since: 2020 Age: 70	Former President of Retirement Plan Services of T. Rowe Price Group and Lead Independent Director and Non-Executive Vice Chair of Huntsman Corporation		Governance (Chair)
Curtis E. Espeland Director since: 2022 Age: 61	Former Executive Vice President and Chief Financial Officer of Eastman Chemical Company		Audit, Compensation
Daniele Ferrari Director since: 2018 Age: 64	Senior Advisor at SK Capital Partners, former CEO of Versalis S.p.A. (Eni group)		Governance, Sustainability
José Muñoz Director since: 2022 Age: 60	President and Chief Executive Officer of Hyundai Motor Company		Compensation, Sustainability
Jeanne McGovern Director since: 2021 Age: 67	Retired Partner, Deloitte & Touche LLP		Audit (Chair), Governance
David B. Sewell Director since: 2022 Age: 57	President and Chief Executive Officer of Solstice Advanced Materials		Audit, Compensation
Jan E. Tighe Director since: 2019 Age: 63	Retired Vice Admiral of the U.S. Navy		Sustainability (Chair), Audit

HUNTSMAN 2026 PROXY	3

HUNTSMAN CORPORATION: PROXY STATEMENT

CORPORATE GOVERNANCE HIGHLIGHTS

The Board is committed to corporate governance principles and practices that facilitate fulfillment of its fiduciary duties to you as the stockholders of our Company. Key corporate governance highlights include:
AN INDEPENDENT AND BROADLY-EXPERIENCED BOARD OF DIRECTORS
All members of our Board are independent except our CEO
Four of our nine director nominees are women, and one director nominee, as a retired Vice Admiral of the U.S. Navy, adds unique perspective as a veteran
Six new independent directors added to the Board since 2020; regular review of composition of board and potential director candidates ongoing
All Board committees are chaired by women and the Board’s Lead Independent Director and Non-Executive Vice Chair is female
ACCOUNTABILITY TO STOCKHOLDERS
Annual election of all directors
Majority voting standard for director nominees in all uncontested elections, with advanced conditional resignation for failing to meet such majority vote
Simple majority stockholder voting requirements
Stockholders may remove directors, with or without cause
Stockholders may request special meetings of stockholders at the ownership threshold of 15%
Eligible stockholders may nominate director nominees through our proxy materials (proxy access)
No stockholder rights plan or “poison pill”
Annual “say-on-pay” advisory votes
Robust stock ownership guidelines for directors and executive officers
Policy prohibiting short sales by directors and executive officers
Policies enhancing transparency in political giving and lobbying activities
Regular outreach and engagement with our stockholders, including on corporate governance matters
PRUDENT AND PROGRESSIVE RISK OVERSIGHT

Board and committee-focused oversight of safety across all Huntsman sites through the Company’s “Zero Harm” initiative to create a caring and engaged culture as a value to drive safe operation with the courage to continuously progress our culture, protecting our people, plant and processes from harm

Board and committee-focused oversight of operational, environmental, health and safety (“EHS”), financial, strategic, competitive, reputational, cybersecurity, legal and regulatory risks

4	HUNTSMAN 2026 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT

Board Leadership Structure

The Board is responsible for creating a leadership structure that provides effective independent oversight of management. The Board believes it is important to preserve flexibility on a case-by-case basis to determine the most effective leadership structure for the Company based on an assessment of the Company’s circumstances and needs at any given time. Our Corporate Governance Guidelines provide the Board with this flexibility, including the ability to separate the positions of Chairman of the Board and Chief Executive Officer if circumstances warrant. The Board believes our Company and our stockholders benefit from this flexibility, as our directors are well positioned to evaluate and determine our leadership structure given their extensive knowledge of our leadership team, our strategic goals, the industry in which we operate and the opportunities and challenges we face.
At this point in time, the Board believes that the interests of the Company and its stockholders are best served through a leadership structure that combines the positions of Chairman of the Board and Chief Executive Officer. The Board has determined that this is the most efficient manner to facilitate effective communication between management and the Board, provide strong and consistent leadership, and speak with a unified voice for the Company.
Information regarding the duties and responsibilities of the Chairman of the Board and the Lead Independent Director and Non-Executive Vice Chair of the Board is provided below.

Peter R. Huntsman Chairman of the Board	Cynthia L. Egan Lead Independent Director and Non-Executive Vice Chair of the Board

Duties and Responsibilities:
•
Providing robust and consistent leadership and working with the Board to develop and implement the Company’s long-term strategic plan;

•
Presiding at all Board and stockholder meetings and making reports to the Board and the stockholders;

•
Establishing agendas for each Board meeting and setting a schedule of agenda subjects to be discussed during the year (to the extent this can be foreseen);

•
Ensuring that all orders and resolutions of the Board and its committees are carried into effect;

•
Calling special meetings of the Board and stockholders; and

•
Fostering open communication between the Board, management and the Company’s stakeholders.

Duties and Responsibilities:
•
Acting as the de facto leader of the independent directors and serving as a liaison between the independent directors and the Chairman of the Board;

•
Communicating with management on issues relevant to the independent directors;

•
Providing leadership on matters where potential conflicts of interest may be perceived to exist;

•
Serving as a primary Board contact for stockholders to communicate with the independent directors;

•
Presiding at executive sessions of the independent directors without management present;

•
Calling special meetings of the Board upon request; and

•
Presiding at Board and stockholder meetings and performing such other duties as may be delegated by the Board in the Chairman’s absence.

Considerations in Selecting this Leader:
Peter R. Huntsman has served as the Chairman of the Board since 2018. Mr. Huntsman has demonstrated expertise across many facets of the global chemical industry and has served in both operational and executive leadership positions at the Company since 1983 and as the Company’s President and Chief Executive Officer since 2000. His successful execution of various strategic, operational, financial, regulatory and governance milestones, as well as his deep knowledge of the opportunities and challenges facing the Company and the chemical industry, makes him well qualified to serve as the Chairman of the Board.

Considerations in Selecting this Leader:
Cynthia L. Egan has served as Lead Independent Director and Non-Executive Vice Chair of the Board since 2022. Ms. Egan’s service on the Board since 2020, as well as her experience chairing the Governance Committee, gives her a well-informed perspective as she provides an effective balance to the Chairman and contributes to a strong governance structure for the Board. She brings the Board deep expertise around corporate governance practices that she has developed while serving on boards of other publicly traded companies.

HUNTSMAN 2026 PROXY	5

HUNTSMAN CORPORATION: PROXY STATEMENT

Board Composition And Background

Board composition and director succession is a thoughtful, ongoing process at Huntsman. The Board identifies and evaluates desired director attributes, professional and life experiences, and skill sets in light of the Company’s strategic direction and evolving needs. Beginning in 2018, the Board undertook a multi-year director succession and refreshment process that resulted in the addition of eight new independent directors (including four women and, as a retired Vice Admiral of the U.S. Navy, one veteran) to the Board. We believe our Board, which is comprised of individuals from a variety of backgrounds, currently has the right mix of skills and experience to successfully oversee the Company; however, we regularly assess the composition of the Board and are continuously engaged in Board succession planning. The Board approved the reduction of the size of the Board from ten to nine, effective as of the Annual Meeting following the retirement of Dr. Beckerle.
Our Board is composed of highly-qualified leaders from highly relevant industries and markets possessing key expertise, lived experience and skills, and represents an effective mix of deep Company knowledge and fresh perspective. The following graphic illustrates the well-rounded range of attributes, perspectives and experiences of our nine director nominees.

BOARD REPRESENTATION

44.4%
Female Directors

55.6%
Male Directors

Seven directors with specialized international expertise

Range of Tenures

- **0-5**
- **6-15**
- **15+**

Average Tenure: 8.4 Years
4 independent directors appointed within the last 5 years

Mix of Ages

- **55-65**
- **66-70**

Average Age: 63.3
78% are 65 or younger

Independent Oversight

8 of 9 independent director nominees

6	HUNTSMAN 2026 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT

Executive Compensation (Proposal 2)

WE ASK THAT YOU VOTE TO APPROVE OUR SAY-ON-PAY PROPOSAL

At the Annual Meeting, our stockholders will again have an opportunity to cast an advisory say-on-pay vote on the compensation paid to our named executive officers (“NEOs”). We ask you to vote “FOR” to approve our NEO compensation using the enclosed proxy card. Please see “Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation.” Please also read our “Compensation Discussion and Analysis” beginning on page 32 for more information regarding our executive compensation program in 2025.

EXECUTIVE SUMMARY
The Compensation Committee believes that the design of our executive compensation program achieves its primary objective of aligning the financial interests of our NEOs with the creation of long-term stockholder value, as reflected by the pay outcomes in 2025.

Company Performance Highlights

In 2025, our Company continued to experience weak global markets seen throughout the chemical industry. Within this environment, we delivered strong cash generation in addition to solid performance on key financial, strategic, innovation and environmental, health and safety initiatives. Points of emphasis include:
•
Return to Shareholders:   Returned approximately $146 million to stockholders through dividends and took action to reset the dividend to 35 cents per share annually to preserve financial flexibility and protect our balance sheet through the prolonged industry-wide trough

•
Financial:   Delivered strong cash performance, generating approximately $298 million of cash flow from operations and $125 million of free cash flow(1); delivered on cost realignment and restructuring initiatives, achieving approximately $100 million of annualized run rate savings by year-end 2025; reduced our working capital cash conversion cycle and managed capital expenditures prudently given the economic environment

•
Strategic:   Continued focus on portfolio and as part of our cost realignment activities progressed the closure of seven facilities in our worldwide network with the majority of closures in Europe; received the final payout of $41 million by completing the separation of our Shanghai Lianhang Isocyanate Company joint venture in China; continued to expand our global business services centers (GBS) in Southeast Asia, Latin America and Eastern Europe, with approximately 650 associates working at these sites at the end of 2025

•
Safety Performance:   Continued improvement since 2019 in our target metrics in personal safety and process safety; launched a global campaign to reaffirm our goal of attaining a “Zero Harm” environment, protecting our people, planet and processes from harm

•
Innovation:   Successful collaboration with our customers to develop next generation products in the automotive and semiconductor industries

•
Sustainability:   Published our 2024 sustainability report which includes limited assurance regarding our greenhouse gas emissions and water usage

•
Planet and People:   Continued to invest in and give back to our communities globally, including by donating to and volunteering at local charities providing essential relief and awarding university and trade school scholarships to promising high school students in underprivileged communities

2025 Realized Pay Aligns With Performance

The Compensation Committee, with the assistance of Meridian, its independent compensation consultant, designed a compensation structure focused on balancing long-term and short-term compensation in line with our pay-for-performance philosophy taking into account the prolonged and deep trough experienced throughout the chemical industry. The Compensation Committee believes the compensation results for 2025 demonstrate the effectiveness of the design in achieving these objectives. This is reflected in the payout levels of our annual and long-term incentive plans:
•
Cash Performance Awards:   Payout of the 2025 annual cash performance awards for our CEO and other executive officers was 70.6% of target due in large part to better than targeted free cash flow, which accounted for 40% of the cash performance incentive plan, and achieving other strategic and operational metrics which accounted for 20% of the cash performance incentive plan, with zero payout for adjusted EBITDA(2), which was below target.

•
Performance Share Unit Awards:   No payout was earned for the 2023-2025 performance share unit awards, reflecting our TSR under performance relative to peers.(3)

HUNTSMAN 2026 PROXY	7

HUNTSMAN CORPORATION: PROXY STATEMENT

•
CEO Realizable Pay:   A strong correlation exists between the realizable value of our CEO’s compensation awarded in the last three years and our cumulative total shareholder return. In 2025, our CEO’s realized compensation was $5 million compared to target compensation of $13.1 million.

(1)
Throughout this Proxy Statement, we refer to free cash flow, which is a non-GAAP financial measure. For purposes of compensation determinations, free cash flow is calculated as operating cash from continuing operations less capital expenditures from continuing operations. See Appendix A for additional information regarding free cash flow and a reconciliation to operating cash from continuing operations.

(2)
Throughout this Proxy Statement, we refer to our adjusted EBITDA, which is a non-GAAP financial measure. See Appendix A for additional information regarding adjusted EBITDA and a reconciliation to net income.

(3)
For additional discussion of our three-year cumulative TSR achievement and our 2023 Performance Peers, see “Compensation Discussion and Analysis-2025 Executive Compensation Decisions-Long-Term Equity Compensation-Payout of 2023 Performance Share Unit Awards.”

Vast Majority Of 2025 NEO Pay Remains At Risk(1)

Our executive compensation program is designed to ensure that a significant portion of each officer’s total target direct compensation is performance-based. As the charts below illustrate, for 2025, approximately 90% of the CEO’s total target direct compensation was at risk and tied to annual performance against established goals and/or the performance of our stock. Comparably, approximately 72% of total target direct compensation in 2025 of our other NEOs on average was at risk.(2)
(1)
NEO pay refers to “total target direct compensation” which consists of (i) annual base salary, (ii) the target annual cash performance award opportunity for 2025, and (iii) the aggregate grant date fair value of long-term equity incentive awards granted in 2025. The amounts realized by our NEOs with respect to the annual cash performance awards and long-term equity incentive awards granted in 2025 depend, as applicable, on the level of attainment of the relevant performance goals and the value of our common stock when the awards vest.

(2)
We consider compensation to be “at risk” if it is subject to performance-based payment vesting conditions or if its value depends on actual stock price performance or returns relative to peers.

(3)
Mr. Anthony P. Hankins did not receive an equity award in 2025 and his compensation has thus been excluded. Mr. Hankins retired from the Company effective December 31, 2025.

Independent Registered Public Accounting Firm (Proposal 3)

We ask you to vote “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026 using the enclosed proxy card.

Stockholder Proposal Requesting An Independent Board Chair Policy (Proposal 4)

We ask you to vote “AGAINST” the stockholder proposal requesting an independent board chair policy using the enclosed proxy card. Please see page 74 for our Board’s Statement in Opposition.

8	HUNTSMAN 2026 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT

HUNTSMAN CORPORATION: PROXY STATEMENT
This Proxy Statement is being furnished to the stockholders of Huntsman in connection with the solicitation of proxies by the Board. The proxies are to be voted at the Annual Meeting to be held on Wednesday, April 29, 2026, at 8:00 a.m. Central Time by virtual meeting at www.virtualshareholdermeeting.com/HUN2026 for the purposes set forth in the accompanying Notice of Annual Meeting. You will not be able to attend the Annual Meeting physically.
The Board is soliciting your proxy to vote your shares at the Annual Meeting. We will bear the cost of the solicitation, including the cost of the preparation, assembly, printing and, where applicable, mailing of the Notice of Annual Meeting of Stockholders, this Proxy Statement, the proxy card and any additional information furnished by us to our stockholders. In addition to solicitation by mail, certain of our directors, officers and employees may, without extra compensation, solicit proxies by telephone, facsimile, electronic means and personal interview. We have retained Innisfree M&A Incorporated to help us distribute and solicit proxies and agreed to pay them $17,500 and reimburse them for out-of-pocket expenses for these services. We will also make arrangements with brokerage houses, custodians, nominees, and other fiduciaries to send proxy materials to their principals, and we will reimburse them for postage and clerical expenses.

HUNTSMAN 2026 PROXY	9

HUNTSMAN CORPORATION: PROXY STATEMENT

PART 1
BOARD OF DIRECTORS

DIRECTOR NOMINEES
Our business affairs are managed under the direction of our Board. The Nominating and Corporate Governance Committee has recommended, and our Board has nominated, each of the individuals named below for election as a director at the Annual Meeting. All nine of the Board’s nominees listed below are presently serving as directors, and all have agreed to serve if elected.
Presented below is information with respect to the Board’s nine nominees as directors at this year’s Annual Meeting. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should serve on the Board.
After more than 15 years of distinguished service on our Board, Dr. Mary C. Beckerle has decided to retire and will not stand for re-election at the Annual Meeting. In connection with Dr. Beckerle’s retirement, the Board has determined to reduce its size from 10 directors to nine directors effective as of the date of the Annual Meeting.
Peter R. Huntsman Chairman, President and Chief Executive Officer, Huntsman Age: 63 Director since 1994
Qualifications, Experience and Expertise Contributed to Our Board
•
Led the Company through successful execution of various strategic, operational, financial, regulatory, and governance milestones

•
Demonstrated expertise across many facets of the global chemical industry while serving in both operational and executive leadership positions in the U.S. and abroad

•
Built valuable and enduring relationships with customers, suppliers, labor unions, political leaders, NGO’s and the communities in which Huntsman operates around the world

•
Widely recognized as global industry leader ensuring that the Company’s views and interests are well represented on issues of critical importance at every opportunity, including through ongoing industry advocacy and engagement with the Company’s stakeholders

•
Demonstrated competency and success in leading multiple cost reduction initiatives, generating well over $300 million of annualized run rate savings since 2020

•
Oversaw and led strategic restructuring of the Company’s portfolio, completing acquisitions and dispositions valued at more than $3 billion since 2020

Experience
•
President and Chief Executive Officer, Huntsman Corporation (2000 – present); Chairman (2018 – present); President and Chief Operating Officer (1994 – 2000)

•
Began his career at the Company’s Olympus Oil subsidiary in 1983 and, starting in 1987, served in a series of general management positions, each with increasing scope and responsibility

Other Boards
•
Board member, European Chemical Industry Council (CEFIC) (2023 – present); CEFIC is the European counterpart of the American Chemistry Council representing chemical industry members employing more than 1.2 million workers with revenues in excess of $500 billion and R&I investments in excess of $10.5 billion

•
Chairman Emeritus of the Board of Directors (2023), Chairman of the Board of Directors (2022), Chairman of the Executive Committee of the Board (2021), and Member of the Executive Committee of the Board (2017 – present) of the American Chemistry Council, the chemical industry’s principal trade, education, and advocacy association representing more than $550 billion in enterprise value

•
Chairman of the Board of Directors and CEO, Huntsman Cancer Foundation, which raises funds to support the ongoing research, treatment, and educational programs at the University of Utah

•
CEO, Huntsman Foundation

•
Serves on oversight boards and leadership councils of several charitable institutions, including the Board of Directors for the Cynthia Woods Mitchell Pavilion and the Board of Advisors for Interfaith of The Woodlands

•
Former Independent Director, Venator Materials PLC, a global pigments company headquartered in the UK, which separated from Huntsman in 2017

•
Former member of the Board of Overseers of the Wharton School of Business at the University of Pennsylvania

•
Former member of the Memorial Hermann Health Systems Board of Directors

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HUNTSMAN CORPORATION: PROXY STATEMENT

Cynthia L. Egan Lead Independent Director and Non-Executive Vice Chair Age: 70 Independent Director since 2020 Committees: Nominating and Corporate Governance (Chair)
Qualifications, Experience and Expertise Contributed to Our Board
•
Broad-based executive experience in the investment management industry, together with strong corporate financial acumen, ensures that our investor and stockholder perspective sits directly in the Company’s boardroom and that management remains focused on priorities of our stockholders

•
Extensive executive leadership experience developing successful high growth and complex operating companies

•
Demonstrated expertise around corporate governance and best practices experience developed while serving on boards of publicly traded companies

•
Significant experience, including board-level oversight in human capital management, sustainability, and governance-related matters

Experience
•
Senior Advisor to the U.S. Department of the Treasury on domestic employment retirement security (2014 – 2015)

•
President of Retirement Plan Services, T. Rowe Price Group from 2007 until her retirement in 2012; served as founding chair of its Women’s Roundtable

•
Senior executive at Fidelity Investments (1989 – 2007), including Executive Vice President and Head of Fidelity Institutional Services Company, President of the Fidelity Charitable Gift Fund and Executive Vice President of Fidelity Management Research Company

•
Started her career at the Federal Reserve Board of Governors and worked at KPMG Peat Marwick and Bankers Trust

Other Boards
US-Listed Companies
•
Independent Director, Chair of the Board of Directors and member of the Compensation and Human Capital Committee of The Hanover Insurance Group, a long-established publicly traded property and casualty insurance company in the United States (2015 – present)

•
Independent Director, Chair of the Regulatory Compliance Committee and member of the Human Capital Committee of The Unum Group, a leading provider of financial protection benefits internationally and the largest provider of disability income in the world (2014 – present)

•
Independent Trustee, BlackRock Fixed-Income Complex, a complex of closed-end funds and open-end non-index fixed-income funds (2016 – present)

Other
•
Chair Emerita, Board of Visitors of the University of Maryland School of Medicine

•
Former Independent Director, Envestnet, Inc., a financial technology corporation which provides wealth management platforms and products to financial advisors and institutions

Education
•
B.S., Boston College

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HUNTSMAN CORPORATION: PROXY STATEMENT

Sonia Dulá Age: 65 Independent Director since 2020 Committees: Compensation (Chair) Audit
Qualifications, Experience and Expertise Contributed to Our Board
•
Extensive international experience and expertise in finance, global capital markets and investment banking brings Board and management valuable insight in connection with strategic growth opportunities and portfolio transformation

•
Entrepreneurial and executive leadership experience brings a unique perspective in connection with strategic and downstream repositioning

•
Significant experience in the renewable and sustainable energy field as public company board director with oversight of sustainable infrastructure projects and solutions, especially in the renewable energy space, provides Board and management with valuable insight and supports sustainability strategies

Experience
•
Vice Chairman, Latin America, Bank of America Global Corporate and Investment Banking Division from 2013 until her retirement in 2018; between 2010 and 2013, headed Merrill Lynch’s Wealth Management Division in Latin America, and led the Latin America Corporate and Investment Banking Division from 2007 to 2010

•
Former Chief Executive Officer, Grupo Latino de Radio, owner/operator of more than 500 radio stations in Latin America and the U.S. Hispanic market

•
Co-founded Internet Group of Brazil and Obsidiana.com

•
Former Chief Executive Officer, Telemundo Studios Mexico

•
Began her career as an investment banker at Goldman Sachs in London and New York, rising to leadership positions (1986 – 1995)

Other Boards
•
Independent Director and member of the Audit and Sustainability Committee of Acciona, S.A. (Spain), a global renewable energy and infrastructure developer (2019 – present); Acciona representative on board and member of the Audit and Sustainability Committee of Acciona Energia, a 100% renewable energy company that is more than 90% owned by Acciona (2021 – present)

•
Independent Director, member of the Audit Committee and member of the Risk and Compliance Committee of Banco Bilbao Vizcaya Argentaria, S.A. (BBVA), a global financial services group (March 2023 – present)

•
Former Independent Director and member of the Audit Committee, Hemisphere Media Group, Inc., a Spanish language media company

•
Former Independent Director and member of the Audit Committee and the Compliance and Business Conduct Committee, Millicom International Cellular, S.A., a provider of broadband, cable and cellular network services in Latin America

•
Former Independent Director, Chair of the Nominating, Compensation and Corporate Governance Committee, member of the Audit, Risks and Compliance Committee and member of the Executive Committee, Prisa, S.A. (Spain), a leading Spanish and Portuguese-language media and education group

•
Former Member, Latin America Strategic Advisory Board of Itaú-Unibanco

•
Life Member, Council on Foreign Relations

•
Previously served on the boards of the Council of the Americas, Women’s World Banking and the Arsht Center for the Performing Arts

Education
•
B.A. in Economics, Harvard University

•
MBA, Stanford University

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HUNTSMAN CORPORATION: PROXY STATEMENT

Curtis E. Espeland Age: 61 Independent Director since 2022 Committees: Audit Compensation
Qualifications, Experience and Expertise Contributed to Our Board
•
More than 20 years of broad-based financial and executive level experience in the specialty materials and differential chemicals industry globally, including 12 years as CFO at Eastman Chemical, where senior management team delivered TSR of greater than 400%

•
Critical industry insight developed during career at Eastman that included demonstrated success in executing M&A strategy to drive portfolio transformation and margin expansion

•
Significant expertise and experience in corporate strategy, M&A, investor/stockholder relations, accounting and financial reporting, taxation, and enterprise risk management

Experience
•
Chief Financial Officer (2008 – 2020) and Executive Vice President (2014 – 2020), Eastman Chemical Company, an advanced materials and specialty additives manufacturer; Vice President and Chief Accounting Officer (from 2002 – 2008)

•
Revitalized Eastman’s M&A strategy, resulting in greater than $9 billion of acquisitions; led integration of two of Eastman’s largest acquisitions; directly involved in the company’s Enterprise Risk Management Program and oversaw the company’s corporate strategy, information technology, cybersecurity and corporate communication programs

•
From 1986 – 1996, held positions of increasing responsibility at Arthur Andersen, performing audit, financial due diligence and business consulting services in the banking, manufacturing, media and telecommunications industries in the U.S. and across the globe

Other Boards
US-Listed Companies
•
Lead Independent Director, member of the Audit Committee and member of the Finance Committee of the Board of Directors of Lincoln Electric Holdings Inc., a world leader in design, development and manufacture of arc welding products, automated joining, assembly and cutting systems, plasma and oxyfuel cutting equipment; previously served as chair of the Audit Committee for five years (2012 – present)

Other
•
Independent Director and Chair of the Audit Committee of the Board of Directors of Nouryon, the former specialty chemicals division of AkzoNobel

•
Dean’s Advisory Council of the Ivy College of Business at Iowa State University

Education
•
B.A. in Accounting, Iowa State University

•
MBA, University of Chicago Graduate School of Business

•
Completed the Advanced Management Program at Harvard Business School

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HUNTSMAN CORPORATION: PROXY STATEMENT

Daniele Ferrari Senior Advisor at SK Capital Partners Age: 64 Independent Director since 2018 Committees: Nominating and Corporate Governance Sustainability
Qualifications, Experience and Expertise Contributed to Our Board
•
More than 35 years of global executive and operational leadership in the chemical industry, including leading the strategic repositioning of Versalis to achieve significant profitability, enables Mr. Ferrari to provide the Board and management of Huntsman direct and invaluable insights into industry management in the ordinary course and effective oversight of the Company’s strategic business plans and global operations

•
Dedicated and demonstrated track record developing and executing global sustainability initiatives and strong relationships with international organizations focused on environmental protection, including pioneering and leading the strategic initiative to modernize inefficient assets with fully integrated green, renewable chemical and circular economy processes, provides perspective into the key operational and functional opportunities facing Huntsman, especially those relating to sustainability

Experience
•
Senior Advisor, SK Capital Partners, a private equity investment firm focused on specialty materials, chemicals and pharmaceuticals (2021 – present)

•
Chief Executive Officer, Versalis S.p.A., one of Europe’s largest chemical companies (2011 – 2020)

•
Previously served in numerous roles at Huntsman, culminating in the role of President of the Performance Products division

•
Previously served at Imperial Chemical Industries (ICI) and Agip Petroli, a subsidiary of Eni S.p.A., a leading international oil and gas company

Other Boards
•
Chair of the Supervisory Board of Ecopol S.p.A. (2023 – present)

•
Independent Director, OXEA Corporation, a global manufacturer of Oxo intermediates and Oxo performance chemicals (2025 – present)

•
Former Supervisory Board Member and Chair of the Compensation Committee, New Heubach Group, a global manufacturer of pigments

•
Former Supervisory Board Member and Chair of the Sustainability Committee, SEQENS, a worldwide leader in pharmaceutical solutions and specialty ingredients

•
Past Chairman of the Board of Directors of Matrìca S.p.A., a Versalis joint venture with Novamont, an industry leader in bio plastics and green chemistry and marketing of medical devices, pharmaceuticals and consumer packaged goods

•
Past President, European Chemical Industry Council (CEFIC) (2018 – 2020)

•
Past President, PlasticsEurope Bruxelles, the association of European plastics manufacturers (2013 – 2018)

•
Board Member, Alliance to End Plastics Waste

•
Board Member, Oxford University Business Economics Program

•
Former Independent Director of Venator Materials PLC, a global pigments company headquartered in the UK, which separated from Huntsman in 2017

Education
•
Diploma in Industrial Chemistry, Istituto San Giorgio (Italy)

•
Honorary Master Degree in Chemical Sciences, University of Ferrara (Italy)

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HUNTSMAN CORPORATION: PROXY STATEMENT

Jeanne McGovern Age: 67 Independent Director since 2021 Committees: Audit (Chair) Nominating and Corporate Governance
Qualifications, Experience and Expertise Contributed to Our Board
•
Demonstrated and disciplined leadership of the Company’s Audit Committee informed by extensive track record of success in public accounting, financial management and reporting, M&A advisory, risk management and internal controls and audit functions

•
Significant experience with best practices in the corporate governance field with and enhancing the effectiveness of board audit committees

•
Deep experience in industrial and consumer products, chemical manufacturing, and life sciences, as well as strong understanding of the business, economic, and compliance environments in which Huntsman and many of its customers operate

Experience
•
40-year audit and advisory career at Deloitte & Touche LLP (retired in 2020), most recently as Partner, where she provided lead audit services to Fortune 500 public companies and their audit committees, as well as advisory services relating to M&A and divestitures, strategic business model transformation, financing transactions, and other strategic priorities to a wide range of companies in the consumer, pharmaceutical, materials and industrial segments

•
Held significant management roles in Deloitte’s corporate office, including in the Office of the CEO’s U.S. National Leadership; also served as Independence Leader for the U.S. Audit and Assurance practice directing policy recommendations on the impact of regulations

Other Boards
US-Listed Companies
•
Independent director, Chair of the Board of Directors and member of the Audit and Ethics Committee of Flexsteel Industries, a global leader in the design, production and manufacturing of high-quality residential furniture doing business for more than 120 years; previously served as a member of the Compensation Committee in 2024 and as a member of the Nominating and Governance Committee in 2024 and 2025 (2022 – present)

Other
•
Previously served on boards of Oak Knoll School of the Holy Child, Junior Achievement, and the National Committee on the Prevention of Child Abuse

Education
•
B.A. in Accounting, Syracuse University

•
CPA and Member of the American Institute of Certified Public Accounting and the Washington Society of Certified Public Accountants

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HUNTSMAN CORPORATION: PROXY STATEMENT

José Antonio Muñoz Barcelo President and CEO, Hyundai Motor Company Age: 60 Independent Director since 2022 Committees: Compensation Sustainability
Qualifications, Experience and Expertise Contributed to Our Board
•
Sitting President and CEO of a $100 billion plus revenue business with extensive international experience in global automotive markets that are increasingly important to Huntsman’s current and prospective business strategies

•
Demonstrated experience delivering innovation and record results, including executive oversight of development and implementation of Hyundai’s fuel cell vehicle and mobility services strategy and Hyundai’s achievement of global sales of over 4 million cars, approximately $120 billion in total revenues and approximately $9 billion in global net profit in 2024

•
Broad expertise and deep experience across operations, engineering, sales and marketing, global-scale management, development and execution of global growth strategies, and turnaround and corporate restructuring brings unique and invaluable perspectives into the boardroom

•
Developed extensive and unique skills in identifying and maturing key talents of employees, an important component of his success in executing the organizational improvements he spearheaded at various companies throughout his career

•
Demonstrated expertise and experience in creating, establishing and building brand identity and customer loyalty, key components of the Company’s current business strategies

•
Brings extensive knowledge and experience from Hyundai’s leading EV business to the Company’s continuing drive toward enhancing sustainable solutions in the critical EV and battery markets

Experience
•
President and Chief Executive Officer of Hyundai Motor Company, the South Korean headquartered manufacturer of ICE, EV and Hydrogen Fuel Cell vehicles, where he is responsible for global operations strategies and their successful implementation, delivering profitable growth and improving the overall performance of Hyundai Motor Company (January 2025 – present); former President and Global Chief Operating Officer of Hyundai Motor Company and served as President and CEO of Hyundai and Genesis Motor North America, Hyundai’s largest operating subsidiary (2019 – December 2024)

•
Chief Performance Officer, Nissan Motor Co., Ltd., a global manufacturer of automobiles (2016 – 2019) and Chairman of Nissan’s Management Committee China (2018 – 2019), where he led Nissan’s China division including manufacturing, engineering design, sales and marketing, administration and finance; joined Nissan in 2004

•
Senior operational and executive managerial positions at Toyota Motor Europe and Daewoo Motor Iberia in charge of sales, operations and network development

Other Boards
•
Board Member, Hyundai Motor Company (2023 – present)

•
Board Member, Pacific Council on International Policy, Los Angeles

•
Former member of the Board of Directors, Motional, Inc., a joint venture between automotive technology expert Aptiv and the Hyundai Motor Group

•
Vice Chairman, Alliance for Automotive Innovation

•
Commissioner of Coalition for Reimagined Mobility (ReMo)

•
Industry Leadership Award by Society of Automotive Engineers (SAE) Foundation

•
Member, Official Association of Industrial Engineers of Madrid

•
Past President of the Alumni Association of IE Business School in Brussels and Paris

Education
•
MBA, Instituto de Empresa (IE) Business School (Madrid)

•
Ph.D. in Nuclear Engineering, Polytechnic University of Madrid

•
Completed Executive Management Programs at Cranfield School of Management (U.K.) and INSEAD Business School (France/Japan)

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HUNTSMAN CORPORATION: PROXY STATEMENT

David B. Sewell President and Chief Executive Officer, Solstice Advanced Materials Age: 57 Independent Director since 2022 Committees: Audit Compensation
Qualifications, Experience and Expertise Contributed to Our Board
•
Sitting President and CEO of a global, differentiated publicly traded advanced materials company and a leading provider of refrigerants, semiconductor materials, protective fibers and healthcare packaging

•
Former CEO of a Fortune 500 public company and proven executive with strong track record for driving profitable growth

•
C-suite experience with broad insights in core downstream markets for the Company

•
Demonstrated competence and experience in multiple operational areas that benefit the Huntsman management team and Board including global manufacturing, operations, sales and marketing, and strategic planning and implementation

•
Over 25 years of commercial, marketing and general management experience at some of the most prominent industry leaders, including in specialty chemicals industry

•
Demonstrated expertise and deep understanding of adhesives, coatings and elastomer (ACE) markets, key growth segments in Huntsman’s portfolio

Experience
•
President and Chief Executive Officer, Solstice Advanced Materials, a leading global specialty materials company formed in connection with the spin-off of Honeywell’s Advanced Materials business (March 2025 – present)

•
President and Chief Executive Officer, WestRock Company, one of the world’s largest paper and packaging companies, generating $18.7 billion in sales and employing nearly 50,000 associates world-wide (2021 – 2024); oversaw WestRock Company’s business combination with Smurfit Kappa Group plc to create Smurfit WestRock plc, a global leader in sustainable paper and packaging

•
President and Chief Operating Officer (2019 – 2021), The Sherwin-Williams Company, a global leader in the paint and coatings businesses, where he was responsible for all operating segments and more than 60,000 employees globally and also supported all operating divisions, managed end-to-end global manufacturing, sourcing and supply chains that maximized assets and resources globally to help drive world class processes and working capital; President of the Performance Coatings Group, where revenue grew from $2.8 billion to $6.1 billion (2014 – 2019); joined Sherwin-Williams in 2007

•
15-year tenure at General Electric in its Plastics and Advanced Materials Division in a variety of senior commercial, global sales and marketing, and business performance positions with increasing responsibilities

Other Boards
US-Listed Companies
•
Director, Solstice Advanced Materials (March 2025 – present)

•
Former member of the Board of Directors, WestRock Company (2021 – 2024)

Other
•
Trustee, The Cleveland Clinic, a non-profit academic medical center

•
Trustee, Cleveland Playhouse Square, a non-profit performance arts center

Education
•
B.A. in Economics, University of Southern California

HUNTSMAN 2026 PROXY	17

HUNTSMAN CORPORATION: PROXY STATEMENT

Jan E. Tighe Age: 63 Independent Director since 2019 Committees: Sustainability (Chair) Audit
Qualifications, Experience and Expertise Contributed to Our Board
•
Specialized expertise from direct operational and oversight experience in cybersecurity and information technology deployment and management, including designing and implementing cyber resiliency into operational technology systems and directing complex cyber and intelligence operations, which are areas of increasing focus for Huntsman and the Audit Committee

•
Decorated U.S. Navy veteran with broad-based executive leadership experience and uniquely valuable global perspective gained during her Naval career, which supports and aligns with the Board’s material risk oversight function, among others

•
Strategic planning, risk assessment and mitigation, and strategy execution expertise

Experience
•
Vice Admiral, U.S. Navy (Retired); from 1984 until her retirement in 2018, served in various roles of increasing seniority for the Navy and National Security Agency (NSA), including Commander of the U.S. Fleet Cyber Command U.S. Tenth Fleet, where she directed operations and defense of Global Navy IT Networks; also led Signals Intelligence Operations and Offensive Cyberspace Operations in that role as the Navy Component Commander to NSA and U.S. Cyber Command, respectively

•
Served as Deputy Chief of Naval Operations for Information Warfare and had significant executive responsibilities as Director of Naval Intelligence, U.S. Navy’s Chief Information Officer, Director of Cybersecurity, and as a member of the U.S. Navy’s Corporate Board, collaboratively planned and financed $150 billion annually to support global U.S. Navy operations; led planning and resource programming for Navy Information Warfare Capabilities, including Cyber Resiliency and IT Network Modernization, and spearheaded the Navy’s digital transformation

Other Boards
US-Listed Companies
•
Independent Director, member of the Risk Committee, Chair of the Technology Risk Subcommittee of the Risk Committee, member of the Audit Committee and member of the Corporate Governance and Nominating Committee of Goldman Sachs Group, Inc., a global investment bank and financial services company (2018 – present)

•
Independent Director, member of the Audit Committee and member of the Risk and Cybersecurity Committee of General Motors Company (2023 – present)

•
Former Independent Director, Progressive Corporation, a Fortune 100 American property and casualty insurance company

•
Former Independent Director, IronNet, Inc., a global network security company serving the defense, financial services, energy and utilities, health care and life sciences industries

Other
•
Committee Member, National Academies of Sciences, Engineering, and Medicine study on the evaluation of organizational models for cyber forces of the U.S. Armed Forces

•
Trustee, The MITRE Corporation

•
Member, Strategic Advisory Committee, Idaho National Labs-National and Homeland Security Directorate

•
Board Member, United States Naval Academy Foundation

•
Board Member, The Alliance for Decision Education

•
Member and Global Security Expert, Strategic Advisory Group, Paladin Capital Group

•
Governance Fellow and Directorship Certified, National Association of Corporate Directors

•
Former Member, Defense Science Board

Education
•
B.S. in Theoretical Mathematics, U.S. Naval Academy

•
M.S. in Applied Mathematics, U.S. Naval Postgraduate School

•
Ph.D. in Electrical Engineering, U.S. Naval Postgraduate School

THE BOARD RECOMMENDS A VOTE ON THE PROXY CARD
“FOR ALL” OF THE NOMINEES RECOMMENDED BY OUR BOARD.

18	HUNTSMAN 2026 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT

DIRECTOR COMPENSATION
Our Corporate Governance Guidelines provide for compensation for our non-employee directors’ services in recognition of their time and skills. Directors who are also our officers or employees do not receive additional compensation for serving on the Board. Annual compensation for our non-employee directors is composed of cash and equity-based compensation. Cash compensation paid to our non-employee directors consists of an annual retainer and supplemental retainers for the chairs and members of Board committees. Equity-based compensation for 2025 consisted of awards granted under the Huntsman Corporation 2016 Huntsman Stock Incentive Plan (the “2016 Stock Incentive Plan”) in the form of fully-vested stock awards or deferred stock units, at the election of each director.
Maintaining a market-based compensation program for our non-employee directors enables our Company to attract qualified members to serve on the Board. With the assistance of Meridian Compensation Partners, LLC (“Meridian”), the Compensation Committee’s independent compensation consultant, the Compensation Committee periodically reviews our non-employee director compensation practices and compares them to the practices of our peers as well as against the practices of public company boards generally to ensure they are aligned with market practices.
We also offer non-employee directors the opportunity to participate in the Huntsman Outside Directors Elective Deferral Plan. This is an unfunded nonqualified deferred compensation plan established primarily for the purpose of providing our non-employee directors with the ability to defer the receipt of director fees. For 2025, Mr. Sewell participated in this plan. The investment choices available under this plan are identical to the investment choices available under our 401(k) plan. Benefits under the plan are payable in cash distributable either in a lump sum or in installments beginning 30 days after the director ceases to be a member of our Board.
Members of the Board may also participate in the Huntsman Director Matching Gift Program. Designed to demonstrate our commitment to worthy causes and attract talented directors, our Company will match charitable contributions made in cash up to a maximum of $10,000 per director per year for organizations located in the United States that are tax exempt pursuant to Section 501(c)(3) of the Internal Revenue Code. Each of Dr. Beckerle, Ms. Dulá, Ms. Egan, Mr. Espeland and Retired Vice Admiral Tighe participated in this program.
The Compensation Committee believes that our total director compensation package is competitive with market practices, as well as fair and appropriate in light of the responsibilities and obligations of our non-employee directors. Details of our non-employee director compensation program for 2025 are below.

DIRECTOR COMPENSATION TABLE

The total 2025 compensation for our non-employee directors is shown in the following table:
Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Mary C. Beckerle	$145,000	$165,000	$10,000	$320,000

Sonia Dulá	$195,000	$165,000	$10,000	$370,000

Cynthia L. Egan	$215,000	$165,000	$10,000	$390,000

Curtis Espeland	$155,000	$165,000	$10,000	$330,000

Daniele Ferrari	$145,000	$165,000	—	$310,000

Jeanne McGovern	$195,000	$165,000	—	$360,000

José Muñoz	$145,000	$165,000	—	$310,000

David Sewell(5)	$155,000	$165,000	—	$320,000

Jan E. Tighe	$175,000	$165,000	$5,000	$345,000

(1)
Peter R. Huntsman served as a director of our Company in 2025 but is not included in this table because he is also our CEO. Mr. Huntsman did not receive any additional compensation in 2025 for his service as a director. Thus, the total compensation for Mr. Huntsman’s service as an executive officer of our Company is shown in the 2025 Summary Compensation Table on page 48.

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HUNTSMAN CORPORATION: PROXY STATEMENT

(2)
For 2025, non-employee directors received the following cash retainers:

Director	Annual Retainer	Audit Committee(a)	Compensation Committee(a)	Nominating & Corporate Governance Committee(a)	Sustainability Committee(a)	Lead Independent Director
Mary C. Beckerle	$125,000	—	—	$10,000	$10,000	—

Sonia Dulá	$125,000	$20,000	$50,000	—	—	—

Cynthia L. Egan	$125,000	—	—	$30,000	—	$60,000

Curtis Espeland	$125,000	$20,000	$10,000	—	—	—

Daniele Ferrari	$125,000	—	—	$10,000	$10,000	—

Jeanne McGovern	$125,000	$60,000	—	$10,000	—	—

José Muñoz	$125,000	—	$10,000	—	$10,000	—

David Sewell	$125,000	$20,000	$7,500	—	$2,500	—

Jan E. Tighe	$125,000	$20,000	—	—	$30,000	—

(a)
The lead independent director is entitled to an annual retainer of $60,000. Non-employee directors receive a $20,000 annual fee for service on the Audit Committee and a $10,000 annual fee for service on each other committee. In addition, non-employee directors receive an additional supplemental retainer for service as committee chair of $40,000 for the Audit Committee and the Compensation Committee and $20,000 for each of the other committees. All of our directors are reimbursed for reasonable out-of-pocket expenses incurred for attending meetings of the Board or its committees and for other reasonable expenses related to the performance of their duties as directors.

(3)
This column represents the aggregate grant date fair value of fully vested stock awards or stock unit awards granted in 2025, computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification, Topic 718 (“FASB ASC Topic 718”). Each director received a stock award or stock unit award covering 9,717 shares based on the grant date fair value on February 13, 2025, of $16.98 per share. Shares underlying stock unit awards are deliverable upon termination of service. See “Note 24. Stock-Based Compensation Plan” to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”), for additional detail regarding assumptions underlying the value of these equity awards.

(4)
Dr. Beckerle, Ms. Dulá, Ms. Egan, Mr. Espeland and Retired Vice Admiral Tighe each donated to Section 501(c)(3) tax exempt organizations of their choice in 2025. On behalf of each of these directors, we matched their charitable contributions up to $10,000 through our Huntsman Director Matching Gift Program.

(5)
Mr. Sewell ceased serving on the Sustainability Committee and commenced service on the Compensation Committee effective April 1, 2025 and the amounts above reflect the pro rata amount for service on each committee.

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PART 2
CORPORATE GOVERNANCE

The Board is committed to corporate governance principles and practices that facilitate the fulfillment of its fiduciary duties to stockholders and to our Company. Key corporate governance highlights include:
AN INDEPENDENT AND BROADLY-EXPERIENCED BOARD OF DIRECTORS
All members of our Board are independent except our CEO
Four of our nine director nominees are women, and one director nominee, as a retired Vice Admiral of the U.S. Navy, adds unique perspective as a veteran
Six new independent directors added to the Board since 2020; regular review of composition of board and potential director candidates ongoing
All Board committees are chaired by women and the Board’s Lead Independent Director and Non-Executive Vice Chair is female
ACCOUNTABILITY TO STOCKHOLDERS
Annual election of all directors
Majority voting standard for director nominees in all uncontested elections, with advanced conditional resignation for failing to meet such majority vote
Simple majority stockholder voting requirements
Stockholders may remove directors, with or without cause
Stockholders may request special meetings of stockholders at the ownership threshold of 15%
Eligible stockholders may nominate director nominees through our proxy materials (proxy access)
No stockholder rights plan or “poison pill”
Annual “say-on-pay” advisory votes
Robust stock ownership guidelines for directors and executive officers
Policy prohibiting short sales by directors and executive officers
Policies enhancing transparency in political giving and lobbying activities
Regular outreach and engagement with our stockholders, including on corporate governance matters
PRUDENT AND PROGRESSIVE RISK OVERSIGHT

Board and committee-focused oversight of safety across all Huntsman sites through the Company’s “Zero Harm” initiative to create a caring and engaged culture as a value to drive safe operation with the courage to continuously progress our culture, protecting our people, plant and processes from harm

Board and committee-focused oversight of operational, EHS, financial, strategic, competitive, reputational, cybersecurity, legal and regulatory risks

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CORPORATE GOVERNANCE HIGHLIGHTS

Board Composition And Background

Board composition and director succession is a thoughtful, ongoing process at Huntsman. The Board identifies and evaluates desired director attributes, professional and life experiences, and skill sets in light of the Company’s strategic direction and evolving needs. Beginning in 2018, the Board undertook a multi-year director succession and refreshment process that resulted in the addition of eight new independent directors (including four women and, as a retired Vice Admiral of the U.S. Navy, one veteran) to the Board. The size of the Board will be reduced from ten members to nine members effective as of the Annual Meeting. We believe our Board, which is comprised of individuals from a variety of backgrounds, currently has the right mix of skills and experience to successfully oversee the Company; however, we regularly assess the composition of the Board and are continuously engaged in Board succession planning.
Our Board in composed of highly-qualified leaders from highly relevant industries and markets possessing key expertise, lived experience and skills, and represents an effective mix of deep Company knowledge and fresh perspective. The following graphic illustrates the well-rounded range of attributes, perspectives and experiences of our nine director nominees.

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BOARD GOVERNANCE
The Board and its committees meet throughout the year on a set schedule and may also hold special meetings and act by written consents from time to time as appropriate. During 2025, the Board met four times, and the non-management directors met in executive session four times. During 2025, each director other than Mr. Muñoz attended at least 75% of the aggregate of:
•
the total number of meetings of the Board; and

•
the total number of meetings held by all Board committees on which such person served.

Due to unavoidable pre-existing business scheduling conflicts, Mr. Muñoz attended 69% of such meetings.
BOARD LEADERSHIP STRUCTURE AND EXECUTIVE SESSIONS OF THE BOARD
According to our Bylaws, the Chairman of the Board is elected by all the directors on the Board to preside at all meetings of the Board and the stockholders. The Chairman is also required to make reports to the Board and the stockholders and to ensure that all orders and resolutions of the Board and any of its committees are put into effect. In accordance with our Corporate Governance Guidelines, the Chairman of the Board is also responsible for establishing the agenda for each Board meeting. At the beginning of the year, the Chairman establishes a schedule of agenda subjects to be discussed during the year (to the degree this can be foreseen). Each Board member is also free to suggest the inclusion of additional items on the agenda and to raise subjects at any Board meeting that are not on the agenda for that meeting. Peter R. Huntsman serves as our Chairman of the Board.
In accordance with our Corporate Governance Guidelines, the Board has no policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. Our Bylaws expressly allow our Chairman to serve as President or Chief Executive Officer if so elected by the Board. Currently, the Board believes that the interests of the Company and its stockholders are best served through a leadership model that combines the roles of Chairman of the Board and Chief Executive Officer. The Board further believes that this issue should be reconsidered periodically as part of the succession planning process, and that it is in the best interests of the Company for the Board to make a determination each time it elects a new Chief Executive Officer. Based on these principles, the Board may determine that it is appropriate in the future to separate the roles of Chairman of the Board and Chief Executive Officer.
Our Bylaws also provide the Board with the flexibility to elect a Vice Chair to preside at Board and stockholder meetings and to perform such other duties as may be delegated by the Board in the Chairman’s absence. The Board believes that Ms. Egan, elected and currently serving as Non-Executive Vice Chair, adds incremental and valuable leadership at the Board level. Additionally, as the Board’s Lead Independent Director, Ms. Egan efficiently communicates with management on issues relevant to all the independent directors and provides leadership on matters where potential conflicts of interest may be perceived to exist. In accordance with our Corporate Governance Guidelines, non-management directors meet in executive session without management at each regularly scheduled Board meeting, or more frequently as needed at the call of one or more of our non-management directors. Ms. Egan, as Lead Independent Director and Non-Executive Vice Chair of the Board, chairs these sessions.
We believe that the appropriate Board leadership structure for our Company varies depending on the circumstances facing the Board and our Company at any given time. For example, we revised the Board’s governance structure in the past to address specific needs, such as the election of Ms. Egan as Lead Independent Director and Non-Executive Vice Chair of the Board in January 2022, the creation and chartering of the Sustainability Committee in February 2021, and the election of Peter R. Huntsman as Chairman of the Board, in addition to his role as President and Chief Executive Officer, in December 2017, having determined that this was the most efficient manner to facilitate effective communication between management and the Board, provide strong and consistent leadership, and speak with a unified voice for the Company. The Board believes that our current leadership structure efficiently addresses our Company’s present needs and allows the Board to fulfill its fiduciary role in exercising effective, independent oversight of our management on behalf of our stockholders. The Board further believes that we have in place effective structures, processes and arrangements to ensure that the work of the Board is completed in a manner that maintains the highest standards of corporate governance, independence and leadership, and facilitates the clear and continued accountability of management.

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BOARD INDEPENDENCE
Investors must have confidence that the individual Board members we have identified as independent directors do not have relationships of any sort that impair or compromise their independence. Under NYSE corporate governance rules, the Board must be comprised of a majority of independent directors. For a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with our Company either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company.
To assist in making independence determinations, the Board has adopted criteria that can be found on our website at www.huntsman.com. Under these criteria, a director is not independent if:
•
The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from our Company (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of our Company is not considered for purposes of this standard.

•
The (1) director or an immediate family member is a current partner of a firm that is our Company’s internal or external auditor; (2) director is a current employee of such a firm; (3) director has an immediate family member who is a current employee of such a firm and who personally works on our Company’s audit; or (4) director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time.

•
The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•
The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, our Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues.

•
The director is an executive officer of any charitable or non-profit organization to which our Company has made, within the preceding three years, contributions in any single fiscal year that exceeded the greater of $1.0 million or 2% of such charitable or non-profit organization’s consolidated gross revenues.

For purposes of the foregoing description of the Director Independence Criteria only, references to “our Company” mean Huntsman Corporation and its subsidiaries, collectively. With the assistance of counsel, the Nominating and Corporate Governance Committee (“Governance Committee”) annually reviews the applicable legal and NYSE standards for director independence, as well as our own independence criteria. Specifically, the Governance Committee reviews: (i) a summary of the answers to annual questionnaires completed by each of the directors (and, if applicable, any nominees for director); and (ii) to the extent applicable, a report of transactions and relationships, if any, between each director (and, if applicable, any nominee for director) and any of such director’s family members and our Company, our senior management, or our independent registered public accounting firm. To the extent such relationships do not change from year to year, the Governance Committee is informed that there have been no changes to such relationships.
In conducting its independence review, the Governance Committee considers all relevant facts and circumstances, including any persons or organizations which the director has an affiliation, including related party relationships as described in the Company’s Related Party Transactions Policy discussed under “Additional Information-Certain Relationships and Related Transactions” other than the compensation arrangements, which are reviewed by the Compensation Committee.
On the basis of its review, the Governance Committee delivered a report to the full Board and the Board made its independence determinations based on the Governance Committee’s report and the supporting information. As a result of this review, the Board determined that Sonia Dulá, Cynthia L. Egan, Curtis E. Espeland, Daniele Ferrari, Jeanne McGovern, José Muñoz, David B. Sewell and Retired Vice Admiral Jan E. Tighe, who currently constitute more than a majority of the Board, are independent. These independent directors currently comprise, in full, the membership of the Audit, Compensation, Governance and Sustainability Committees of the Board discussed below.
Peter R. Huntsman, our Chairman, President and CEO, is not an independent director because he is employed by our Company.

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COMMITTEES OF THE BOARD
The Board has Audit, Compensation, Governance, and Sustainability Committees, each consisting of independent directors, structured as follows:
Director	Audit Committee	Compensation Committee	Governance Committee	Sustainability Committee
Dr. Mary C. Beckerle
Sonia Dulá
Cynthia L. Egan
Curtis E. Espeland
Daniele Ferrari
Peter R. Huntsman
Jeanne McGovern(1)
José Muñoz
David Sewell
Jan E. Tighe
Number of meetings in 2025	4	5	4	4

(1)
Designated as an “audit committee financial expert” under SEC regulations.

Written charters for our Audit, Compensation, Governance and Sustainability Committees are approved by the Board and are available on our website at www.huntsman.com. We will also furnish copies of the charters free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com.

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AUDIT COMMITTEE

Duties
• Sole responsibility for the appointment, retention and termination of our independent registered public accounting firm
• Oversees the work and compensation of our independent registered public accounting firm
• Monitors our independent registered public accounting firm’s qualifications and independence
• Monitors the integrity of our financial statements
• Monitors the performance of our internal audit function and independent registered public accounting firm
• Monitors our corporate compliance program (other than EHS compliance)
• Monitors our compliance with legal and regulatory requirements applicable to financial and disclosure matters
• Monitors our enterprise-wide and financial risk exposures

•
Oversees management of risks arising from our business, information and operational technology, digital and data strategies, technology-related business continuity and disaster recovery programs, and cybersecurity program

Under the independence criteria that the Board has adopted, which can be found on our website at www.huntsman.com, a member of the Audit Committee will not be considered independent if:
•
The member receives directly or indirectly any consulting, advisory or other compensatory fee from our Company (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service);

•
An immediate family member of the member receives any consulting, advisory or other compensatory fee from our Company (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service);

•
An entity in which the member is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions, who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to our Company receives any consulting, advisory or other compensatory fee from us; or

•
The member is otherwise an affiliated person of our Company.

For purposes of the foregoing description of the Audit Committee independence criteria only, references to “our Company” mean Huntsman Corporation and its subsidiaries, collectively. Furthermore, under these independence standards, (1) each member of the Audit Committee must be financially literate, (2) at least one member of the Audit Committee must have accounting or related financial management expertise and qualify as an “audit committee financial expert,” and (3) no member of the Audit Committee may simultaneously serve on the audit committees of more than two other public companies, as each is defined by the NYSE rules, Exchange Act and the rules and regulations of the SEC. For purposes of (2) above, the Board considers any Audit Committee member who satisfies the SEC’s definition of “audit committee financial expert” to have accounting or related financial management expertise.
The Board has determined that each member of the Audit Committee is independent as that term is defined by the listing standards of the NYSE and Rule 10A-3 promulgated under the Exchange Act and satisfies the additional independence criteria adopted by the Board and described above. The Board has also determined that Ms. McGovern is an “audit committee financial expert” as defined by the regulations of the SEC. No member of the Audit Committee currently serves on more than two other U.S. public company audit committees.

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COMPENSATION COMMITTEE

Duties
• Supports the Board in fulfilling its oversight responsibilities relating to senior management and director compensation

•
Reviews, evaluates and approves our compensation programs for our senior management and directors, policies and plans including annual cash performance awards, equity-based compensation and compensation agreements*

• Reviews and approves compensation for our corporate and executive officers, and reviews and recommends compensation for our directors*
• Executes responsibilities under applicable securities laws and regulations relating to our proxy statement for the annual meeting of stockholders or other applicable report or filing
• Reviews the succession and development planning process for corporate officers
• Reviews human capital management matters
• Performs such other functions as the Board may assign from time to time

*
Please see “Compensation Discussion and Analysis—How We Determine Executive Compensation” for additional information on the Compensation Committee’s processes and procedures for the consideration and determination of executive officer and director compensation.

The Board has determined that each member of the Compensation Committee meets the independence requirements of the Exchange Act and the NYSE Listed Company Manual. The Compensation Committee’s charter permits the Compensation Committee to form and delegate some or all its authority to subcommittees when it deems appropriate. In particular, the Compensation Committee may delegate the approval of both cash and equity award grants and other responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the Compensation Committee who are non-employee directors or outside directors, or in some limited circumstances, to management.
The Compensation Committee typically meets at least four times each year to address various compensation issues and processes. Our CEO generally attends Compensation Committee meetings at the Chair of the Committee’s request to answer questions and provide input regarding the performance of our executive officers. However, the CEO is not present while decisions regarding his compensation are made. In addition, each Compensation Committee meeting typically includes an executive session without members of management present. The Compensation Committee regularly reports to the full Board regarding executive compensation matters.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Duties
• Ensures that our corporate governance system enables appropriate oversight mechanism
• Reviews and assesses the adequacy of our Corporate Governance Guidelines annually
• Reviews and monitors director independence
• Manages the Board’s annual director evaluation process
• Assesses the appropriate balance of skills, characteristics and perspectives required for an effective Board
• Identifies, screens and recommends qualified director candidates
• Regularly reassesses the adequacy of the Board’s size
• Oversees succession planning for our Board and CEO
The Board has determined that each member of the Governance Committee meets the independence requirements of the Exchange Act and the NYSE Listed Company Manual. The Governance Committee typically meets quarterly in connection with our regularly scheduled Board meetings. In addition, the meetings of the Governance Committee typically include an executive

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session without members of management present. The Governance Committee regularly reports to the full Board regarding governance and independence matters.

SUSTAINABILITY COMMITTEE

Duties
• Reviews and reports to the Board regarding our reports on EHS and sustainability
• Reviews the status of our EHS performance and systems
• Oversees our regulatory and EHS-related compliance matters and product stewardship programs
• Reviews current and emerging EHS-related trends
• Oversees the development of key sustainability policies and metrics, and the implementation of sustainability initiatives
• Monitors the impact of our business operations with respect to matters related to sustainability
• Reviews, advises and, where appropriate, makes recommendations regarding investor initiatives pertaining to sustainability and other related matters
• Identifies, evaluates and monitors the sustainability trends, issues and associated risks
• Reviews and monitors key public policy trends, issues, and regulatory matters that may affect our business, strategies, and operations.
The Sustainability Committee is responsible for oversight of our environmental, health and safety program, sustainability and other related corporate social responsibility and governance matters. The Board has determined that each member of the Sustainability Committee meets the independence requirements of the Exchange Act and the NYSE Listed Company Manual.
The Sustainability Committee typically meets quarterly in connection with our regularly scheduled Board meetings. In addition, the meetings of the Sustainability Committee typically include an executive session without members of management present. The Sustainability Committee regularly reports to the full Board regarding sustainability-related matters.
BOARD’S ROLE IN RISK OVERSIGHT
It is management’s responsibility to assess and manage the various risks faced by the Company. It is the Board’s responsibility to oversee management in this effort. The Audit Committee is responsible for administering the Board’s oversight function in this regard, and the Audit Committee establishes a mutual understanding of our Company’s overall appetite for risk and risk philosophy through regular discussions with management. In exercising its oversight, the Audit Committee strives to effectively oversee our Company’s enterprise-wide and financial risk management in a way that balances managing risks with enhancing the long-term value of our Company for the benefit of our stockholders. The Board understands that its focus on effective risk oversight is critical to setting the Company’s tone and establishing our culture towards effective risk management.
The Audit Committee maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages our most significant risk exposures. The Audit Committee receives regular presentations from management of our businesses and functions about significant risks that the respective business or function faces, as well as regular and aggregated reports from an interdisciplinary risk management team of experts working within the Company, to assist the Audit Committee in evaluating Huntsman’s risk assessment and risk management policies and practices.
In addition, each of our other committees assesses risks related to such committee’s oversight activities. We believe that the oversight function of the Board and these committees combined with the Board’s active dialogue with management about effective risk management provides our Company with the appropriate framework to help ensure effective risk oversight.

OVERSIGHT Of CYBERSECURITY RISKS

We recognize the importance of developing, implementing and maintaining cybersecurity measures to safeguard our information systems, shield our operational technologies in our manufacturing plants and protect the confidentiality, integrity and availability of our data.

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Our Board has delegated the focused oversight of cybersecurity risks to the Audit Committee. Our Audit Committee is composed of board members with diverse expertise, including cyber operations, risk management, technology and finance, equipping the Audit Committee to oversee cybersecurity risks effectively. In particular, our Audit Committee receives quarterly updates from our Chief Information Officer on cybersecurity risk reviews, including current cybersecurity landscape and emerging threats; status of ongoing cybersecurity initiatives and strategies; incident reports and learnings from any cybersecurity events; and compliance with regulatory requirements and industry standards.
The Audit Committee regularly reports to our Board on these matters. Additional information relating to our cybersecurity risk management, strategy and governance is contained in the section titled “Cybersecurity” in the Company’s 2025 Form 10-K.
CORPORATE RESPONSIBILITY
At Huntsman, corporate responsibility is an integral part of our business strategy. The key focus areas of our corporate responsibility program include our people, our health, safety and wellness programs, and our environmental stewardship, including our sustainability and product stewardship efforts.
Our sustainability program is led by our Corporate Sustainability Officer (CSO) and the Huntsman Sustainability Council, which is comprised of senior representatives from all our divisions and key functions. Our CSO reports progress to the Sustainability Committee of the Board, and the Board regularly discusses various EHS matters.
Since 2010, we have published our annual Huntsman sustainability report to document our progress and demonstrate our commitment. The report is prepared in accordance with both the GRI standards and the Sustainability Accounting Standards Board (SASB) standards. Additionally, our disclosure aligns with the Task Force on Climate-related Financial Disclosures. We also participate in the Carbon Disclosure Project for climate and water disclosures. For more information on our commitment to corporate responsibility, please visit www.huntsman.com/Sustainability. Please note, however, that information contained on the website is not incorporated by reference in this Proxy Statement or considered to be a part of this document.
DIRECTOR ATTENDANCE AT THE ANNUAL MEETING OF STOCKHOLDERS
We believe that there are benefits to having members of the Board attend our annual meetings of stockholders. From time to time, however, a member of the Board might have a compelling and legitimate reason for not attending an annual meeting. As a result, the Board has decided that director attendance at our annual meetings of stockholders should be strongly encouraged, but not required. All of our directors attended the 2025 annual meeting.
DIRECTOR QUALIFICATION STANDARDS AND DIVERSITY
The minimum qualifications and specific qualities and skills required for directors are set forth in our Criteria for Selecting New Directors and Section 1 of our Corporate Governance Guidelines. The Corporate Governance Guidelines require that a majority of directors on the Board meet the criteria for independence required by the NYSE and that each director functions consistent with the highest level of professional ethics and integrity. Each director is expected to devote sufficient time and effort to learn the business of our Company and the Board, to use his or her own unique skills and experiences in providing independent oversight to our business, to participate in a constructive and collegial manner, to exhibit a high level of commitment to our Company, and to exhibit independent thought and judgment.
When evaluating director nominees, our Criteria for Selecting New Directors require that the Governance Committee consider each candidate’s background and lived experience (including his or her race, gender, ethnicity, identity or orientation), ability, judgment, skill, expertise and experience, and whether the candidate will enhance or contribute to the diversity of background, knowledge, expertise and experience of current Board members. The Governance Committee believes it is important for Board members to possess skills and knowledge in the areas of leadership of large, complex organizations, finance, accounting, strategic planning, legal, government relations and relevant industries, especially the chemical industry.
These considerations ensure that the Board, as a whole, possesses and manifests the appropriate mix of characteristics, skills and experiences for optimal functioning as an oversight body for our Company and management. As part of its periodic self-assessment process, the Governance Committee annually reviews and evaluates its performance, including the overall composition of the Board and the criteria that it uses for selecting nominees.

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DIRECTOR NOMINATION PROCESS
The Governance Committee identifies director candidates through a variety of means, including recommendations from other Board members and management. The Governance Committee regularly engages third party search consultants to identify potential director candidates. The Governance Committee also welcomes stockholder recommendations for candidates for the Board. The Governance Committee uses the same process to screen all potential candidates, regardless of the source of the recommendation. The Governance Committee determines whether the candidate meets our minimum qualifications and possesses specific qualities and skills deemed appropriate for directors, and whether requesting additional information or an interview is appropriate.
A stockholder seeking to nominate a director candidate at an annual meeting must comply with the requirements set forth in our Bylaws. For additional information, please see the “Stockholder Proposals and Director Nominations for the 2027 Annual Meeting” section of this Proxy Statement.
Our Bylaws also allow eligible stockholders to nominate a candidate for election to our Board for inclusion in our proxy statement in accordance with the “proxy access” provisions of our Bylaws, which are contained in Section 2.14. The “proxy access” provisions allow a stockholder, or a group of up to 20 stockholders (with funds having specified relationships constituting a single stockholder), who own (as defined in our Bylaws) three percent or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy statement director candidates constituting up to two directors or 20% of the Board (rounded down to the nearest whole number), whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws (including similar information requirements to those set forth in Section 2.8 of our Bylaws).
The foregoing descriptions of our Bylaws are qualified in their entirety by reference to the full text of the Bylaws. Our Bylaws are available on our website at www.huntsman.com in the “Investor Relations” section. We will also furnish copies of our Bylaws free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com. For additional information about stockholder nominations, including nominations for the 2027 Annual Meeting, see “Stockholder Proposals and Director Nominations for the 2027 Annual Meeting.”
STOCKHOLDER COMMUNICATIONS POLICY
Stockholders and other interested parties may communicate directly and confidentially with the Chairman of the Board, the Board, the independent directors or the Lead Independent Director and Non-Executive Vice Chair by sending a letter addressed to the intended recipients, c/o Corporate Secretary, Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or by sending an e-mail specifying the intended recipients to CorporateSecretary@huntsman.com. The Corporate Secretary will review such communications and, as appropriate, forward them only to the intended recipients. Communications that do not relate to the responsibilities of the intended recipients as directors of Huntsman (such as communications that are commercial or frivolous in nature) will not be forwarded. In addition, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will not be forwarded. A copy of our Stockholder Communications Policy is available on our website at www.huntsman.com.
CORPORATE GOVERNANCE GUIDELINES
The Board has adopted Corporate Governance Guidelines and the Governance Committee is responsible for implementing the guidelines and making recommendations to the Board concerning corporate governance matters. The guidelines are available on our website at www.huntsman.com. We will also furnish copies of the guidelines free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com.
Among other matters, the Corporate Governance Guidelines provide for the following:
•
membership on the Board is made up of a majority of directors who, at a minimum, meet the criteria for independence required by the NYSE;

•
each regularly scheduled Board meeting includes an executive session of the non-management directors;

•
the independent directors will meet in executive session at least once annually;

•
the Board and its committees each conduct an annual self-evaluation;

•
non-management directors are not permitted to serve as a director for more than three other public companies;

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•
any director who is also a Chief Executive Officer of a public company is not permitted to serve as a director for more than two other public companies;

•
unless approved by the Board, no member of the Audit Committee may simultaneously serve on the audit committees of more than two other public companies;

•
directors are expected to attend all meetings of the Board and of the committees of which they are members;

•
directors not also serving as executive officers are required to offer their resignation to the Board effective at the next annual meeting of stockholders upon reaching their 75th birthday;

•
directors are required to offer their resignation upon a change in their principal occupation;

•
directors should function consistent with the highest level of professional ethics and integrity; and

•
to effectively discharge their oversight duties, directors have full and free access to our officers and employees.

FINANCIAL CODE OF ETHICS AND BUSINESS CONDUCT GUIDELINES
The Board has adopted a Financial Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer or Controller. Among other matters, this code is designed to promote:
•
honest and ethical conduct;

•
avoidance of conflicts of interest;

•
full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

•
compliance with applicable governmental laws and regulations and stock exchange rules;

•
prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•
accountability for adherence to the code.

In addition, the Board has adopted an integrated set of Business Conduct Guidelines. The Board requires all directors, officers and employees to adhere to these guidelines when addressing the legal and ethical issues encountered in conducting their work. The Financial Code of Ethics and Business Conduct Guidelines are available on our website at www.huntsman.com. We will also furnish copies of the Financial Code of Ethics and Business Conduct Guidelines free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com. We intend to disclose any amendments to, or waivers from, either the Financial Code of Ethics or the Business Conduct Guidelines on our website.

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PART 3
COMPENSATION DISCUSSION AND ANALYSIS

WE ASK THAT YOU VOTE TO APPROVE OUR SAY-ON-PAY PROPOSAL

At our 2026 Annual Meeting, our stockholders will again have the opportunity to cast an advisory say-on-pay vote on the compensation paid to our NEOs. We ask that you vote to approve executive officer compensation. Please see “Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation.” In accordance with the preference expressed by our stockholders at the 2023 annual meeting, we will continue to hold these advisory votes on executive compensation annually.

This Compensation Discussion and Analysis, or CD&A, provides information regarding how we paid the following named executive officers, or our NEOs, for 2025:
Name	Title
Peter R. Huntsman	Chairman of the Board, President and Chief Executive Officer, also referred to as our “CEO”

Philip M. Lister	Executive Vice President and Chief Financial Officer

Anthony P. Hankins(1)	Former Division President, Polyurethanes and CEO—Asia Pacific

R. Wade Rogers	Senior Vice President, Global Human Resources and Chief Compliance Officer

Scott J. Wright	Division President, Advanced Materials

(1)
Mr. Hankins retired from the Company effective December 31, 2025.

EXECUTIVE SUMMARY
The Compensation Committee believes that the design of our executive compensation program achieves its primary objective of aligning the financial interests of our NEOs with the creation of long-term stockholder value, as reflected by the pay outcomes in 2025.
The remainder of this CD&A provides additional information about the performance-based design of our executive compensation program, and how the Compensation Committee makes decisions to achieve our program objectives.

Company Performance Highlights

In 2025, our Company continued to experience weak global markets seen throughout the chemical industry. Within this environment, we delivered strong cash generation in addition to solid performance on key financial, strategic, innovation and environmental, health and safety initiatives. Points of emphasis include:
•
Return to Shareholders:   Returned approximately $146 million to stockholders through dividends and took action to reset the dividend to 35 cents per share annually to preserve financial flexibility and protect our balance sheet through the prolonged industry-wide trough

•
Financial:   Delivered strong cash performance, generating approximately $298 million of cash flow from operations and $125 million of free cash flow(1); delivered on cost realignment and restructuring initiatives, achieving approximately $100 million of annualized run rate savings by year-end 2025; reduced our working capital cash conversion cycle and managed capital expenditures prudently given the economic environment

•
Strategic:   Continued focus on portfolio and as part of our cost realignment activities progressed the closure of seven facilities in our worldwide network with the majority of closures in Europe; received the final payout of $41 million by completing the separation of our Shanghai Lianhang Isocyanate Company joint venture in China; continued to expand our global business services centers (GBS) in Southeast Asia, Latin America and Eastern Europe, with approximately 650 associates working at these sites at the end of 2025

•
Safety Performance:   Continued improvement since 2019 in our target metrics in personal safety and process safety; launched a global campaign to reaffirm our goal of attaining a “Zero Harm” environment, protecting our people, planet and processes from harm

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•
Innovation:   Successful collaboration with our customers to develop next generation products in the automotive and semiconductor industries

•
Sustainability:   Published our 2024 sustainability report which includes limited assurance regarding our greenhouse gas emissions and water usage

•
Planet and People:   Continued to invest in and give back to our communities globally, including by donating to and volunteering at local charities providing essential relief and awarding university and trade school scholarships to promising high school students in underprivileged communities

2025 Compensation Design Objectives

Key design elements of the pay structure approved by the Compensation Committee for 2025 included:
•
Align Pay with Performance

•
Align NEO Interests with Stockholder Interests

•
Support a Competitive Compensation Structure

•
Encourage Long-Term Focus

•
Discourage Excessive Risk Taking

Compensation Structure And Design

The primary objective of our executive compensation program is to align the financial interests of our NEOs with the creation of long-term stockholder value. Key features of the program include:
•
Alignment of Pay to Share Price Performance:   Annual and long-term incentive plans designed to link executives’ pay with Company strategies and share price performance

•
Benchmarking:   Robust compensation benchmarking against a peer group of companies we compete against for talent

•
Significant Portion of Pay at Risk:   A significant portion of our NEO’s total compensation is “at risk” by being tied to specific and measurable performance objectives and the performance of our stock price

•
Governance Practices:   Comprehensive policies and practices intended to create a sound compensation governance process and support well-informed decision-making

2025 Realized Pay Aligns With Performance

The Compensation Committee, with the assistance of Meridian, its independent compensation consultant, designed a compensation structure focused on balancing long-term and short-term compensation in line with our pay-for-performance philosophy taking into account the prolonged and deep trough experienced throughout the chemical industry. The Compensation Committee believes the compensation results for 2025 demonstrate the effectiveness of the design in achieving these objectives. This is reflected in the payout levels of our annual and long-term incentive plans:
•
Cash Performance Awards:   Payout of the 2025 annual cash performance awards for our CEO and other executive officers was 70.6% of target due in large part to better than targeted free cash flow, which accounted for 40% of the cash performance incentive plan, and achieving other strategic and operational metrics which accounted for 20% of the cash performance incentive plan, with zero payout for adjusted EBITDA(2), which was below target.

•
Performance Share Unit Awards:   No payout was earned for the 2023-2025 performance share unit awards, reflecting our TSR under performance relative to peers.(3)

•
CEO Realizable Pay:   A strong correlation exists between the realizable value of our CEO’s compensation awarded in the last three years and our cumulative total shareholder return. In 2025, our CEO’s realized compensation was $5 million compared to target compensation of $13.1 million.

(1)
Free cash flow is a non-GAAP financial measure. For purposes of compensation determinations, free cash flow is calculated as operating cash from continuing operations less capital expenditures from continuing operations. See Appendix A for additional information regarding free cash flow and a reconciliation to operating cash from continuing operations.

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(2)
Adjusted EBITDA is a non-GAAP financial measure. See Appendix A for additional information regarding adjusted EBITDA and a reconciliation to net income.

(3)
For additional discussion of our three-year cumulative TSR achievement and our 2023 Performance Peers, see “Compensation Discussion and Analysis-2025 Executive Compensation Decisions-Long-Term Equity Compensation-Payout of 2023 Performance Share Unit Awards.”

Our Response To Stockholder Feedback

We continuously engage with our stockholders and are always available to discuss topics relevant to our compensation practices. As a result, we have made numerous changes to our practices over the years. In doing so, the Compensation Committee has consistently implemented improvements that further align incentive-based payouts with the creation of stockholder value.
At our 2025 annual meeting, the say-on-pay proposal received the support of approximately 96% of the stockholders casting their votes. Approximately 85% and 97% of the shares voted at our 2024 and 2023 annual meetings, respectively, were voted in favor of the advisory say-on-pay proposal. Looking forward and back, the Compensation Committee carefully considers the say-on-pay results and the stockholder feedback we received in determining executive compensation.
COMPENSATION PROGRAM HIGHLIGHTS

Vast Majority Of 2025 NEO Pay Remains At Risk(1)

Our executive compensation program is designed to ensure that a significant portion of each officer’s total target direct compensation is performance-based. As the charts below illustrate, for 2025, approximately 90% of the CEO’s total target direct compensation was at risk and tied to annual performance against established goals and/or the performance of our stock. Comparably, approximately 72% of total target direct compensation in 2025 of our other NEOs on average was at risk.(2)
(1)
NEO pay refers to “total target direct compensation” which consists of (i) annual base salary, (ii) the target annual cash performance award opportunity for 2025, and (iii) the aggregate grant date fair value of long-term equity incentive awards granted in 2025. The amounts realized by our NEOs with respect to the annual cash performance awards and long-term equity incentive awards granted in 2025 depend, as applicable, on the level of attainment of the relevant performance goals and the value of our common stock when the awards vest.

(2)
We consider compensation to be “at risk” if it is subject to performance-based payment vesting conditions or if its value depends on actual stock price performance or returns relative to peers.

(3)
Mr. Anthony P. Hankins did not receive an equity award in 2025 and his compensation has thus been excluded. Mr. Hankins retired from the Company effective December 31, 2025.

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REALIZABLE PAY ANALYSIS

Analyses of realizable pay provides the Compensation Committee with a tool to validate the alignment of our NEOs’ compensation with the creation of stockholder value. Realizable pay reflects the earned value of annual cash performance awards and the tangible incentive value of equity awards based on changes in market value. When determining the annual equity grants to our NEOs in February of each year, the Compensation Committee believes it is important to take into account not only the grant date values reported in our Summary Compensation Table, but also to consider the effect of the year-end value of our stock on those awards over time. This analysis is intended as a supplement to the “Pay versus Performance” section beginning on page 64 of this Proxy Statement.
The chart below demonstrates strong alignment of our CEO’s realizable compensation with Company performance for each of 2023, 2024, and 2025.

2023
(TSR = -53.5%)
2024
(TSR = -52.9%)
2025
(TSR = -39.9%)
CEO Aggregate Realizable Pay
$15,000
$10,000
$5,000
$0
$13,000
$5,928
$3,952
$1,820
$1,300
-77.5%
$2,831
$1,281
$250
$1,400
$13,000
$5,928
$3,952
$1,820
$1,300
-77.3%
$2,951
$1,651
$1,300
$13,109
$5,928
$3,952
$1,884
$1,346
-61.9%
$4,991
$2,327
$1,330
$1,334
Target Comp.
Realizable Comp.
Target Comp.
Realizable Comp.
Target Comp.
Realizable Comp.
Base Salary
Bonus
Restricted Stock
Performance Awards

“Target Compensation” for each year is defined as the sum of the target compensation opportunity including: (1) base salary, (2) annual cash performance award at target, and (3) the grant date value of equity incentive awards, as approved annually by the Compensation Committee.
“Realizable pay” for each year is defined as the sum of: (1) base salary, (2) annual cash performance award payout, and (3) the value of equity incentive awards granted in that year (i.e., performance share units and restricted stock) calculated using our stock price, in all cases, as of December 31, 2025.
“Cumulative TSR” above is measured using the closing stock price at the beginning and end of the performance period and slightly differs from the cumulative TSR value we use to determine PSU payouts since such calculation is measured using a 20-trading day stock price average at the beginning and end of the performance period to smooth out volatility.

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OBJECTIVES OF HUNTSMAN’S EXECUTIVE COMPENSATION PROGRAM FOR 2025
The primary objective of our executive compensation program is to align the financial interests of our NEOs with the creation of sustainable stockholder value. In support of this objective, our executive compensation program is designed to: (i) align pay with performance; (ii) align our NEOs’ interests with those of our long-term stockholders; (iii) attract, motivate and retain executives critical to our long-term success by providing a competitive compensation structure; (iv) encourage long-term focus; and (v) discourage excessive risk-taking. The chart below indicates the key features of our executive compensation program and how they align with our objectives.
Compensation Feature	Align Pay With Performance	Align NEOs’ and Stockholders’ Interests	Support a Competitive Compensation Structure	Encourage Long-Term Focus	Discourage Excessive Risk-Taking
Salary
Annual Cash Performance Award
Performance Share Units
Restricted Stock Award
Perquisites, Health & Retirement Benefits and Severance Arrangements
Compensation-related policies:
• Clawback Policy
• Stock Ownership Guidelines
• Insider Trading Policy
ELEMENTS OF HUNTSMAN’S EXECUTIVE COMPENSATION PROGRAM FOR 2025
Additional information about our executive compensation program is provided below, along with a discussion of how various compensation elements align with our compensation objectives.

TOTAL DIRECT COMPENSATION

We provide our executive officers with a mix of pay that reflects our belief that executive compensation should be tied to an appropriate balance of both short- and long-term performance. The Compensation Committee strives to align the relative proportion of each element of total direct compensation with the competitive market and the Company’s objectives, as well as to preserve the flexibility to respond to the continually changing global environment in which we operate.
While the Compensation Committee reviews the competitiveness of each NEO’s total target direct compensation, it does not target specific percentiles among peer companies when setting compensation levels. Rather, the Compensation Committee considers peer group data among several other factors in setting pay levels. Other factors include each executive’s individual performance, level of responsibility, knowledge, tenure, and experience, as well as internal pay equity among executives with similar experience and job responsibilities.
Generally, as employees move to higher levels of responsibility with greater ability to influence financial results, the percentage of performance-based pay increases.

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The total target direct compensation levels for our NEOs in 2025 were comprised of the following elements.
Compensation Element		Description and Purpose of the Element
Annual Cash Compensation	Base Salary	Reflective of the NEO’s responsibilities, tenure, job performance, special circumstances (such as international assignments) and the market for the NEO’s services.
Annual Cash Performance Award
Cash performance awards are earned based on Company performance measured over our fiscal year against preset goals and strategic initiatives. For 2025, 100% of our annual cash performance awards were linked to the achievement of preset free cash flow targets, pre-determined strategic and operational metrics, and adjusted EBITDA.

Long-Term Equity-Based Compensation	Performance Share Units
Performance share unit awards are earned based on Company performance measured over three fiscal years against preset goals related to relative TSR.
For 2025, performance share unit awards represented 60% of equity-based compensation for each of our NEOs.

Restricted Stock
Restricted stock awards are ratably earned over a three-year service period, with the realizable value tied to the value of our common stock at the time of vesting. Three-year ratable vesting provides both retention value as well as a long-term focus.
For 2025, restricted stock awards represented 40% of equity-based compensation for each of our NEOs.

A detailed discussion of 2025 total target direct compensation of our NEOs and graphical illustrations of the proportionate amount of performance-based compensation, is set forth below in “2025 Executive Compensation Decisions.”

OTHER ELEMENTS Of COMPENSATION

In addition to the elements of total target direct compensation described above, our executive compensation program includes other elements of compensation that are designed primarily to attract, motivate, and retain executives critical to our long-term success and to provide a competitive compensation structure overall.
Element	Description and Purpose of the Element
Health and Welfare Benefits
We provide our NEOs with health and welfare benefits on the same basis as all employees. These benefits are comparable to those provided to employees and executives at other companies in the chemical industry and the general market.

Retirement and Savings Plans	We provide our NEOs with retirement and savings plan benefits that are comparable to those provided to employees and executives at other companies in the chemical industry and the general market.(1)
Perquisites	We provide our NEOs with limited perquisites that help enable the execution of their duties and are comparable to those provided at other companies in the chemical industry and the general market.(2)
Severance Arrangements/Change in Control Benefits
Our NEOs other than Mr. Huntsman are entitled to payments and benefits upon certain severance events through the Huntsman Executive Severance Plan (the “Executive Severance Plan”). Mr. Huntsman has a separate severance arrangement.
These arrangements are designed to provide protection to our executive officers who are primarily tasked with the management of our overall operations and business strategy and are necessary to attract and retain executive talent for our business. We believe these arrangements are consistent with competitive market practices.(3)

(1)
For an explanation of the major features of our retirement and savings plans, see “Executive Compensation—Pension Benefits in 2025” and “—Nonqualified Deferred Compensation in 2025.”

(2)
For a description of these perquisites and the amounts paid to our NEOs in 2025, see “Executive Compensation—2025 Summary Compensation Table” and “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

(3)
For a description of these arrangements, see “Executive Compensation—Potential Payments upon Termination or Change-in-Control.”

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2025 EXECUTIVE COMPENSATION DECISIONS
Our executive compensation program is designed such that a significant portion of each officer’s total target direct compensation is performance-based. The Compensation Committee’s decisions regarding the mix of pay reflects the Committee’s and the Board’s compensation philosophy, market reference data provided by Meridian, and each officer’s role in achieving our strategic objectives.

2025 BASE SALARY CHANGES

The Compensation Committee reviews the base salaries of our NEOs annually to determine whether adjustments are necessary or appropriate. The Compensation Committee determined that Messrs. Huntsman, Lister, Rogers and Wright would receive a modest increase to their base salary rate consistent with the average merit salary adjustments provided to our employee population generally.
Executive Officer	2024(1)	2025(1)	% Increase
Peter R. Huntsman	$1,300,000	$1,345,500	3.5%

Philip M. Lister	$715,000	$743,600	4.0%

Anthony P. Hankins(2)	$1,105,087	$1,105,087	0.0%

R. Wade Rogers	$552,595	$574,200	3.9%

Scott J. Wright	$587,100	$610,100	3.9%

(1)
Changes in base salary rate are effective as of April 1 of the applicable year.

(2)
Mr. Hankins retired from the Company effective December 31, 2025.

2025 ANNUAL CASH PERFORMANCE AWARD

Our annual cash performance awards are designed to reward our NEOs for achievement of annual performance goals set by the Compensation Committee.
2025 Award Pool.   Each year, the Compensation Committee establishes an award pool, which provides a mechanism to fund the annual cash performance awards. Under the formula used to establish the award pool, the maximum amount that could be paid to our executive officers covered by the award pool (including our NEOs) was 2% of adjusted EBITDA. Individual award amounts were limited to an allocated portion of the award pool for each covered officer. The Compensation Committee retains discretion to make awards to our executive officers that are less than their individual allocation. Actual awards paid to our NEOs under the 2025 award pool were based on the achievement of financial and strategic performance objectives discussed below.
2025 Performance Measures and Goals.   The determination of the NEO’s individual annual incentive awards is based on actual performance relative to specific financial and strategic performance measures, subject to the award pool limitation described above. The performance measures are selected because of their importance to our operations and contribution to the creation of stockholder value.

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The following table provides additional detail regarding the performance measures selected for the 2025 annual cash performance awards.
Performance Measure	What It Is	Why We Believe It Is Important
Adjusted EBITDA	An indicator of general economic performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, or levels of depreciation and amortization	Measure by which our stockholders measure our financial performance, thus aligning the interests of management with those of our long-term stockholders
Free cash flow	Operating cash from continuing operations less capital expenditures from continuing operations	Measure of the financial performance of our Company with a significant impact on our strategic planning, liquidity and the ability to reduce our leverage through cash repayments on outstanding debt
Strategic and Operational Initiatives	An array of quantitative and qualitative metrics on which the Compensation Committee and the Board can evaluate the performance of management and determine an appropriate reward
Near-term measures focusing management on specific value creation initiatives such as cost management, cash generation and working capital management, execution of organic growth investments, innovation on product offerings, and other strategic initiatives. Also, measures achievement of environmental performance and injury reduction objectives

The Compensation Committee established threshold, target, and maximum performance goals for each of the following performance measures relevant to our NEOs (dollars in millions):
Performance Measure	Threshold	Target	Maximum
Adjusted EBITDA	$400	$482	$578

Free cash flow	$60	$115	$170

Strategic and Operational Initiatives	0%	100%	250%
Targets are set at levels that require significant effort to achieve given the anticipated economic and industry environment. For 2025, the target levels for each of Adjusted EBITDA and Free Cash Flow were set above the corresponding 2024 performance. For each performance measure, achievement below the threshold goal results in no payout, payout for achievement at the target goal results in a payout of 100% of target, and achievement of the maximum goal results in a payout of 250% of target. Payouts for achievement between goal levels are calculated using linear interpolation. The annual cash performance award program is subject to Compensation Committee and board oversight and discretion to adjust awards on an individual or collective basis.
2025 Annual Cash Performance Award Design.   The Compensation Committee establishes target annual cash performance award amounts for the NEOs set as a percentage of their base salaries. The following table summarizes the target bonus percentage and the potential payout range for each NEO.
Executive Officer	Target % of Base Salary	Payout Range of Target
Peter R. Huntsman	140%	0% – 250%

Philip M. Lister	80%	0% – 250%

Anthony P. Hankins	80%	0% – 250%

R. Wade Rogers	70%	0% – 250%

Scott J. Wright	70%	0% – 250%

The individual bonus targets and payout ranges were set to generally align with competitive levels relative to comparable executive positions at our Proxy Peers (as defined below) and other chemical and general industrial companies. Actual payouts of individual annual cash performance awards depend upon both Company performance and individual contributions to our success.

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2025 Performance.   The table below summarizes our 2025 target performance goals, actual performance, performance as a percentage of targets, performance score and earned outcomes as a percentage of each NEOs target bonus (all dollar amounts are in millions):
Performance Criteria	Weighting	2025 Target Performance	2025 Actual Performance	% of Target	Performance Score
Adjusted EBITDA	40%	$482	$275	0%	0%

Free cash flow	40%	$115	$124.7	126.5%	50.6%

Strategic & Operational	20%	100%	100%	100%	20%

Overall Performance Score (% of Target Award Achieved)					70.6%

Performance in strategic and operational initiatives included, among others, the following:
•
Completed key organic growth projects and innovation programs;

•
Delivered approximately $100 million of annualized run rate savings from the near completion of our cost realignment program;

•
Improved cash conversion cycle by 10%, through our cash management program;

•
Successfully renegotiated and increased our US securitization facility and maintained net debt at similar levels at the end of 2025 compared to the end of 2024, despite the deterioration in the chemical industry operating environment; and

•
EH&S performance was measured against preset goals and was substantially in line with target performance.

The overall performance score reflects the weighted average results of our performance relative to the goals set for each performance measure, as described above. The CEO presents the Compensation Committee with recommendations for the annual cash performance awards for each of the other executive officers, including the other NEOs. The Compensation Committee reviews the CEO’s recommendations, as well as the CEO’s performance, and makes such adjustments as it deems appropriate in its determination of the award payouts.
Based on our performance results discussed above, the cash performance award was calculated according to the achievement for each separate performance measure.
Each NEO’s 2025 annual cash performance award was determined in accordance with the following formula:
Executive Officer	Target Award Amounts	% of Target Award Approved	Approved Amount of Cash Performance Award
Peter R. Huntsman	$1,883,700	70.6%	$1,329,561

Philip M. Lister	$594,880	70.6%	$419,881

Anthony P. Hankins	$884,070	70.6%	$623,998

R. Wade Rogers	$401,940	70.6%	$283,699

Scott J. Wright	$427,070	70.6%	$301,436

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LONG-TERM EQUITY COMPENSATION

For 2025, the Compensation Committee approved the grant of 1) performance share units that would vest based on Huntsman’s relative TSR performance; and 2) time-based restricted stock.
Equity Award Mix.   For 2025, the Compensation Committee approved an award mix of 60% of total target award value delivered in performance share units and 40% of total target award value delivered in restricted stock. The Committee believes the emphasis on three-year relative TSR performance aligns our NEOs’ interests with our stockholders.
The Compensation Committee targeted long-term equity compensation awards for the NEOs at levels intended to competitively position the total target direct compensation of the executive officers and to reflect the individual roles and contributions of our NEOs. The target award amounts were converted to a number of shares based on the stock price on the date of the respective award grants. The 2025 long-term equity incentive awards approved for the NEOs were as follows:
Executive Officer	Target Performance Share Units	Restricted Stock	Total Target Award Value
Peter R. Huntsman	349,117	232,744	$9,880,000

Philip M. Lister	61,837	41,225	$1,750,000

Anthony P. Hankins(1)	—	—	—

R. Wade Rogers	35,336	23,557	$1,000,000

Scott J. Wright	31,802	21,201	$900,000

(1)
Mr. Hankins did not receive a long-term equity incentive award in 2025. Mr. Hankins retired from the Company effective December 31, 2025.

Performance-Based Awards Granted in 2025.   The relative TSR performance share units granted in 2025 will vest or lapse on December 31, 2027, depending on the achievement of relative TSR performance during the performance period from January 1, 2025 to December 31, 2027, subject to the executive’s continued service. To ensure better alignment of payouts with stockholder value created, in cases where absolute TSR is negative at the end of the performance period, any payout would be capped at the target number of performance share units even if relative TSR performance would have resulted in a payout above target. The Compensation Committee believes relative TSR is an appropriate long-term performance metric for the performance share units because it promotes stockholder alignment and is a prevalent metric used by our peer companies.
The Company peer group used to determine relative TSR performance (the “2025 Performance Peers”) represents industry-specific public companies. Although there is some overlap between the two groups, the 2025 Performance Peers, as further described below, differ from our Proxy Peers in that our 2025 Performance Peers are companies whose valuations are influenced by similar financial and economic factors and we compete against these companies for market share and investor capital.
The 2025 Performance Peers, which we developed with guidance from Meridian, were as follows:
• Ashland Global Holdings Inc.	• Dow Inc.	• Lanxess AG
• BASF Corp.	• Eastman Chemical Company	• Olin Corporation
• Celanese Corporation	• Evonik Industries AG	• The Chemours Company
• Clariant AG	• H.B. Fuller Company	• Westlake Chemical
The 2025 Performance Peers reflect certain changes from the 2024 Performance Peers. Specifically, Covestro AG (due to its pending acquisition) and Trinseo S.A. (due to its distressed financial position) were removed and replaced with The Chemours Company and Olin Corporation.
For each 2025 Performance Peer, TSR is measured using a 20-trading day stock price average at the beginning and end of the performance period to smooth out volatility. Determination of payouts, if any, will be made based on our TSR percentile performance relative to the 2025 Performance Peers at the end of the performance period. The maximum number of performance share units that may be earned is 250% of the target number of shares granted if our TSR performance ranks in the 90th percentile of the 2025 Performance Peers. If our TSR performance ranks below the 25th percentile of the 2025 Performance Peers, then no performance share units vest. Median performance at 50th percentile results in payout at target.
Earned performance share unit awards are settled in stock upon vesting and any dividends paid with respect to the underlying shares are accumulated and paid when and to the extent the award vests and is earned, either in cash or additional shares at the Compensation Committee’s election.

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Additional details regarding these 2025 grants are provided under “Executive Compensation—Grants of Plan-Based Awards in 2025” below.
Time-Based Awards Granted in 2025.   The restricted stock granted in 2025 are subject to a three-year ratable annual vesting schedule that requires service for a continuous three-year period to become fully vested.
Payout of 2023 Performance Share Unit Awards.   Payouts for the 2023-2025 performance share unit cycle were based on our relative TSR results for the three-year period ended December 31, 2025. Payouts could range from 0% to 200% of target based on the Company’s TSR ranking relative to the 11 companies in the performance peer group established upon the grant date in 2023. The “2023 Performance Peers” were as follows:
• Ashland Global Holdings Inc.	• Dow Inc.	• Lanxess AG
• BASF Corp.	• Eastman Chemical Company	• Trinseo S.A.
• Celanese Corporation	• Evonik Industries AG	• Westlake Chemical
• Clariant AG	• H.B. Fuller Company
During the performance period, Covestro AG announced it would be acquired by ADNOC and was removed from the peer group as a result.
Based on the award parameters, the Company’s TSR of -53.1% for the three-year period ended December 31, 2025 ranked at the 18th percentile among the 2023 Performance Peers, resulting in no final payout of the number of performance share units originally awarded.
Executive Officer	Number of Performance Shares Granted at Target	Number of Performance Shares Earned at Vesting
Peter R. Huntsman	192,156	0

Philip M. Lister	29,173	0

Anthony P. Hankins	38,898	0

R. Wade Rogers	20,480	0

Scott J. Wright	15,559	0
HOW WE DETERMINE EXECUTIVE COMPENSATION
As directed by the Compensation Committee, our CEO and our Senior Vice President and head of Global Human Resources coordinates the annual review of the executive compensation program. This review includes an evaluation of our performance, corporate goals and objectives relevant to compensation, and compensation payable under various circumstances, including upon retirement or a change of control. In making its decisions regarding each NEO’s compensation, the Compensation Committee considers the nature and scope of all elements of an executive’s total compensation package, the executive’s responsibilities and his or her effectiveness in supporting our key strategic, operational and financial goals. This review includes an evaluation of each NEO’s historical pay and career development, individual and corporate performance, and competitive practices and trends.

Roles Of The Compensation Committee, Executive Management And The Compensation Consultant

The Compensation Committee, the Committee’s independent compensation consultant, Meridian, and executive management each play a key role in the Compensation Committee’s annual review, evaluation and approval of our executive compensation programs.

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Compensation Committee
•
Articulates our compensation philosophy, establishes our executive compensation program, and implements policies and plans covering our executive officers.

•
Reviews, evaluates, and approves the compensation structure and level for all our executive officers.

•
Reviews each element of compensation annually for our CEO and makes recommendations for approval to the independent members of the Board (including those members who serve on the Compensation Committee).

•
Evaluates the CEO performance with respect to stated objectives for the prior year.

•
Evaluates each executive officer’s performance, including thorough reports from other members of executive management other than with respect to our CEO and may apply discretion in determining individual compensation decisions.

Executive Management
•
Our CEO articulates our strategic direction and works with the Compensation Committee to identify and set appropriate targets for executive officers (other than himself).

•
Our CEO is assisted by our Senior Vice President and head of Global Human Resources who provides advice on the design and development of our compensation programs, the interpretation of compensation data and the effects of adjustments, and modifications to our compensation programs.

•
Our CEO and the Senior Vice President and head of Global Human Resources make recommendations to the Compensation Committee regarding each element of compensation for each of our NEOs (other than the CEO).

•
Our CEO also provides the Compensation Committee with his evaluation with respect to each NEO’s performance (other than his own performance) during the prior year.

•
Our finance and legal departments also assist our CEO and the Senior Vice President and Global Human Resources by advising on legal and financial considerations relevant to these programs.

Compensation Consultant (Meridian)
•
Advises the Compensation Committee in its oversight role, supports the Compensation Committee’s interaction with executive management in the executive compensation design process, and provides independent compensation data and analysis to facilitate the annual review of our compensation programs.

•
At the direction of the Compensation Committee, evaluates levels of executive officer and director compensation as compared to general market compensation data and peer data as discussed below.

•
Evaluates proposed compensation programs or changes to existing programs, provides information on current executive compensation trends, and updates the Compensation Committee on applicable legislative, technical and governance matters.

CONSIDERATION Of PEER COMPENSATION

To assist in its determination of the 2025 target total direct compensation levels for our executive officers, the Compensation Committee directed Meridian to undertake a compensation benchmarking review for each element of compensation, as well as information regarding incentive plan designs and pay practices for executives in similar positions among a selected peer group of companies (the “Proxy Peers”). Information in the compensation peer review served as a reference in the Compensation Committee’s overall assessment of the competitiveness of our executive compensation program. Criteria used to select the Proxy Peers include financial measures (i.e., revenue, market capitalization, enterprise value and assets) and the industry segment in which we operate.

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For the compensation benchmarking review that informed the 2025 compensation decisions, the Compensation Committee determined that certain changes were required to the Proxy Peer group to better position our Company in terms of key measures of size. Specifically, LyondellBasell Industries, Sherwin-Williams and Ecolab were removed due to revenue and market capitalization being significantly greater than ours. Further, Cabot Corporation and H.B. Fuller Company were added, as they are better aligned with our revenue and market capitalization. Following these changes, the 2025 Proxy Peers consisted of the following 19 companies:
• Air Products & Chemicals Inc.	• Eastman Chemical Company	• RPM International Inc.
• Avery Dennison Corporation	• FMC Corporation	• Scotts Miracle-Gro Company
• Avient Corporation	• H.B. Fuller Company	• Sealed Air Corporation
• Axalta Coating Systems Ltd.	• Olin Corporation	• The Chemours Company
• Cabot Corporation	• PPG Industries Inc.	• The Mosaic Company
• Celanese Corporation	• Packaging Corporation of America	• Westlake Chemical Corporation
• CF Industries Holdings, Inc.
As a supplement to competitive market data from the Proxy Peers, and to assess data for positions in which pay information is not publicly disclosed, the Compensation Committee also considered competitive market data across a broader group of chemical and general industrial companies. These data points were provided by the Equilar Executive Compensation Survey and were included in the compensation peer review. The Compensation Committee considers competitive ranges among our Proxy Peers and the broader industry groups and does not use the data to target specific percentiles within these groups.
The Compensation Committee believes the combination of these perspectives and points of reference offers an appropriate basis for assessing the competitiveness of the compensation for our NEOs.

INDEPENDENCE Of COMPENSATION ADVISER

Since 2011, the Compensation Committee has retained Meridian as its compensation consultant. Meridian is an independent compensation consulting firm and does not provide any services to us outside of matters pertaining to executive officer and director compensation and related governance matters. Meridian reports directly to the Compensation Committee, which is solely responsible for determining the scope of services performed by Meridian and the directions given to Meridian regarding the performance of such services. Meridian attends Compensation Committee meetings as requested by the Compensation Committee.
The Compensation Committee determined that the services provided by Meridian to the Compensation Committee during 2025 did not give rise to any conflicts of interest. The Compensation Committee made this determination by assessing the independence of Meridian under the six independence factors adopted by the SEC and incorporated into the NYSE Corporate Governance Listing Standards. Further, in making this assessment, the Compensation Committee considered Meridian’s written correspondence to the Compensation Committee that affirmed the independence of Meridian and the partners, consultants and employees who provide services to the Compensation Committee on executive and director compensation matters.
COMPENSATION POLICIES AND PRACTICES

STOCK OWNERSHIP GUIDELINES

The Board has adopted Director and Executive Stock Ownership Guidelines (the “Guidelines”) to more closely align the interests of our directors and executives with those of our long-term stockholders through all industry cycles and market conditions. The Guidelines require directors and executive officers to achieve and maintain ownership of our stock equal to six times base salary for the CEO, three times base salary for all other executive officers and three times the annual cash retainer for directors. The stock ownership requirement is based on the participant’s base salary or annual retainer (as applicable) and the closing stock price on July 15 of each calendar year.
During any year in which a director or executive does not meet the applicable ownership target, the director or executive is required to retain at least 50% of net shares delivered through the Company’s stock incentive plans (“net shares” means the shares remaining after deducting shares sold or shares netted for the payment of taxes and, in the case of stock options, after deducting shares for payment of the exercise price of stock options). Shares acquired by a participant prior to becoming subject to the Guidelines are not subject to the retention restriction. There are exceptions to the retention requirement for estate planning, gifts to charity,

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education and a participant’s primary residence. In addition, hardship exemptions may be made in rare instances. A copy of the Guidelines is available on our website at www.huntsman.com.
As of July 15, 2025, all of our directors and NEOs have either met these guidelines or are progressing toward meeting the guidelines within a reasonable period of time. The following table provides the minimum stock ownership level for each NEO, and the percentage of the ownership guideline achieved by the executive officer as of July 15, 2025:
Executive Officer	Ownership	Share Ownership Target	% of Guideline Achieved
Peter R. Huntsman	6x	729,900	>100%

Philip M. Lister	3x	201,700	80%

Anthony P. Hankins	3x	299,800	>100%

R. Wade Rogers	3x	155,800	>100%

Scott J. Wright	3x	165,500	97%

CLAWBACK POLICY

In 2023, we adopted the amended and restated Huntsman Corporation Clawback Policy, effective as of October 26, 2023 (the “Clawback Policy”), for compliance with the NYSE listing standards and Section 10D of the Exchange Act. The Clawback Policy applies to current or former Section 16 officers and only in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws; misconduct on the part of the executive is not required. Under the Clawback Policy, we are required to recover incentive-based compensation (as that term is defined in Section 10D of the Exchange Act) erroneously received within the three fiscal years preceding the date a restatement is determined to be required, subject to certain limited exceptions.

OPTION AWARDS

In response to Item 402(x)(1) of Regulation S-K, the Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.

INSIDER TRADING POLICY; POLICIES On HEDGING And PLEDGING

We have adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of our securities by directors, officers, and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the standards of the NYSE. It also is our Company’s policy to abide by applicable federal securities regulations and NYSE listing standards when engaging in any corporate repurchase or sale of Company securities.
Our Insider Trading Policy prohibits all transactions designed to hedge or offset decreases in the market value of our equity securities and engaging in short-term speculative transactions in our securities. The policy also prohibits short sales or transactions in options (such as puts and calls) or any other derivative securities on a securities exchange, in any other organized market or in a private transaction. As of the date of this Proxy Statement, none of our directors or executive officers has engaged in any hedging transactions.
While we do not prohibit pledging shares, persons subject to our Insider Trading Policy are required to exercise caution when holding securities in a margin account where such securities could be pledged as collateral. A copy of the Insider Trading Policy was included as an exhibit in our 2025 Form 10-K.

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Compensation Policies And Practices As They Relate To Risk Management

The Compensation Committee believes that our compensation programs are appropriately designed to provide a level of incentives that does not encourage our executive officers and employees to take unnecessary risks in managing their respective business divisions or functions and in carrying out their employment responsibilities. Specifically:
•
a substantial portion of our executive officers’ compensation is performance-based, consistent with our approach to executive compensation;

•
our annual cash performance award program is designed to reward annual financial and/or strategic performance in areas considered critical to our short- and long-term success and features a cap on the maximum amount that can be earned in any single year;

•
we measure performance in many areas other than Company profit, such as EHS goals, cost saving initiatives and corporate compliance, to determine an executive’s annual cash performance award;

•
our long-term equity incentive awards are intended to be aligned with long-term stockholder interests through their link to our stock price, TSR and multi-year ratable vesting schedules;

•
our executive stock ownership guidelines are intended to provide a long-term focus by requiring our executives to personally hold significant levels of our stock; and

•
we maintain the Clawback Policy, which is intended to discourage risk-taking that focuses excessively on short-term financial performance.

The Compensation Committee believes that the various elements of our executive compensation program sufficiently incentivize our executives to act based on the sustained long-term growth and performance of our Company.
ACCOUNTING AND TAX TREATMENT OF THE ELEMENTS OF COMPENSATION
The financial reporting and income tax consequences to us of individual compensation elements are important considerations for the Compensation Committee, which takes into account, among other considerations, Internal Revenue Code Section 162(m) limitations on the deductibility of compensation in excess of $1 million paid to certain covered individuals, including each of our NEOs, in any calendar year.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed Huntsman Corporation’s Compensation Discussion and Analysis for the fiscal year ended December 31, 2025 as set forth above with Huntsman management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION COMMITTEE,
Sonia Dulá, Chair
Curtis E. Espeland
José Muñoz
David B. Sewell

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PART 4
EXECUTIVE COMPENSATION

2025 SUMMARY COMPENSATION TABLE
The following table details compensation earned in the years ended December 31, 2025, 2024 and 2023 by our NEOs. Our compensation policies are discussed in “Compensation Discussion and Analysis” above.
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Peter R. Huntsman Chairman, President and Chief Executive Officer	2025	$1,334,125	—	$10,513,393	$1,329,561	$1,286,271	$201,273	$14,666,623
	2024	$1,300,000	—	$11,398,545	—	$1,646,469	$221,103	$14,566,117
	2023	$1,400,000	—	$12,268,520	$250,000	$3,322,662	$390,645	$17,631,827

Philip M. Lister Executive Vice President and Chief Financial Officer	2025	$736,450	—	$1,862,537	$419,881	$205,132	$189,111	$3,413,111
	2024	$698,750	—	$2,018,973	—	$153,552	$122,365	$2,993,640
	2023	$637,500	—	$1,862,609	$216,645	$234,602	$142,021	$3,093,377

Anthony P. Hankins(6) Former Division President, Polyurethanes and CEO—Asia Pacific	2025	$1,105,087	—	$—	$623,998	$1,144,582	$704,600	$3,578,267
	2024	$1,097,040	—	$2,307,393	—	—	$420,991	$3,825,424
	2023	$1,063,566	—	$2,483,508	$250,000	—	$522,962	$4,320,036

R. Wade Rogers Senior Vice President, Global Human Resources and Chief Compliance Officer	2025	$568,799	—	$1,064,315	$283,699	$209,901	$76,409	$2,203,123
	2024	$548,571	—	$1,214,836	—	$303,804	$84,844	$2,152,055
	2023	$531,821	—	$1,307,569	$156,464	$395,253	$95,904	$2,487,011

Scott J. Wright Division President, Advanced Materials	2025	$604,350	—	$957,871	$301,436	$102,729	$37,795	$2,004,181

(1)
This column reflects the aggregate grant date fair value of awards of restricted stock and performance share units for each NEO computed in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures. For purposes of restricted stock awards, fair value is calculated using the closing price of our stock on the date of grant. For purposes of performance share unit awards, the amount shown reflects the full grant date fair value based on a Monte Carlo valuation and computed in accordance with FASB ASC Topic 718 based on probable achievement of the market conditions, which is consistent with the estimate of aggregate compensation to be recognized over the service period, excluding the effect of estimated forfeiture. The value of the performance share units at the grant date assuming that the highest level of performance conditions will be achieved is $16,408,508, $2,906,348, $1,660,792 and $1,494,694 for Messrs. Huntsman, Lister, Rogers, and Wright, respectively.

For information on the valuation assumptions regarding stock awards, refer to the notes to our financial statements in our annual report on Form 10-K for the applicable year ended December 31, 2025, 2024, or 2023, respectively, as filed with the SEC. These amounts reflect the fair value of the reported awards on the date of grant and may not correspond to the actual value that will be recognized by the NEOs.
(2)
This column reflects the annual cash performance awards that were earned for the years included. Amounts earned for a given year are paid during the first quarter of the following year. These awards are discussed in further detail under “Compensation Discussion and Analysis-2025 Executive Compensation Decisions-2025 Annual Cash Performance Award.”

(3)
This column reflects the aggregate amount of any change in pension value for the years included for each of the NEOs, to the extent any such aggregate change is positive. See “—Pension Benefits in 2025” for additional information regarding the 2025 amounts, including the present value assumptions used in this calculation. None of the NEOs had above market or preferential earnings on nonqualified deferred compensation during 2025. See “—Nonqualified Deferred Compensation in 2025” for additional information.

(4)
The methodology used to compute the cost of perquisites and other personal benefits for each individual NEO is based on the cost to our Company calculated in accordance with SEC rules. The table below details the components reported in the “All Other Compensation” column of the Summary Compensation Table for 2025.

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Amounts in the table were either paid directly by us or were reimbursed by us to the NEOs. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below for additional information about these amounts.
	Peter R. Huntsman(a)	Philip M. Lister(b)	Anthony P. Hankins(c)	R. Wade Rogers(d)	Scott J. Wright(e)
Personal Use of Auto	$13,517	$20,669	$4,419	$19,002	$13,376

Use of Company Aircraft(f)(g)	$82,558	$93,867	$—	—	—

Foreign Assignment Costs & Allowances	—	—	$287,671	—	—

Foreign Assignment Tax Gross-Up	—	—	$300,185	—	—

Company Contributions

401(k) Plan Match	$14,000	$14,000	$14,000	$14,000	$14,000

401(k) Plan Non-discretionary Contribution	$21,000	$21,000	$21,000	$21,000	—

Supplemental Savings Plan Match	$9,500	$15,458	$30,203	$8,752	$10,174

Supplemental Savings Plan Non-discretionary Contribution	$59,048	$23,187	$45,305	$13,128	—

Supplemental Savings Plan Tax Gross-Up	$1,650	$930	$1,817	$527	$245

Total	$201,273	$189,111	$704,600	$76,409	$37,795

(a)
Mr. Huntsman used 21.9 flight hours in 2025. Contributions to the Supplemental Savings Plan on Mr. Huntsman’s behalf are included in our Nonqualified Deferred Compensation Table below. In 2025, we incurred $1,650 to gross up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

(b)
Mr. Lister used 24.9 flight hours in 2025. Contributions to the Supplemental Savings Plan on Mr. Lister’s behalf are included in our Nonqualified Deferred Compensation Table below. In 2025, we incurred $930 to gross-up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

(c)
As a citizen of the U.K. with residence in the U.S., we incurred foreign assignment costs on Mr. Hankins’ behalf during 2025 that included $194,563 in housing allowances and costs and $93,109 for perquisites, including foreign assignment and car allowances. In addition, we incurred $300,185 in tax gross ups and equalization associated with Mr. Hankins’ foreign assignment. Contributions to the Supplemental Savings Plan on Mr. Hankins’ behalf are included in our Nonqualified Deferred Compensation Table below. In 2025, we incurred $1,817 to gross-up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

(d)
Contributions to the Supplemental Savings Plan on Mr. Rogers’ behalf are included in our Nonqualified Deferred Compensation Table below. In 2025, we incurred $527 to gross-up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

(e)
Contributions to the Supplemental Savings Plan on Mr. Wright’s behalf are included in our Nonqualified Deferred Compensation Table below. In 2025, we incurred $245 to gross-up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

(f)
From time to time, our executive officers may use our Company aircraft for commuting and other related purposes. We generally consider costs related to commuting use of our Company aircraft to be necessary business expenses for reasons of security, personal safety, and efficiency. However, SEC rules require that we include in the “Summary Compensation Table” the incremental cost to us of certain flights or portions of certain flights as a perquisite. Therefore, the amounts shown for Mr. Huntsman and Mr. Lister for use of our Company aircraft primarily reflect the aggregate incremental cost to our Company for: (i) elements of business or business-related flights and (ii) all personal flights taken for non-commuting, non-business purposes. All use of our Company aircraft by our NEOs in 2025 was consistent with our Aircraft Use Policy. See “—Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table—Aircraft Use Policy” for additional information.

(g)
The incremental cost to us of personal use of our Company aircraft includes costs related to fuel, maintenance, repairs, navigation, aircraft supplies, crew travel, catering, etc. Because our aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as the salaries and benefits of pilots and crew, amortization cost of aircraft, and depreciation. The reported amounts are determined based on the number of flight hours used by our NEOs. The hourly rate of incremental cost is calculated quarterly and may result in variances from quarter to quarter.

(6)
For reporting purposes, the 2025 pension value for Mr. Hankins has been converted using an exchange rate of 1 GBP to 1.1966 USD, which was the balance sheet exchange rate as of February 28, 2025 (which is the internal date used to estimate pro forma elements of compensation). Values for 2023 and 2024 were calculated based on exchange rates applicable in those years and have not been recast to conform to the 2025 GBP exchange rate. Mr. Hankins retired from the Company effective December 31, 2025.

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GRANTS OF PLAN-BASED AWARDS
The following table provides information about annual cash performance awards granted through our annual cash performance award program and long-term equity incentive awards granted through the 2016 Stock Incentive Plan to the NEOs in 2025.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)
Peter R. Huntsman	02/13/25	—	$1,883,700	$4,709,250	—	—	—	—	—

	02/13/25	—	—	—	87,279	349,117	872,793	—	$6,563,400

	02/13/25	—	—	—	—	—	—	232,744	$3,951,993

Philip M. Lister	02/13/25	—	$594,880	$1,487,200	—	—	—	—	—

	02/13/25	—	—	—	15,459	61,837	154,593	—	$1,162,536

	02/13/25	—	—	—	—	—	—	41,225	$700,001

Anthony P. Hankins	02/13/25	—	$884,070	$2,210,174	—	—	—	—	—

	02/13/25	—	—	—	—	—	—	—	—

	02/13/25	—	—	—	—	—	—	—	—

R. Wade Rogers	02/13/25	—	$401,940	$1,004,850	—	—	—	—	—

	02/13/25	—	—	—	8,834	35,336	88,340	—	$664,317

	02/13/25	—	—	—	—	—	—	23,557	$399,998

Scott J. Wright	02/13/25	—	$427,070	$1,067,675	—	—	—	—	—

	02/13/25	—	—	—	7,950	31,802	79,505	—	$597,878

	02/13/25	—	—	—	—	—	—	21,201	$359,993

(1)
These columns show annual cash performance awards granted under our annual cash performance award program to the NEOs in 2025. See the chart and accompanying narrative disclosure in “Compensation Discussion and Analysis—2025 Executive Compensation Decisions—2025 Annual Cash Performance Award” for additional information with respect to these amounts. The amounts reported in the table represent the target and maximum cash performance award guidelines established by the Compensation Committee but do not reflect the maximum annual dollar denominated incentive award amount that could be paid under the annual pool program to our executive officers (including our NEOs), which in 2025 may not exceed 2% of corporate adjusted EBITDA. The amounts actually earned by each of the NEOs pursuant to our annual cash performance award program for 2025 are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)
These columns show performance share units granted under the 2016 Stock Incentive Plan to the NEOs in 2025 that vest on December 31, 2027, subject to the achievement of relative TSR performance metrics. Amounts reported in the (i) “Threshold” column reflect the threshold number of performance share units (25% of target) that may be earned for a minimum level of performance, (ii) “Target” column reflects the target number of performance share units, or 100%, that may be earned and (iii) “Maximum” column reflect the maximum number of performance share units that may be earned (250% of target), in each case, based on relative TSR achievement against applicable performance metrics. If performance is below the threshold, no performance share units are earned. See “Compensation Discussion and Analysis—2025 Executive Compensation Decisions—Long-Term Equity Compensation” for additional information with respect to these awards.

See “Compensation Discussion and Analysis—2025 Executive Compensation Decisions—Long-Term Equity Compensation” for additional information with respect to these awards.
(3)
This column shows the number of restricted shares granted under the 2016 Stock Incentive Plan to the NEOs in 2025. The restricted shares vest ratably in three equal annual installments beginning on the first anniversary of the grant date. During the restriction period, each restricted share entitles the individual to vote such share, and each restricted share entitles the individual to accrue quarterly payments by us equal to the quarterly dividend on one share of our common stock. However, dividends and distributions made on restricted shares are held by us without interest until the restricted shares with respect to which the dividend or distribution was made become vested.

(4)
This column shows the full grant date fair value of the awards computed in accordance with FASB ASC Topic 718. With respect to the performance share units, the amount shown reflects the full grant date fair value computed in accordance with FASB ASC Topic 718 based on probable achievement of the market conditions, which is consistent with the estimate of aggregate compensation to be recognized over the service period, excluding the effect of estimated forfeitures.

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NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
Information regarding the elements of our executive compensation program for 2025 is provided above under “Compensation Discussion and Analysis.” The following is a discussion of what we consider to be material factors necessary to obtain an understanding of information disclosed under “2025 Summary Compensation Table” and “Grants of Plan-Based Awards in 2025” that is not otherwise discussed in the Compensation Discussion and Analysis.
Aircraft Use Policy.   We have an Aircraft Use Policy to carefully manage use of our aviation assets in a manner that best meets the goals of improving senior management’s effectiveness and availability. Under this policy, members of the Board, executive management, and key employees that are approved by our CEO may, from time to time, utilize our Company aircraft for business and personal use. Priority for the use of the Company aircraft is chosen based on the business purpose containing the greatest benefit for our Company and is determined by our CEO or his designee. The aggregate incremental costs for certain use by our NEOs of our Company aircraft are reported in the “All Other Compensation” column of the Summary Compensation Table.
To mitigate security concerns and to maximize time available to spend on Company business, our CEO should endeavor to use the Company aircraft for business, as well as personal travel. For 2025, the Compensation Committee permitted our CEO to have unlimited personal use of Company aircraft without cost. We do not make gross-up payments for out-of-pocket tax obligations resulting from any personal use of our Company aircraft.
Company Car.   We provide executive officers with leased vehicles for business use, which executives may also use for personal transportation. Executive officers are responsible for the taxes on imputed income associated with the personal use of these vehicles.
Foreign Assignment.   In accordance with our practice with respect to employees on assignment in a foreign country, Mr. Hankins entered into a letter agreement, effective as of October 26, 2000, with our subsidiary Huntsman Polyurethanes Americas, now known as Huntsman International LLC, detailing the terms of his secondment from Huntsman Polyurethanes (UK) Ltd. The letter agreement with Mr. Hankins terminated upon his retirement from the Company effective December 31, 2025. The primary purpose of this letter agreement was to provide Mr. Hankins with details regarding repatriation to his home country following the completion of his foreign assignment. This letter agreement also defined the initial elements of Mr. Hankins’ compensation package, including base salary and an annual cash performance award, and provided for customary expatriation arrangements, including an international location allowance expressed as a percentage of annual salary, as well as sports and social club membership fees and an education allowance.
Family Travel.   Travel costs for family members of employees or consultants are reimbursable by our Company under limited circumstances. Employees and consultants are generally responsible for any taxable income associated with this reimbursement.

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OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END
The following table provides information on the outstanding stock options, restricted stock awards and performance share units held by the NEOs as of December 31, 2025. The market value of the restricted stock and performance share unit awards is based on the closing market price of our stock on December 31, 2025, which was $10.00.
		Option Awards
		Number of Securities Underlying Unexercised Options(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(5) ($)
Name	Date of Award	Exercisable (#)	Unexercisable (#)
Peter R. Huntsman	02/13/25	—	—	—	—	232,744	2,327,440	349,117	3,491,170

	02/15/24	—	—	—	—	110,099	1,100,990	247,723	2,477,230

	02/16/23	—	—	—	—	42,702	427,020	—	—

	02/13/20	183,797	—	21.54	02/13/30	—	—	—	—

	02/06/19	262,945	—	22.66	02/06/29	—	—	—	—

	02/07/18	138,492	—	32.77	02/07/28	—	—	—	—

	02/01/17	230,270	—	21.01	02/01/27	—	—	—	—

	02/03/16	241,496	—	8.86	02/03/26	—	—	—	—

Philip M. Lister	02/13/25	—	—	—	—	41,225	412,250	61,837	618,370

	02/15/24	—	—	—	—	19,502	195,020	43,878	438,780

	02/16/23	—	—	—	—	6,483	64,830	—	—

	02/17/21	12,631	—	28.58	02/17/31	—	—	—	—

	02/07/18	6,502	—	32.77	02/07/28	—	—	—	—

Anthony P. Hankins	02/15/24	—	—	—	—	22,288	222,880	50,146	501,460

	02/16/23	—	—	—	—	8,644	86,440	—	—

	02/13/20	42,322	—	21.54	02/13/30	—	—	—	—

	02/06/19	48,544	—	22.66	02/06/29	—	—	—	—

	02/07/18	19,506	—	32.77	02/07/28	—	—	—	—

	02/01/17	29,189	—	21.01	02/01/27	—	—	—	—

R. Wade Rogers	02/13/25	—	—	—	—	23,557	235,570	35,336	353,360

	02/15/24	—	—	—	—	11,734	117,340	26,402	264,020

	02/16/23	—	—	—	—	4,551	45,510	—	—

	02/13/20	24,184	—	21.54	02/13/30	—	—	—	—

	02/06/19	24,272	—	22.66	02/06/29	—	—	—	—

	02/07/18	10,241	—	32.77	02/07/28	—	—	—	—

	02/01/17	16,216	—	21.01	02/01/27	—	—	—	—

Scott J. Wright	02/13/25	—	—	—	—	21,201	212,010	31,802	318,020

	02/15/24	—	—	—	—	10,030	100,300	22,566	225,660

	02/16/23	—	—	—	—	3,458	34,580	—	—

	02/13/20	12,092	—	21.54	02/13/30	—	—	—	—

	02/06/19	16,181	—	22.66	02/06/29	—	—	—	—

	02/07/18	9,753	—	32.77	02/07/28	—	—	—	—

	02/01/17	16,216	—	21.01	02/01/27	—	—	—	—

	06/01/16	24,155	—	15.29	06/01/26	—	—	—	—

(1)
Option awards vest and become exercisable ratably in three equal annual installments on the first three anniversaries of each respective grant date. As of December 31, 2025, outstanding option awards are 100% vested.

(2)
Restricted stock awards vest and lapse their associated restrictions ratably in three equal annual installments on the first three anniversaries of each respective grant date. Restricted stock awards have generally been granted on the same day as option awards and vest on the same schedule as footnoted for option awards above. As of December 31, 2025, the restricted stock awards granted on February 16, 2023, vested as to 33 1∕3% on February 16, 2024, vested as to 66 2∕3% on February 16, 2025, and will vest as to 100% on February 16, 2026. The outstanding restricted stock awards granted on February 15, 2024, vested as to 33 1∕3% on February 15, 2025, and will vest as to 66 2∕3% on February 15, 2026, and as to 100% on February 15, 2027. The outstanding restricted stock awards granted on February 13, 2025, will vest as to 33 1∕3% on February 13, 2026, and will vest as to 66 2∕3% on February 13, 2027 and as to 100% on February 13, 2028.

(3)
The market value of unvested restricted stock is calculated by multiplying $10.00, the closing market price of our stock on December 31, 2025, by the number of unvested restricted shares as of December 31, 2025, for each restricted stock grant listed above.

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(4)
The performance share units granted on February 16, 2023 have a performance period of three years ended on December 31, 2025, subject to the achievement of relative TSR performance metrics. Amounts in this table with respect to the 2023 three-year grant reflect an estimated payout of a number of shares based on the target level of achievement with respect to the applicable performance metrics. The performance share units granted on February 15, 2024 have a performance period of three years ending on December 31, 2026, also subject to the achievement of relative TSR performance metrics. Amounts in this table with respect to the 2024 grant reflect an estimated payout of a number of shares based on the target level of achievement with respect to the applicable performance metrics. The performance share units granted on February 13, 2025 have a performance period of three years ending on December 31, 2027, subject to the achievement of relative TSR performance metrics. Amounts in this table with respect to the 2025 grant reflect an estimated payout of a number of shares based on the target level of achievement with respect to the applicable performance metrics.

(5)
The market value of unvested performance share units reported in this column is calculated by multiplying $10.00, the closing market price of our stock on December 31, 2025, by the number of unvested performance share units as of December 31, 2025, based on the level of achievement with respect to the applicable performance metrics.

OPTION EXERCISES AND STOCK VESTED
The following table presents information regarding the exercise of nonqualified stock options and vesting of restricted stock awards and performance share units during 2025 for each NEO.
	Option Awards(1)		Stock Awards(2)(3)
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Vested (#)	Value Realized on Vesting ($)
Peter R. Huntsman	—	—	117,975	2,004,395

Philip M. Lister	—	—	19,401	329,623

Anthony P. Hankins	—	—	24,661	418,990

R. Wade Rogers	—	—	12,984	220,598

Scott J. Wright	27,211	43,129	10,268	174,453

(1)
The following tabular disclosure provides information regarding the value realized on option exercises.

					Options Exercised
Name	Grant Date	Exercise Date	Price on Grant Date	Price on Exercise Date	(#)	Value Realized ($)	Net Shares Issued (#)	Market Value of Net Shares ($)
Scott J. Wright	02/03/16	12/2/2025	$8.86	$10.45	27,211	43,129	3,123	31,230

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(2)
The following tabular disclosure provides information regarding the market value of the underlying shares of restricted stock on the vesting date and the number of shares that were withheld in connection with each transaction to satisfy tax obligations.

Name	Grant Date	Vest Date	Closing Price on Vest Date	(#)	Restricted Stock Vested Value Realized	Shares Withheld for Tax Obligation		Net Shares Issued
						(#)	Value Paid	(#)	Market Value
Peter R. Huntsman	2/15/2024	2/14/2025	$16.99	55,049	$935,283	20,988	$356,586	34,061	$340,610

	2/16/2023	2/14/2025	$16.99	42,701	$725,490	16,803	$285,483	25,898	$258,980

	2/17/2022	2/14/2025	$16.99	20,225	$343,623	7,959	$135,223	12,266	$122,660

				117,975	$2,004,396	45,750	$777,293	72,225	$722,250

Philip M. Lister	2/15/2024	2/14/2025	$16.99	9,750	$165,653	2,375	$40,351	7,375	$73,750

	2/16/2023	2/14/2025	$16.99	6,483	$110,146	1,579	$26,827	4,904	$49,040

	2/17/2022	2/14/2025	$16.99	3,168	$53,824	772	$13,116	2,396	$23,960

				19,401	$329,623	4,726	$80,295	14,675	$146,750

Anthony P. Hankins	2/15/2024	2/14/2025	$16.99	11,143	$189,320	2,714	$46,111	8,429	$84,290

	2/16/2023	2/14/2025	$16.99	8,644	$146,862	2,105	$35,764	6,539	$65,390

	2/17/2022	2/14/2025	$16.99	4,874	$82,809	1,187	$20,167	3,687	$36,870

				24,661	$418,990	6,006	$102,042	18,655	$186,550

R. Wade Rogers	2/15/2024	2/14/2025	$16.99	5,867	$99,680	1,422	$24,160	4,445	$44,450

	2/16/2023	2/14/2025	$16.99	4,551	$77,321	1,109	$18,842	3,442	$34,420

	2/17/2022	2/14/2025	$16.99	2,566	$43,596	625	$10,619	1,941	$19,410

				12,984	$220,598	3,156	$53,620	9,828	$98,280

Scott J. Wright	2/15/2024	2/14/2025	$16.99	5,014	$85,188	1,276	$21,679	3,738	$37,380

	2/16/2023	2/14/2025	$16.99	3,458	$58,751	843	$14,323	2,615	$26,150

	2/17/2022	2/14/2025	$16.99	1,796	$30,514	438	$7,442	1,358	$13,580

				10,268	$174,453	2,557	$43,443	7,711	$77,110

(3)
For the performance period ended December 31, 2025, the following tabular disclosure provides information regarding the market value of the underlying shares of performance share units on the vesting or certification date and the number of shares that were withheld in connection with each transaction to satisfy tax obligations. As certified by the Compensation Committee on February 12, 2026, our relative TSR result of -53.1% ranked Huntsman at the 18th percentile of our performance peers resulting in no final payout.

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PENSION BENEFITS
The table below sets forth information on the pension benefits for the NEOs under our pension plans, each of which is more fully described in the narrative following the table. The amounts reported in the table below equal the present value of the accumulated benefit on December 31, 2025 for the NEO under each plan based upon the assumptions described below.
Name(1)	Plan Name	Years of Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
		(#)	($)	($)
Peter R. Huntsman	Huntsman Defined Benefit Pension Plan	42.507	$3,878,010	—

	Supplemental Executive Retirement Plan	42.507	$19,931,781	—

Philip M. Lister(3)	Huntsman Defined Benefit Pension Plan	30.336	$668,287	—

	Supplemental Executive Retirement Plan	17.667	$398,145	—

	Huntsman Pension Scheme (U.K.)	14.681	$526,559	—

Anthony P. Hankins(4)	Huntsman Pension Scheme (U.K.)	34.583	$13,273,578	—

R. Wade Rogers	Huntsman Defined Benefit Pension Plan	36.917	$1,743,253	—

	Supplemental Executive Retirement Plan	31.667	$945,210	—

Scott J. Wright	Huntsman Defined Benefit Pension Plan	29.083	$265,569	—

	Supplemental Executive Retirement Plan	29.083	$415,634	—

(1)
The number of years of service credited to the NEO is determined using the same pension plan measurement date used for financial statement reporting purposes. These assumptions are discussed in “Note 19. Employee Benefit Plans” to our consolidated financial statements included in our 2025 Form 10-K.

(2)
The actuarial present value of the accumulated benefits is determined using the same pension plan measurement date and assumptions as used for financial reporting purposes. These assumptions are discussed in “Note 19. Employee Benefit Plans” to our consolidated financial statements included in our 2024 Form 10-K. For purposes of performing these calculations, a normal retirement (earliest unreduced) age of 65 was utilized for Messrs. Huntsman, Lister, and Rogers. Mr. Hankins has passed his normal retirement age of 62 so his accrued benefit is payable immediately. All accrued benefits are assumed payable at the plan’s earliest unreduced retirement age. Benefit values reported in this table have been projected out to assume payment at the normal retirement age then have been discounted back to a present value as of December 31, 2025.

(3)
Mr. Lister’s deferred benefit from the Huntsman Pension Scheme (U.K.) is based on his employment with us while he was in the United Kingdom between August 29, 1995 and April 30, 2008. His U.K. benefit stopped accruing when his participation in the US-based plans began upon his localization in the United States on May 1, 2008.

(4)
As of December 31, 2025, Mr. Hankins had served 45.4 years with our Company. The Huntsman Pension Scheme (U.K.) was frozen to new participants and years of credited service ceased to accrue as of February 29, 2012.

In the U.S., we sponsor the Huntsman Defined Benefit Pension Plan (the “Huntsman Pension Plan”), a tax-qualified defined benefit pension plan. Effective July 1, 2004, the formula used to calculate future benefits under the Huntsman Pension Plan was changed to a cash balance formula. The benefits accrued under the plan as of June 30, 2004 were used to calculate opening cash balance accounts. Of our NEOs, Messrs. Huntsman, Lister, Rogers and Wright were participants in the Huntsman Pension Plan in 2025. The Huntsman Pension Plan was closed to new participants effective July 1, 2014.
The Huntsman Supplemental Executive Retirement Plan (the “Supplemental Executive Retirement Plan”) is a non-qualified supplemental pension plan that provides benefits for designated executive officers based on certain compensation amounts not included in the calculation of benefits payable under the Huntsman Pension Plan. Of our NEOs, Messrs. Huntsman, Lister, Rogers and Wright were participants in the Supplemental Executive Retirement Plan in 2025. The compensation taken into account for these NEOs under the Supplemental Executive Retirement Plan includes amounts in excess of the qualified plan limitations. The Supplemental Executive Retirement Plan benefit is calculated as the difference between (1) the benefit determined using the Huntsman Pension Plan formula with unlimited base salary plus annual cash performance awards, and (2) the benefit determined using base salary plus annual cash performance awards as limited by federal regulations.
Both plans express benefits as a hypothetical cash balance account established in each participant’s name, and a participant’s account receives two forms of credits: “pay credits” and “interest credits.” Pay credits equal a percentage of a participant’s compensation and are credited to a participant’s account on an annual basis. “Compensation” under the Huntsman Pension Plan is subject to the compensation limit applicable to tax-qualified plans of $350,000 for 2025. The benefit that would be available under the Huntsman Pension Plan, but for this limitation, is provided under the Supplemental Executive Retirement Plan. The applicable pay credit percentage for our NEOs ranges between 9% and 12% depending on the participant’s combined age and years of service as of the start of each plan year. The 2025 pay credits for the Huntsman Pension Plan are $42,000 for Mr. Huntsman, $42,000 for

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HUNTSMAN CORPORATION: PROXY STATEMENT

Mr. Lister, $42,000 for Mr. Rogers, and $42,000 for Mr. Wright. The 2025 pay credits for the Supplemental Executive Retirement Plan are $118,095, $34,781, $26,256, and $30,522 for Messrs. Huntsman, Lister, Rogers, and Wright, respectively.
“Interest credits” for a plan year are based on the 30-year U.S. Treasury yield for November of the prior year. The minimum annual interest credit rate is 5.0%. The 2025 interest credits for the Huntsman Pension Plan are $182,667, $29,823, $80,168, and $10,585 for Messrs. Huntsman, Lister, Rogers, and Wright, respectively. The 2025 interest credits for the Supplemental Executive Retirement Plan are $943,509, $17,302, $43,759, and $18,339 for Messrs. Huntsman, Lister, Rogers, and Wright, respectively.
Pursuant to the terms of the Huntsman Pension Plan, at termination of employment for any reason after having completed at least three years of service, a participant will receive the amount then credited to the participant’s cash balance account in an actuarially equivalent joint and survivor annuity (if married) or single life annuity (if not married). Participants may also choose from other optional forms of benefit, including a lump-sum payment in the amount of the cash balance account. The Huntsman Pension Plan also includes a minimum benefit that guarantees that a participant’s benefit will not be less than the benefit accrued under the prior formula at transition (July 1, 2004) plus the benefit attributable to pay credits, with interest credits, beginning July 1, 2004. Under the prior plan provisions, the monthly basic benefit equaled one-twelfth of 1.4% of average earnings multiplied by pension service prior to January 1, 2000, plus 1.5% of average earnings multiplied by pension service after January 1, 2000, less 50% of the Social Security benefit prorated by pension service, payable as a life annuity to the participant. For participants taking an annuity, early retirement reductions apply if retirement occurs before normal retirement age (defined as age 65 with 5 years of service) and on or after the earlier of (i) both attaining age 50 and age plus vesting service equal to 80 or more, or (ii) age 55 with 10 years of vesting service. The effect of these reductions is to reduce the annuity amount paid by 5% per year for each year beginning at age 59 until age 50 where the amount paid would be 50%. For cash balance early retirement annuities, the plan offers subsidized benefits reduced 5% per year from the age 65 immediate, actuarially equivalent annuity plus a social security supplement temporary annuity of $25 times years of service (maximum of 30 years) payable until age 65. As of December 31, 2025, Messrs. Huntsman and Rogers are our only NEOs eligible for early retirement.
The Supplemental Executive Retirement Plan mirrors the benefits payable from the Huntsman Pension Plan. Vested benefits under the Supplemental Executive Retirement Plan are paid 30 days following a participant’s separation from service, unless the participant is a “specified employee” for purposes of Section 409A of the Internal Revenue Code (“Section 409A”), in which case payment will be delayed for six months. Vested benefits are paid in a single cash lump sum unless the participant elects: (1) a life annuity, (2) a life annuity with payments guaranteed for 120 months, or (3) a joint and survivor annuity providing survivor benefits equal to 50% or 100% (as elected by the participant) of the annuity payable to the participant. Benefits are unvested until the earlier to occur of: (1) completion of 3 years of service, (2) termination on account of death or “Disability” or on or after attainment of “Normal Retirement Age,” or (3) termination without “Reasonable Cause.” Each eligible NEO is fully vested in his benefit under the Supplemental Executive Retirement Plan.
“Disability” under the Huntsman Pension Plan generally provides that, for a disabled participant, service and benefit accruals continue for 24 months. After 24 months, disabled participants are deemed to be terminated participants. Disability is defined as total and permanent disability, as determined by the administrator of our long-term disability plan.
“Normal Retirement Age” generally is retirement eligibility upon age 65 with 5 years of service under the Huntsman Pension Plan and Supplemental Executive Retirement Plan.
“Reasonable Cause” generally means: (1) the grossly negligent, fraudulent, dishonest, or willful violation of any law /or the material violation of any of our significant policies that materially and adversely affects us, or (2) the failure of the participant to substantially perform the participant’s duties.
We also sponsor retirement benefit plans in connection with our operations in the U.K. Mr. Hankins participated in the Huntsman Pension Scheme for U.K. associates in the Polyurethanes division. The Huntsman Pension Scheme (U.K.) in which Mr. Hankins participated provides a target benefit of 2/3rd of final pensionable compensation.
Final pensionable compensation is notional base salary received during the 12 months prior to retirement. Normal retirement age for the Huntsman Pension Scheme (U.K.) is age 62. These benefits also include U.K. social security benefits. As of December 31, 2025, Mr. Hankins passed age 62 and is fully vested in these benefits. Mr. Hankins retired from the Company effective December 31, 2025.
In addition, Mr. Lister has a deferred benefit in the Huntsman Pension Scheme (U.K.) from his period of employment with us in the United Kingdom between August 29, 1995 and April 30, 2008. He localized to the United States within our Polyurethanes division on May 1, 2008. The deferred benefit is calculated upon the U.K. departure date and is based on Mr. Lister’s pensionable service and final pensionable salary on April 30, 2008. In line with the Huntsman Pension Scheme (U.K.) rules and statutory requirements, a deferred pension must be revalued through to the normal retirement age of 62. Calculated as part of the Huntsman Pension

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Scheme (U.K.) benefit, the plan recognizes an additional stop-gap pension payment between the normal retirement age of 62 and Mr. Lister’s State Pension Age of 67. As of December 31, 2025, Mr. Lister’s additional payment was calculated at $2,331 per year.
NONQUALIFIED DEFERRED COMPENSATION IN 2025
We provide executive officers based in the United States the opportunity to participate in two defined contribution savings plans: (1) a salary deferral plan (the “401(k) Plan”); and (2) a supplemental savings plan (the “Supplemental Savings Plan”). The 401(k) Plan is a tax-qualified broad-based employee savings plan; employee contributions up to 75% of base salary and annual cash performance awards are permitted up to dollar limits established annually by the Internal Revenue Service (“IRS”). The Supplemental Savings Plan is a nonqualified salary deferral plan and allows designated executive officers to defer up to 75% of eligible salary and up to 75% of annual cash performance awards. The Supplemental Savings Plan also provides benefits for participants in the form of company matching contributions based on certain compensation amounts not included in the calculation of benefits payable under the 401(k) Plan because of limits under federal law on compensation ($350,000 in 2025). As required by Section 409A, deferrals must be elected in the calendar year preceding the year in which the compensation deferred is earned. Messrs. Huntsman and Rogers did not defer any earnings into the Supplemental Savings Plan in 2025.
Executive officers were previously offered the opportunity to participate in the supplemental executive money purchase pension (the “SEMPP”), a non-qualified plan that provided benefits not allowed under our money purchase pension plan (the “MPP”) due to IRS compensation and allocation limits. The MPP was a tax-qualified broad-based employee savings plan that was merged into our 401(k) Plan on October 15, 2014. Contributions under the SEMPP and the MPP ceased September 1, 2014; however, some of our NEOs still maintain a balance in the SEMPP, which is reflected in the table below.
The table below provides information on the nonqualified deferred compensation of the NEOs in 2025 under the Supplemental Savings Plan and the SEMPP. The NEOs cannot withdraw any amounts from their nonqualified deferred compensation balances for a period of six months following the date of their termination of employment or retirement. No withdrawals or distributions were made in 2025.
Name	Executive Contributions in Last FY(1)	Huntsman Contributions in Last FY(2)	Aggregate Earnings In Last FY(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4)
Peter R. Huntsman	—	$68,548(5)	$3,993,133	—	$25,849,006(6)

Philip M. Lister	$22,094	$38,645(7)	$161,235	—	$1,115,809(8)

Anthony P. Hankins	$77,356	$75,509(9)	$413,005	—	$6,713,495(10)

R. Wade Rogers	—	$21,880(11)	$125,700	—	$1,370,375(12)

Scott J. Wright	$24,174	$10,174(13)	$236,763	—	$1,594,053(14)

(1)
These contributions represent deferrals under the Supplemental Savings Plan and are included in the Salary column of the Summary Compensation Table for 2025 set forth above.

(2)
These amounts represent contributions to our Supplemental Savings Plan and are included in the “All Other Compensation” column of the Summary Compensation Table for 2025 set forth above.

(3)
No above market or preferential earnings are provided under our nonqualified defined contribution plans because the investment choices available under such plans are virtually identical to the investment choices available in the 401(k) Plan, which is a qualified plan. Consequently, none of the earnings reported in this table are included in the Summary Compensation Table set forth above.

(4)
Amounts reflected in this column for each NEO who participates in the plans were previously reported as compensation to the executive officer in the Summary Compensation Table as follows: Mr. Huntsman—$4,841,807, Mr. Lister—$388,539, Mr. Hankins—$2,115,733 and Mr. Rogers—$336,109.

(5)
This amount includes a matching contribution of $9,500 and a 6% nondiscretionary contribution of $59,048 to the Supplemental Savings Plan.

(6)
This amount includes $5,187,873 from our Supplemental Savings Plan and $20,661,133 from the SEMPP.

(7)
This amount includes a matching contribution of $15,458 and a 6% nondiscretionary contribution of $23,187 to the Supplemental Savings Plan.

(8)
This amount includes $1,022,549 from our Supplemental Savings Plan and $93,260 from the SEMPP.

(9)
This amount includes a matching contribution of $30,203 and a 6% nondiscretionary contribution of $45,305 to the Supplemental Savings Plan.

(10)
This amount includes $5,680,674 from our Supplemental Savings Plan and $1,032,821 from the SEMPP.

(11)
This amount includes a matching contribution of $8,752 and a 6% nondiscretionary contribution of $13,128 to the Supplemental Savings Plan.

(12)
This amount includes $872,679 from our Supplemental Savings Plan and $497,696 from the SEMPP.

(13)
This amount includes a matching contribution of $10,174 to the Supplemental Savings Plan.

(14)
This amount is comprised of $1,594,053 from our Supplemental Savings Plan.

The Supplemental Savings Plan provides for payment of benefits to a participant upon the earlier to occur of a “Change of Control” or a termination of the participant’s service. Benefits paid upon a “Change of Control” are paid in a single lump sum payment.

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Benefits payable upon a separation from service can be made (at the election of the participant) in either a single lump sum payment or in substantially equal installments over a period selected by the participant that does not exceed 10 years. In addition, the participant may request distribution of all, or a portion of, the amounts credited to his account upon an “Unforeseeable Emergency.” Payments upon separation from service will be delayed six months in accordance with Section 409A in the event a participant is a “specified employee” for purposes of Section 409A. The Supplemental Savings Plan was amended on September 1, 2014 to increase the eligible match to 4% of pay. Additionally, for individuals who had been participants in the MPP or SEMPP plans, we provide a 6% non-discretionary contribution to the Supplemental Savings Plan. This non-discretionary contribution was implemented to offset the effect of discontinuation of all contributions to the MPP and SEMPP plans effective August 31, 2014.
The Supplemental Savings Plan defines a “Change of Control” as the occurrence of either of the following events:
•
Any person becomes the owner of 35% or more of our outstanding voting stock (other than certain persons affiliated with us).

•
The replacement of a majority of the Board over a two-year period except in cases where (1) such replacement is not approved by a vote of at least a majority of the incumbent Board or (2) the election or nomination of such replacement Board members is by certain of our affiliates.

In addition, any “Change of Control” must also constitute a change in control for purposes of Section 409A.
A participant will be deemed to have incurred an “Unforeseeable Emergency” if the participant suffers a severe financial hardship resulting from (1) an illness or accident with respect to the participant, the participant’s spouse or a dependent, (2) the loss of property due to casualty or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the participant’s control determined by us to constitute an unforeseeable emergency for purposes of Section 409A.
The SEMPP was a nonqualified plan for senior executives that provided for benefits not allowed under the MPP due to IRS compensation and allocation limits. Employees are vested in this account upon meeting 10 years of service, upon attaining normal retirement age, death or disability, or upon termination of employment without reasonable cause. Effective September 1, 2014, we no longer make contributions to the SEMPP.
The plan provides for the payment of vested benefits upon a participant’s separation from service except to the extent the participant is a “specified employee” for purposes of Section 409A in which case benefits will be delayed six months. A participant’s benefits vest on the earlier to occur of (1) completion of 10 years of service, (2) termination on account of death, “Disability,” or on or after attainment of “Normal Retirement Age,” or (3) termination without “Reasonable Cause.” “Disability,” “Normal Retirement Age,” and “Reasonable Cause” have the same meanings as set forth above in our description of the Supplemental Executive Retirement Plan under “—Pension Benefits in 2025,” except that a “Disability” must also constitute a disability for purposes of Section 409A. Each of Messrs. Huntsman, Lister, Hankins and Rogers is currently vested in his SEMPP benefit. Benefits are payable in one of the following forms elected by a participant:
•
A single lump-sum payment;

•
A single life annuity;

•
A joint and survivor annuity; or

•
Installments over a period selected by the participant not in excess of 10 years.

Participants are entitled to elect the investment of their accounts under both the Supplemental Savings Plan and the SEMPP. Although no assets may actually be invested, a participant’s benefit value is based on the gains or losses of the investments they choose. No above market or preferential earnings are provided under our nonqualified defined contribution plans. Consequently, none of the earnings reported in the “Nonqualified Deferred Compensation in 2025” table above are included in the Summary Compensation Table for 2025. Participants may change their investment options at any time by contacting the plan record keeper.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Our NEOs may receive compensation in connection with an involuntary termination of employment or a change of control pursuant to the terms of the following arrangements:
•
the Executive Severance Plan (in the case of the NEOs other than Mr. Huntsman);

•
the Severance Agreement with Mr. Huntsman (as amended and restated);

•
the Huntsman Corporation 2025 Stock Incentive Plan (the “2025 Stock Incentive Plan”) and the 2016 Stock Incentive Plan; and

•
other existing plans and arrangements in which our NEOs participate.

Executive Severance Plan.
Through our Executive Severance Plan, which was amended and restated by the Board of Directors on February 19, 2020 (the “Executive Severance Plan”), we provide our executive officers, including our NEOs, certain payments and benefits upon a termination without Reasonable Cause or upon a termination by the executive for Good Reason (each, a “Qualifying Termination”). In the event of a Qualifying Termination, our NEOs are entitled to the following payments and benefits: (i) a lump sum cash payment equal to two times Base Compensation, (ii) continuation of medical benefits for U.S. participants for up to 18 months following termination (which will be in the form of a lump sum cash payment equal to the COBRA premium at the time of departure multiplied by the severance period multiplied by 100%), (iii) outplacement services for a period of one year or until the participant obtains substantially comparable employment, if earlier, and (iv) a Pro-Rata Annual Bonus paid on the date that annual bonuses are paid to similarly situated participants, but in no event later than March 15 of the calendar year following the calendar year in which the Qualifying Termination occurs. The level of severance is evaluated each year.
“Base Compensation” generally means the annualized base salary of the participant in effect at termination of employment, plus the target annual bonus for the year in which the termination of employment occurs.
“Pro-Rata Annual Bonus” generally means actual bonus amount, prorated based on the number of days employed by the employer during the year of termination, payable to the participant for a given calendar year pursuant to the employer’s cash performance bonus program as in effect from time to time.
“Reasonable Cause” generally means: (1) the grossly negligent, fraudulent, dishonest, or willful violation of any law or the material violation of any of our significant policies that materially and adversely affects us, or (2) the failure of the participant to substantially perform the participant’s duties.
“Good Reason” generally means a voluntary termination of employment by the participant as a result of (1) a materially detrimental reduction or change to the job responsibilities or in the current base compensation of the participant, or (2) within a period of 12 months following a Change of Control, changing the participant’s principal place of work by more than 50 miles, in each case, which is not remedied by our Company within 30 days after receipt of notice.
A “Change of Control” is defined pursuant to the 2025 Stock Incentive Plan and generally means the occurrence of any of the following:
•
An acquisition by any person of 20% or more of the combined voting power of our outstanding voting securities.

•
The consummation of a reorganization, merger, consolidation, or other transaction in which our stockholders do not own, immediately thereafter, more than 20% or more of the combined voting power of the resulting entity in substantially the same proportion as their stock ownership prior to the transaction.

•
The sale or disposition of all or substantially all of our assets.

•
A majority change in the incumbent directors of the Board.

•
An approval by the Board or our stockholders of a complete or substantially complete liquidation or dissolution.

A participant is not entitled to benefits under the Executive Severance Plan if the participant is reemployed with an employer in our controlled group, if the participant refuses to sign a waiver and release of claims in our favor if requested or if the participant signs and later revokes such waiver and release of claims, if the participant is entitled to severance benefits under a separate agreement or plan maintained by us, or if the Executive Severance Plan’s administrator determines the participant has violated any of the restrictive covenants set forth in the Executive Severance Plan.

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Our Executive Severance Plan includes restrictive covenants, including perpetual confidentiality and non-disparagement covenants and non-competition and non-solicitation of employees and customers covenants that apply during the term of the participant’s employment and for 12 months following termination.
Severance Agreement with Mr. Huntsman.
On February 14, 2025, we and Mr. Huntsman entered into a Third Amended and Restated Severance Agreement (the “CEO Severance Agreement”). The CEO Severance Agreement is designed to provide severance benefits following a qualifying termination of employment. During the term of this agreement, Mr. Huntsman is not eligible to participate in the Executive Severance Plan.
Pursuant to the CEO Severance Agreement, if Mr. Huntsman is terminated (i) by us other than for Reasonable Cause or (ii) by Mr. Huntsman for Good Reason, Mr. Huntsman will be entitled to the same payments and benefits specified above in the Executive Severance Plan, as well as (i) accrued annual base salary, (ii) any earned but unpaid annual bonus, and (iii) any accrued but unused vacation pay through the date of termination (collectively, the “Accrued Obligations”).
In the event Mr. Huntsman’s employment is terminated by us other than for Reasonable Cause or by him for Good Reason, in either case, within two years following a change of control, we will pay him (a) a lump sum cash amount equal to 2.9 times his then current Base Compensation, (b) Pro-Rata Annual Bonus paid on the date that annual bonuses are paid to similarly situated executives, but in no event later than March 15 of the calendar year following the calendar year in which the termination occurs, (c) the continuation of medical benefits for Mr. Huntsman and his dependents for up to 18 months following termination (which will be in the form of a lump sum cash payment equal to the COBRA premium at the time of departure multiplied by the severance period multiplied by 100%), and (d) the Accrued Obligations.
Payment of any amounts described above (other than the Accrued Obligations) is contingent upon Mr. Huntsman executing (and not revoking) a release of claims in favor of Huntsman. The CEO Severance Agreement does not contain tax gross up provisions; however, the CEO Severance Agreement does include a “best of net” provision, which provides that, if any payments or benefits to which Mr. Huntsman is entitled in connection with his termination are likely subject to the tax imposed by Section 4999 of the Internal Revenue Code, the payment will (1) be reduced such that Section 4999 does not apply or (2) paid in full, whichever produces the better net after tax position to Mr. Huntsman.
The CEO Severance Agreement utilizes the same definitions of Base Compensation, Pro-Rata Annual Bonus, and Reasonable Cause as set forth above with respect to our Executive Severance Plan. A termination for Good Reason pursuant to the CEO Severance Agreement generally means voluntary termination of employment as a result of (1) the significant detrimental reduction or change to Mr. Huntsman’s job responsibilities or in his current base salary, or (2) a change in Mr. Huntsman’s principal place of work by more than 50 miles from his principal place of work, which is not remedied by us within 30 days after receipt of notice of such reduction or change.
For purposes of the CEO Severance Agreement, a “change of control” generally means (1) an acquisition of beneficial ownership by an individual, entity, or group of 20% or more of our then outstanding shares of common stock or of our outstanding voting securities (subject to certain exceptions), (2) a majority change in the incumbent directors of the Board, (3) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets (subject to certain limitations), or (4) a complete liquidation or dissolution of Huntsman.
The CEO Severance Agreement includes customary restrictive covenants, including perpetual confidentiality and non-disparagement covenants and non-competition and non-solicitation of employees and customers covenants that apply during the term of Mr. Huntsman’s employment and for 12 months following termination.
Other Arrangements.   As more fully described under “—Pension Benefits in 2025” above, our executives are entitled to payments pursuant to the terms and conditions of the Huntsman Pension Plan or local variants and the Supplemental Executive Retirement Plan. In addition, pursuant to our Supplemental Savings Plan, upon a change of control (as defined in the Supplemental Savings Plan), participants, including the NEOs, may elect to receive the present value of the benefits payable to them under this plan. Amounts payable under the Supplemental Savings Plan and SEMPP are described under “—Nonqualified Deferred Compensation in 2025” above. As described under “—Pension Benefits in 2025” above, pursuant to the Huntsman Pension Scheme (U.K.), Mr. Hankins is entitled to receive annual benefits of 2∕3 of pensionable compensation. Upon a qualifying disability, Mr. Hankins’ benefits would be 75% of pensionable compensation until age 65. Mr. Hankins is entitled to a minimum death benefit equal to 66.6% of the accrued benefit and a lump sum equal to eight times pensionable compensation.
In addition, as a citizen of the U.K., Mr. Hankins is an entitled participant in the U.K. business severance plan. At the time of a termination, payout potential from both the Executive Severance Plan and the U.K. business plan would be considered, then the plan generating the more generous payout would be used. Mr. Hankins is entitled to 12 months’ notice and U.K. statutory severance

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pay of $22,955. The Executive Severance Plan provides greater severance amounts than the U.K. business severance plan for Mr. Hankins in the event of a termination without “Reasonable Cause” or upon a termination by the executive for “Good Reason.”
Quantification of Potential Payments and Benefits.   The table below reflects the compensation that may be payable to or on behalf of each NEO upon a qualifying termination. All equity acceleration values have been calculated using the closing price of our stock on December 31, 2025 of $10.00. The actual amounts we will be required to disburse can only be determined at the time of the applicable circumstance.
Payment Type	Peter R. Huntsman	Philip M. Lister	Anthony P. Hankins	R. Wade Rogers	Scott J. Wright
INVOLUNTARY TERMINATION WITHOUT REASONABLE CAUSE OR TERMINATION BY EXECUTIVE FOR GOOD REASON

Cash Severance	$8,342,100	$3,271,840	$4,862,383	$2,354,220	$2,501,410

Health & Welfare(1)	$33,610	$45,020	$45,020	$33,610	$33,610

Outplacement Services(2)	$7,730	$7,730	$7,730	$7,730	$7,730
TOTAL TERMINATION BENEFITS	$8,383,440	$3,324,590	$4,915,133	$2,395,560	$2,542,750
CHANGE OF CONTROL

Accelerated Equity Awards	$9,823,850(3)	$1,729,250(4)	$810,780(5)	$1,015,800(6)	$890,570(7)
INVOLUNTARY TERMINATION WITHOUT REASONABLE CAUSE OR TERMINATION BY EXECUTIVE FOR GOOD REASON FOLLOWING A CHANGE OF CONTROL

Cash Severance	11,248,380(8)	—	—	—	—
Health & Welfare(1)	33,610	—	—	—	—
TOTAL TERMINATION BENEFITS	11,281,990	—	—	—	—

(1)
In the case of an involuntary termination without Reasonable Cause or for Good Reason, calculated by multiplying 100% of the employer and employee monthly premiums payable with respect to the health care coverage elected by the executive as of December 31, 2025, by 18.

(2)
We contract with a third-party provider for 12 months of outplacement services. To the extent these services might be utilized, we expect our cost would be as set forth herein.

(3)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Huntsman requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2025. An acceleration of Mr. Huntsman’s 385,545 unvested shares of restricted stock would have an estimated value of $3,855,450 and 596,840 target unvested performance share units would have an estimated value of $5,968,400.

(4)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Lister requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2025. An acceleration of Mr. Lister’s 67,210 unvested shares of restricted stock would have an estimated value of $672,100 and 105,715 target unvested performance share units would have an estimated value of $1,057,150.

(5)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Hankins requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2025. An acceleration of Mr. Hankins’ 30,932 unvested shares of restricted stock would have an estimated value of $309,320 and 50,146 target unvested performance share units would have an estimated value of $501,460.

(6)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Rogers requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2025. An acceleration of Mr. Rogers’ 39,842 unvested shares of restricted stock would have an estimated value of $398,420 and 61,738 target unvested performance share units would have an estimated value of $617,380.

(7)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Wright requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2025. An acceleration of Mr. Wrights’ 34,689 unvested shares of restricted stock would have an estimated value of $346,890 and 54,368 target unvested performance share units would have an estimated value of $543,680.

(8)
In the event of an involuntary termination following a change of control, this amount is equal to (a) 2.9 times Mr. Huntsman’s Base Compensation, (b) Pro-Rata Annual Bonus, and (c) the continuation of medical benefits for Mr. Huntsman for up to 18 months following termination. See “—Severance Agreement with Mr. Huntsman.”

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EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information regarding our equity compensation plans as of December 31, 2025.
	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Plan Category	(#)(1)	($)	(#)
Equity compensation plans approved by security holders as of December 31, 2025(2)	5,788,477	$22.42	4,571,849

Equity compensation plans not approved by security holders:	—	—	—

(1)
Includes 2,029,553 outstanding options and 3,758,924 undelivered full value awards (including 3,288,853 outstanding performance share units at the maximum level, 294,833 unvested phantom shares, and 175,238 vested stock units). If performance share units were delivered at target, this figure would include 2,029,553 outstanding options and 1,868,448 undelivered full value awards (including 1,398,377 outstanding performance share units, 294,833 unvested phantom shares, and 175,238 vested stock units). Does not include 1,133,205 shares of unvested restricted stock.

(2)
All securities remaining available for issuance are under our 2025 Stock Incentive Plan, which originally authorized 4,650,000 shares for issuance. The number of shares available for issuance may be adjusted to include any shares surrendered, exchanged, forfeited or settled in cash pursuant to our 2025 Stock Incentive Plan. The number of shares available for issuance may not be adjusted to include any shares surrendered, exchanged, forfeited or settled in cash pursuant to our 2016 Stock Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Ms. Sonia Dulá and Messrs. Curtis E. Espeland, José Muñoz and David B. Sewell each served on the Compensation Committee during 2025. None of the members of the Compensation Committee was an officer or employee of our Company during 2025 or had any substantial business dealings with our Company or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee of our Company.
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Peter R. Huntsman, our CEO.
For 2025, our last completed fiscal year:
•
The median of the annual total compensation of all employees of our Company (other than Mr. Huntsman) was $87,200; and

•
The annual total compensation of Mr. Huntsman, as reported in the 2025 Summary Compensation Table included in this Proxy Statement, was $14,666,623.

•
Based on this information, for 2025 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be 168 to 1.

SEC rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. Since our median employee identified in 2023 departed the Company in 2025, we selected the next closest employee based on our 2023 employee population.
To identify the median employee in 2025, we took the following steps:
•
We selected December 31, 2023, the last day of our 2023 payroll year, as the determination date for purposes of identifying the median employee.

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•
Our total global workforce, as of December 31, 2023, consisted of approximately 6,382 individuals working at our Company and consolidated subsidiaries.

•
As permitted by SEC rules, we excluded approximately 319 non-U.S. employees (representing less than 5% of our total global workforce as of December 31, 2023) from the employee pool used to determine our median employee. The table below identifies (1) the jurisdictions from which those employees were excluded and (2) the approximate number of employees in each jurisdiction.

Jurisdiction	Number of Employees
Australia	21

Austria	2

Colombia	26

Czechia	3

Egypt	1

France	14

Hong Kong	12

Indonesia	1

Japan	14

Kazakhstan	2

Korea Republic of	16

Luxembourg	3

Mexico	25

Saudi Arabia	17

Spain	59

Thailand	3

Turkey	50

Ukraine	1

United Arab Emirates	24

Vietnam	25
Total	319

•
Our employee population, after accounting for the 5% “de minimis exemption” adjustment as described above, consisted of approximately 6,063 individuals.

•
We used a consistently applied compensation measure to identify our median employee by comparing the actual non-discretionary compensation (inclusive of salaries and wages) reflected in our payroll records as reported to local tax authorities for 2025. We did not make any cost-of-living adjustments in identifying the median employee.

We combined all elements of our median employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $87,200.

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PAY VERSUS PERFORMANCE

PAY VERSUS PERFORMANCE TABLE

Year	Summary Compensation Total for CEO	CEO Compensation Actually Paid(1)	Average Summary Compensation Total for other NEOs(2)	Average Compensation Actually Paid to other NEOs(2)(3)	Value of initial fixed $100 investment based on:		Net (loss) income (in millions)	Adjusted EBITDA (in millions)
					TSR	Peer group TSR(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$14,664,623	$2,930,298	$2,801,945	$1,190,243	$48.73	$71.57	$(227)	$275

2024	$14,566,117	$4,658,341	$2,885,350	$1,444,019	$82.09	$87.30	$(127)	$414

2023	$17,631,827	$5,700,841	$3,247,212	$1,596,394	$109.41	$106.96	$153	$472

2022	$15,030,729	$9,694,726	$3,512,712	$2,607,079	$115.30	$92.93	$523	$1,155

2021	$15,108,827	$28,417,602	$3,496,575	$5,007,452	$142.29	$112.50	$1,104	$1,246

(1)
The 2025 Summary Compensation Table (“SCT”) totals reported for the CEO for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate compensation actually paid (“CAP”):

CEO Year	Summary Compensation Total for CEO	Reported Grant Date Fair Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits(c)	Pension Benefit Adjustments(d)	CEO Compensation Actually Paid
2025	$14,664,623	$(10,513,393)	$(158,123)	$(1,286,271)	$223,462	$2,930,298

2024	$14,566,117	$(11,398,545)	$2,920,575	$(1,646,469)	$216,663	$4,658,341

2023	$17,631,827	$(12,268,520)	$3,338,434	$(3,322,662)	$321,762	$5,700,841

2022	$15,030,729	$(9,950,759)	$3,877,209	—	$737,547	$9,694,726

2021	$15,108,827	$(9,042,686)	$21,936,024	—	$415,437	$28,417,602

(a)
Represents a deduction for the amounts reported in the “Stock Awards” column of the SCT.

(b)
Represents the increases or deductions as applicable for the inclusion of Item 402(v) adjusted equity award values as follows:

Equity Type	Fair Value of Current Year Equity Awards at Year End	Change in Value of Prior Equity Awards Unvested at Year End	Change in Value of Prior Awards Vested Current Year	Prior Year Fair Value of Awards Forfeited in Current Year	Dividend Adjustments	Equity Value Included in Compensation Actually Paid
	(a)	(b)	(c)	(d)	(e)	(f) = (a) + (b) + (c) + (d) + (e)
2025	$5,106,411	$(3,681,927)	$(65,443)	$(1,712,110)	$194,946	$(158,123)

2024	$6,705,850	$(3,655,358)	$(455,297)	—	$325,380	$2,920,575

2023	$7,836,762	$(1,100,828)	$(1,936,652)	$(2,009,586)	$548,738	$3,338,434

2022	$6,031,897	$(2,480,511)	$(340,531)	—	$666,354	$3,877,209

2021	$12,039,187	$5,432,009	$3,989,028	—	$475,800	$21,936,024

(c)
Represents a deduction for the amounts reported in the “Change in Pension Value & Nonqualified Deferred Compensation Earnings” column of the SCT.

(d)
Represents the increase for actuarially determined service cost for services rendered in the applicable year. Prior service cost is not included as the Company’s did not have a prior service cost base for the applicable periods.

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(2)
The SCT average of the other NEOs for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate CAP:

Other NEOs Year	Summary Compensation Total for other NEOs	Reported Grant Date Fair Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits(c)	Pension Benefit Adjustments(d)	Other NEOs Compensation Actually Paid
2025	$2,801,945	$(971,181)	$(278,177)	$(415,586)	$53,242	$1,190,243

2024	$2,885,350	$(1,789,094)	$468,010	$(177,476)	$57,229	$1,444,019

2023	$3,247,212	$(1,848,036)	$414,122	$(271,650)	$54,746	$1,596,394

2022	$3,512,712	$(1,724,310)	$732,342	—	$86,335	$2,607,079

2021	$3,496,575	$(1,565,417)	$3,453,398	$(427,847)	$50,743	$5,007,452

(a)
Represents a deduction for the amounts reported in the “Stock Awards” column of the SCT.

(b)
Represents the increases or deductions as applicable for the inclusion of Item 402(v) adjusted equity award values as follows:

Equity Type	Fair Value of Current Year Equity Awards at Year End	Change in Value of Prior Equity Awards Unvested at Year End	Change in Value of Prior Awards Vested Current Year	Prior Year Fair Value of Awards Forfeited in Current Year	Dividend Adjustments	Equity Value Included in Compensation Actually Paid
	(a)	(b)	(c)	(d)	(e)	(f) = (a) + (b) + (c) + (d) + (e)
2025	$471,618	$(528,293)	$(17,502)	$(231,905)	$27,905	$(278,177)

2024	$1,052,539	$(553,872)	$(85,842)	—	$55,185	$468,010

2023	$1,180,469	$(193,974)	$(309,436)	$(348,232)	$85,295	$414,122

2022	$1,045,233	$(401,727)	$(34,856)	—	$123,692	$732,342

2021	$2,100,801	$805,720	$489,357	—	$57,520	$3,453,398

(c)
Represents a deduction for the amounts reported in the “Change in Pension Value & Nonqualified Deferred Compensation Earnings” column of the SCT.

(d)
Represents the increase for actuarially determined service cost for services rendered in the applicable year. Prior service cost is not included as the Company did not have a prior service cost base for the applicable periods.

(3)
The other NEOs reflected in columns (d) and (e) represent the following individuals for each of the years shown:

a.
2025—Messrs. Lister, Hankins, Rogers and Wright

b.
2024—Messrs. Lister, Hankins, David M. Stryker and Rogers

c.
2023—Messrs. Lister, Hankins, Stryker and Rogers

d.
2022—Messrs. Lister, Hankins, Stryker and Rogers

e.
2021—Messrs. Lister, Hankins, Stryker, Rogers and Sean Douglas

(4)
The 2025 Performance Peers consist of the following companies: Ashland Global Holdings Inc., BASF Corp, Celanese Corporation, Clariant AG, Dow Inc., Eastman Chemical Company, Evonik, H.B. Fuller Company, Lanxess AG, Olin Corporation, The Chemours Company and Westlake Chemical Corp. For information on how we use the 2025 Performance Peers, see “Compensation Discussion and Analysis-2025 Executive Compensation Decisions-Long-Term Equity Compensation”.

PERFORMANCE MEASURES

The following tabular list provides information on the most important financial performance measures used by the registrant to link compensation actually paid to the Company’s named executive officers, for the most recently completed fiscal year, to the Company’s performance:
Performance Measure
Relative TSR
Adjusted EBITDA
Free cash flow
Strategic and Operational Metrics
EH&S compliance

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RELATIONSHIP BETWEEN CAP And PERFORMANCE MEASURES

In the “Compensation Discussion and Analysis” section of this Proxy Statement, we provide greater detail on the elements of our executive compensation program and our pay-for-performance compensation philosophy. The values included in the columns for CAP paid to our CEO and the other NEOs, in each of the fiscal years reported above and over the three-year cumulative period shows how the compensation awarded fluctuated year-over-year, primarily based on our stock price as of the last day of the listed fiscal year, among other factors. As the values change considerably from year-to-year based on stock price performance, they further demonstrate the pay-for-performance compensation philosophy of our executive compensation program. As the table demonstrates, the compensation of our CEO and the other NEOs is higher when our stock price performs well, and lower when the stock price does not perform as well, demonstrating the clear alignment of interests of our CEO and the other NEOs and our stockholders.
CAP versus TSR.   As shown in the chart below, the CEO and other NEOs’ CAP values are aligned with the Company’s TSR. This is due primarily to the Company’s use of long-term equity incentive awards, which are tied directly to our stock price in addition to our financial performance. The chart also compares the Company’s cumulative TSR and the 2025 Performance Peer’s TSR.
CAP versus Net Income.   As shown in the chart below, the Company’s net income decreased in 2025 and the CEO and other NEOs’ CAP values decreased as well. This is due in large part to the significant emphasis the Company places on long-term equity incentive awards, which are sensitive to changes in stock price. These measures do not align as closely as TSR because the Company does not use net income to determine compensation levels or annual cash performance award payouts.

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CAP versus adjusted EBITDA.   The chart below compares the CEO and other NEOs’ CAP values to our adjusted EBITDA, which indicates there is a very strong relationship between adjusted EBITDA and CAP.
Historically, adjusted EBITDA determined the largest portion of our annual cash performance awards. Because the Company used adjusted EBITDA margin in 2022, this portion of the annual cash performance award was not earned, thus showing a lower correlation in 2022. Beginning in 2023, the Company again used adjusted EBITDA, thus increasing the correlation.

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PART 5
AUDIT COMMITTEE MATTERS

FEES BILLED BY DELOITTE & TOUCHE LLP AND AFFILIATES
The following table shows the aggregate fees billed by Deloitte & Touche LLP, Deloitte Tax LLP and the member firms of Deloitte Touche Tohmatsu Limited in each of the last two fiscal years for the services indicated (dollars in millions):
	2025	2024
Audit Fees(1)	$6.88	$6.59

Audit-Related Fees(2)	$0.05	$0.22

Tax Fees(3)	$2.00	$2.16

All Other Fees	$—	$0.03
Total	$8.93	$9.00

(1)
Includes primarily fees associated with annual integrated audit of Huntsman Corporation and annual financial statement audit of Huntsman International LLC, reviews of Quarterly Reports on Form 10-Q, statutory audits required internationally, the consent issued in connection with a registration statement on Form S-8, the consent issued in connection with a registration statement on Form S-3, the comfort letter associated with the issuance of Huntsman International LLC’s Senior Notes due 2034 and limited assurance on sustainability reporting.

(2)
Includes fees associated with services related to Belgium dividend distribution attestation and due diligence advisory services regarding the potential acquisition of certain assets.

(3)
Includes fees associated with services related to preparation or review of original and amended US federal, state, local and non-US income and franchise tax returns; transfer pricing services (US and non-US); US federal, state, local and non-US tax planning, consultation, assistance and advice; tax controversy services in connection with the examination of US federal, state, local and non-US income tax returns through the administrative appellate level; general tax consultation pertaining to ad hoc questions, including technical advice and research pertaining to specific transactions; VAT and similar taxes tax return preparation and/or consultation; customs and duties tax return preparation and/or consultation; employee benefits plan consultation and/or tax return preparation; excise tax compliance and planning; international tax planning and restructuring; withholding tax planning and compliance; tax authority ruling requests and planning; payroll tax planning; state credits and incentives; and R&D tax credit study and supporting documentation.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has, by resolution, adopted policies and procedures regarding pre-approval of the performance by Deloitte & Touche LLP and affiliates of certain audit and non-audit services. Deloitte & Touche LLP and affiliates may not perform any service enumerated in Section 201(a) of the Sarbanes-Oxley Act of 2002, except as may otherwise be provided by law or regulation. Deloitte & Touche LLP and affiliates may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. The Audit Committee has pre-approved the performance by Deloitte & Touche LLP and affiliates of certain audit and accounting services, certain tax services, and, provided that fees do not exceed $250,000 per individual project, certain other tax services and audit-related services. The Audit Committee has delegated to the committee chair the power to pre-approve services beyond those previously described, provided that no services may be approved that are prohibited pursuant to Section 201(a) of the Sarbanes Oxley Act of 2002 or that appear reasonably likely to compromise the independence of Deloitte & Touche LLP. Any pre-approval granted by the chair is reviewed by the Audit Committee at its next regularly scheduled meeting. In addition, the Audit Committee receives a report annually detailing the prior year’s expenditures, consistent with the SEC’s accountant fee disclosure requirements.
The Audit Committee has approved all audit and permissible non-audit services prior to such services being provided by Deloitte & Touche LLP and affiliates in accordance with these procedures.

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HUNTSMAN CORPORATION: PROXY STATEMENT

AUDIT COMMITTEE REPORT
The Audit Committee of the Board (the “Committee”) assists the Board in fulfilling its oversight responsibilities with respect to the external financial reporting process and the adequacy of Huntsman’s internal controls over financial reporting and related disclosure controls and procedures, areas for which management has primary responsibility. Specific responsibilities of the Committee are set forth in the Audit Committee Charter, a copy of which can be found on Huntsman’s website at www.huntsman.com.
The independent registered public accounting firm is responsible for expressing an opinion on the conformity of Huntsman’s audited financial statements with accounting principles generally accepted in the United States and for issuing its report on Huntsman’s internal control over financial reporting. All audit and non-audit services provided to Huntsman by the independent registered public accounting firm are pre-approved by the Committee or by the Chair of the Committee pursuant to delegated authority, and the Committee considers the compatibility of such non-audit services with the independent registered public accounting firm’s independence.
The Committee evaluates the performance of the independent registered public accounting firm each year and determines whether to re-engage the current firm or consider other audit firms. In doing so, the Committee considers the quality of the services provided by the independent registered public accounting firm, along with their capabilities, technical expertise, and knowledge of Huntsman’s operations and industry. Based on these evaluations, the Committee decided to engage Deloitte & Touche LLP as Huntsman’s independent registered public accounting firm for the year ending December 31, 2026. Although the Committee has the sole authority to appoint the independent registered public accounting firm, the Committee has continued its long-standing practice of recommending that the Board ask stockholders to ratify the appointment of the registered public accounting firm at Huntsman’s annual meeting of stockholders.
The Committee has reviewed and discussed Huntsman’s audited financial statements for the year ended December 31, 2025 with Huntsman’s management. The Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.
Based on the review and discussions referred to in the preceding paragraph, the Committee recommended to the Board that Huntsman’s audited financial statements for the year ended December 31, 2025 be included in Huntsman’s Annual Report on Form 10-K for the year ended December 31, 2025.
AUDIT COMMITTEE,
Jeanne McGovern, Chair
Sonia Dulá
Curtis E. Espeland
David B. Sewell
Jan E. Tighe

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HUNTSMAN CORPORATION: PROXY STATEMENT

PART 6
PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 1—ELECTION OF DIRECTORS
Our business affairs are managed under the direction of our Board. All directors are elected or appointed to serve until the Annual Meeting. The Governance Committee has recommended, and the Board has nominated, Peter R. Huntsman, Sonia Dulá, Curtis E. Espeland, Cynthia L. Egan, Daniele Ferrari, Jeanne McGovern, José Muñoz, David B. Sewell and Retired Vice Admiral Jan E. Tighe for election. For additional information regarding the Board’s director nominees, please see the “Board of Directors—Director Nominees” section of this Proxy Statement. Each elected director will serve until our 2027 Annual Meeting, until a successor is elected and qualified, or until his or her earlier death, resignation or retirement.
You may not cumulate your votes in the election of directors. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. Abstentions, withhold votes and any broker non-votes will not affect the outcome of the vote on the election of a director.
Unless otherwise indicated on the proxy, the persons named as proxies in the enclosed proxy will vote FOR each of the director nominees listed above. If for some reason any of the Board’s director nominees are unable to serve, or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the Board’s remaining nominees. In the alternative, the Board may instead reduce the number of directors comprising the Board, as permitted by the Bylaws. If any substitute nominees are designated prior to the Meeting, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC.
THE BOARD RECOMMENDS VOTING ON THE PROXY CARD
“FOR ALL” OF THE NOMINEES RECOMMENDED BY OUR BOARD

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HUNTSMAN CORPORATION: PROXY STATEMENT

PROPOSAL 2—NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, we are submitting a proposal to our stockholders for a non-binding advisory vote to approve the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This say-on-pay proposal gives our stockholders the opportunity to express their views on the compensation of our NEOs. Currently, our stockholders are given the opportunity to cast an advisory vote on this topic annually, with the next opportunity occurring in connection with our 2027 Annual Meeting.
The guiding principles of our compensation policies and decisions include aligning each executive’s compensation with our Company’s business strategy and the interests of our stockholders and providing incentives intended to attract, motivate and retain key executives who are important to our long-term success. We view pay for performance as a critical element of our overall executive compensation philosophy. Consistent with this philosophy, a significant portion of the total compensation for each of our NEOs is related to our earnings and to other performance factors that are intended to measure our progress against the goals of our strategic and operating plans and the long-term performance of our common stock.
When casting your advisory say-on-pay vote, we urge you to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices are intended to reflect our compensation philosophy. The Compensation Committee and the Board believe that our compensation practices effectively implement our guiding principles.
The advisory say-on-pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the principles, policies and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders of Huntsman Corporation approve, on a non-binding advisory basis, the compensation of its named executive officers as disclosed in the Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosures.”
Approval of this proposal requires approval by holders of a majority of the shares present (in person or represented by proxy) and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against this proposal. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. Broker non-votes, if any, will have no effect on the vote.
While this vote is required by law, the result (1) will not be binding on our Company, the Board or the Compensation Committee, (2) will not overrule any decisions made by the Board or the Compensation Committee, and (3) will not require the Board or the Compensation Committee to take any specific action. Nevertheless, the Board and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs. In particular, to the extent there is any significant vote against our NEOs’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
THE BOARD RECOMMENDS VOTING ON THE PROXY CARD “FOR” THE ADVISORY VOTE
TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

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HUNTSMAN CORPORATION: PROXY STATEMENT

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2026. Deloitte & Touche LLP has served as our auditor since 1984. The Audit Committee has been advised by Deloitte & Touche LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries. As a matter of good corporate governance, the Audit Committee has determined to submit its selection of Deloitte & Touche LLP to stockholders for ratification.
The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm will require approval by holders of a majority of the shares present (in person or represented by proxy) and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against this proposal. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your broker may exercise discretionary authority, thereby avoiding a broker non-vote. Broker non-votes, if any, will have no effect on the vote.
If the selection of the independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of our Company and our stockholders.
One or more representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions and, if they desire, will have an opportunity to make a statement.
THE BOARD RECOMMENDS VOTING ON THE PROXY CARD “FOR” THE RATIFICATION
OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026

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HUNTSMAN CORPORATION: PROXY STATEMENT

PROPOSAL 4—STOCKHOLDER PROPOSAL REQUESTING
AN INDEPENDENT BOARD CHAIR POLICY
The following stockholder proposal has been submitted to us for action at the Annual Meeting by John Chevedden. This proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of Mr. Chevedden. In accordance with applicable proxy regulations, Mr. Chevedden’s proposal and supporting statement are set forth below in the form that we received them, with the graphic added at his request:
Proposal 4—Independent Board Chairman
Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as soon as possible.
Selection of the Chairman of the Board the Board requires the separation of the offices of the Chairman of the Board and the Chief Executive Officer.
The Chairman of the Board shall be an Independent Director. A Lead Director shall not be a substitute for an independent Board Chairman.
The Board shall have the discretion to select an interim Chairman of the Board, who is not an Independent Director, to serve while the Board is seeking an Independent Chairman of the Board on an accelerated basis. This policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.
Now is the perfect time to transition to an independent board chairman. Huntsman stock was at $41 in 2022. Huntsman stock then fell to $8 in late 2025. Huntsman stock was rated 4 for timeliness when 5 is the worst possible score.
An independent Board Chairman improves corporate governance by bringing impartiality, objective oversight, and external expertise to board decisions, mitigating conflicts of interest, enhancing transparency, and boosting investor confidence.
This detached perspective allows the chairman to focus on shareholder interests, strengthen management accountability, and provide critical checks and balances, ultimately contributing to the Company’s long-term sustainability and credibility.
Please vote yes:
Independent Board Chairman—Proposal 4
THE BOARD RECOMMENDS VOTING ON THE PROXY CARD
“AGAINST” THE STOCKHOLDER PROPOSAL

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HUNTSMAN CORPORATION: PROXY STATEMENT

BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION
The Board is committed to strong corporate governance and responsiveness to the Company’s stockholders and believes in maintaining policies and practices that serve the best interests of all stockholders. The Board believes it is critically important to maintain the flexibility to implement the leadership structure best suited to meet the needs of the Company and its stockholders at any given time. The Board has carefully considered this proposal and concluded that adoption of the proposal is not in the best interests of the Company and its stockholders and is unnecessary given the current governance practices and protections.
Huntsman’s Board of Directors recommends a vote “AGAINST” Proposal 4 (the “Proposal”) for the following reasons:
The Board believes it is important to preserve flexibility on a case-by-case basis to determine the most effective leadership structure for the Company based on an assessment of the Company’s circumstances and needs at any given time.
Adopting a prescriptive policy and amending the Company’s governing documents to mandate an independent Chairman—as the Proposal asks the Board to do—would not serve the best interests of the Company or its stockholders. Such a policy would restrict the Board’s discretion to use its experience and judgment to select the most qualified and appropriate individual to serve as Chairman. Currently, our Corporate Governance Guidelines provide the Board with the flexibility to determine the optimal leadership structure, including separating the positions of Chairman and CEO if circumstances warrant. The Board believes our Company and our stockholders benefit from this flexibility, as our directors are well positioned to evaluate and determine our leadership structure given their knowledge of our leadership team, our strategic goals, the industry in which we operate and the opportunities and challenges we face.
The Board has concluded that, rather than taking a prescriptive, “one-size-fits-all” approach to its leadership structure, the Board’s fiduciary responsibilities are best fulfilled by retaining flexibility to determine the leadership structure that best serves the interests of the Company and its stockholders, considering the Company’s needs and circumstances at any given time.
The Company’s policies provide robust independent Board leadership and oversight of management in the event the Chairman is not independent.
Under our Corporate Governance Guidelines, the Board’s Lead Independent Director plays an important role in the Company’s governance structure, serving as the de facto leader of the independent directors, and is responsible for efficiently communicating with management on issues relevant to the independent directors and providing leadership on matters where potential conflicts of interest may be perceived to exist. The Lead Independent Director also serves as a primary Board contact for stockholders to communicate with the other independent directors.
Further, our Bylaws provide the Board with the flexibility to elect a Vice Chair of the Board to preside at Board and stockholder meetings and to perform such other duties as may be delegated by the Board in the Chairman’s absence. The Vice Chair is also empowered to call special meetings of the Board upon request. Cynthia Egan has served as Lead Independent Director and Non-Executive Vice Chair of the Board since January 2022. In this role, she provides an effective balance to the Chairman role and contributes to a strong governance structure for the Board. Our Lead Independent Director and Non-Executive Vice Chair roles, as well as our other corporate governance practices described below, already provide robust independent leadership and impartial, objective oversight.
Combining the Chairman and CEO roles does not affect the Board’s oversight of critical matters.
Except for Mr. Huntsman, all directors are independent, and each committee of the Board is comprised entirely of independent directors, ensuring that independent directors have oversight of critical matters, such as the integrity of the Company’s financial statements (including internal controls over financial reporting), risk management, the compensation of executive officers, the nomination of directors and the development of corporate governance principles. In addition, under the Corporate Governance Guidelines and each committee’s charter, independent directors may retain independent legal, financial, accounting and other advisors as they deem necessary or appropriate. Further, pursuant to the Corporate Governance Guidelines, the independent directors meet in private sessions without management present at each regularly scheduled Board meeting, or more frequently as needed at the call of one or more of one or more of our independent directors, with the Lead Independent Director and Non-Executive Vice Chair presiding over such meetings.
The responsibilities of the full Board, together with the Board’s effective independent committee structure and the roles of the Lead Independent Director and Non-Executive Vice Chair, collectively allow the independent directors to carry out their fiduciary responsibilities to provide informed and effective oversight of the Company’s strategy and operations. As a result, the Board does not believe that a policy mandating an independent Chairman is necessary to achieve effective independent oversight.

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HUNTSMAN CORPORATION: PROXY STATEMENT

Our strong and evolving corporate governance practices promote stockholder rights and accountability to stockholders.
The Board believes that the Company’s long-standing commitment to strong corporate governance principles makes the Proposal unnecessary. By responding to and implementing emerging governance best practices over the years, the Company maintains leading governance policies and procedures designed to promote stockholder rights and accountability to stockholders, including, among others:
•
the annual election of all directors;

•
a majority voting standard for director nominees in all uncontested elections, with advanced conditional resignation for failing to meet such majority vote;

•
simple majority stockholder voting requirements;

•
the ability of stockholders to remove directors, with or without cause;

•
the ability of stockholders to request special meetings of stockholders at the ownership threshold of 15%;

•
the ability of eligible stockholders to nominate director nominees through our proxy materials (proxy access);

•
no stockholder rights plan or “poison pill”;

•
annual “say-on-pay” advisory votes;

•
stock ownership guidelines for directors and executive officers;

•
a policy prohibiting short sales by directors and executive officers;

•
policies enhancing transparency in political giving and lobbying activities; and

•
regular outreach and engagement with our stockholders, including on corporate governance matters.

Reflecting the Board’s commitment to continuous improvement, the Board regularly reviews its governance practices to ensure they promote long-term stockholder value and effective functioning of the Board.
For the foregoing reasons, the Board believes that this Proposal is not in the best interests of Huntsman or our stockholders and recommends that you vote “AGAINST” Proposal 4.
THE BOARD RECOMMENDS VOTING ON THE PROXY CARD “AGAINST” THIS PROPOSAL

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HUNTSMAN CORPORATION: PROXY STATEMENT

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2027 ANNUAL MEETING

Stockholder Proposals To Be Included In Next Year’s Proxy Statement

Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal to be considered for inclusion in our proxy materials and for presentation at the 2027 Annual Meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary at our principal executive offices (located at 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com) no later than November 16, 2026.

Director Nominations To Be Included In Next Year’s Proxy Statement

Our Bylaws allow eligible stockholders to nominate a candidate for election to our Board for inclusion in our proxy materials in accordance with the “proxy access” provisions of our Bylaws, which are contained in Section 2.14. The “proxy access” provisions allow a stockholder, or a group of up to 20 stockholders (with funds having specified relationships constituting a single stockholder), who own (as defined in our Bylaws) three percent or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director candidates constituting up to two directors or 20% of the Board (rounded down to the nearest whole number), whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws (including similar information requirements to those set forth in Section 2.8 of our Bylaws). If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in the Company’s proxy statement for the 2027 Annual Meeting pursuant to these proxy access provisions in Section 2.14 of our Bylaws, written notice must be received by the Corporate Secretary at c/o Corporate Secretary, Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 no earlier than the close of business on December 30, 2026 and no later than the close of business on January 29, 2027. However, if the date of the 2027 Annual Meeting is more than 30 days before or more than 70 days after the first anniversary of the date of the Annual Meeting, such written notice must be received by the Corporate Secretary at c/o Corporate Secretary, Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 no later than the close of business on the later of the 120th day prior to the date of the 2027 Annual Meeting or the 10th day following the date we first publicly announce the date of 2027 Annual Meeting. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our Bylaws. For additional information about stockholder nominations and proposals, see “Corporate Governance—Director Nomination Process.”

Director Nominations And Stockholder Proposals For Presentation At The 2026 Annual Meeting

Stockholders who wish to nominate one or more individuals to serve as directors or to bring a proposal of business before the 2027 Annual Meeting (other than nominations pursuant to the “proxy access” provisions of our Bylaws or a stockholder proposal in accordance with Rule 14a-8), must be a stockholder of record and must notify in writing our Corporate Secretary and provide the information required by Section 2.8 of our Bylaws. The notice must be delivered to, or mailed and received at, c/o Corporate Secretary, Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 no earlier than the close of business on December 30, 2026 and no later than the close of business on January 29, 2027. However, if the date of our 2027 Annual Meeting is more than 30 days before or more than 70 days after the first anniversary of the date of the Annual Meeting, then such notice must be delivered to, or mailed and received at, c/o Corporate Secretary, Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 no earlier than the close of business on the 120th calendar day prior to the date of the 2027 Annual Meeting and not later than the close of business on the later of the 90th calendar day prior to the date of the 2027 Annual Meeting or the 10th calendar day following the calendar day on which public announcement of the date of 2027 Annual Meeting is first made by us. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our Bylaws. For additional information about stockholder nominations and proposals, see “Corporate Governance-Director Nomination Process.”

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HUNTSMAN CORPORATION: PROXY STATEMENT

PART 7
ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information regarding beneficial ownership of our common stock as of March 6, 2026 by:
•
each person who we know owns beneficially more than 5% of our common stock;

•
each of our directors and nominees;

•
each of our NEOs; and

•
all of our executive officers and directors as a group.

Under the regulations of the SEC, shares are generally deemed to be “beneficially owned” by a person if the person directly or indirectly has or shares voting power or investment power (including the power to dispose) over the shares, whether or not the person has any pecuniary interest in the shares, or if the person has the right to acquire voting power or investment power of the shares within 60 days, including through the exercise of any option, warrant or right. In accordance with the regulations of the SEC, in computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to options or other rights held by the person that are currently exercisable or exercisable within 60 days of March 6, 2026. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
	Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Shares	Percent(2)
5% OR MORE BENEFICIAL OWNERS:

The Vanguard Group, Inc.(3)	17,880,912	10.3%

AQR Capital Management, LLC(4)	12,062,972	6.9%

BlackRock, Inc.(5)	10,653,137	6.1%

DIRECTORS AND NAMED EXECUTIVE OFFICERS:

Peter R. Huntsman(6)	8,905,173	5.1%

Mary C. Beckerle(7)	73,735	*

Sonia Dulá(8)	47,003	*

Cynthia L. Egan(9)	46,478	*

Curtis E. Espeland	52,279	*

Daniele Ferrari(10)	59,045	*

Jeanne McGovern	41,718	*

José Muñoz	37,279	*

David B. Sewell(11)	37,279	*

Jan E. Tighe(12)	53,974	*

Philip M. Lister(13)	271,602	*

Anthony P. Hankins(14)	886,134	*

R. Wade Rogers(15)	616,304	*

Scott J. Wright (16)	272,564	*

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (18 persons)(17)	11,859,934	6.8%

*
Less than 1%

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HUNTSMAN CORPORATION: PROXY STATEMENT

(1)
Unless a different address is specified below, the address of each beneficial owner is c/o Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 and such beneficial owner has sole voting and dispositive power over such shares.

(2)
Based upon an aggregate of 173,976,139 shares of common stock outstanding on March 6, 2026.

(3)
As reported in the Schedule 13G/A filed with the SEC on January 7, 2026 by The Vanguard Group, Inc. Based on such filing, The Vanguard Group, Inc. has shared voting power over 1,058,159 of the reported shares, sole dispositive power over 16,621,271 of the reported shares and shared dispositive power over 1,259,641 of the reported shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
As reported in the Schedule 13G/A filed with the SEC on November 14, 2025 by AQR Capital Management, LLC. Based on such filing, AQR Capital Management, LLC has shared voting power over 12,062,972 of the reported shares and shared dispositive power over 12,062,972 of the reported shares. The address of AQR Capital Management, LLC is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.

(5)
As reported in the Schedule 13G/A filed with the SEC on April 24, 2025 by BlackRock, Inc. Based on such filing, BlackRock, Inc. has sole voting power over 9,874,296 of the reported shares and sole dispositive power over 10,653,137 of the reported shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(6)
Includes (a) options to purchase 815,504 shares of common stock that are exercisable within 60 days of March 6, 2026 and (b) 933,328 shares of which Mr. Huntsman may be deemed the beneficial owner held by P&B Capital, L.C. for which he and his spouse are the only managers and members. Mr. Huntsman expressly disclaims beneficial ownership of any shares held by his spouse.

(7)
Includes 51,584 vested stock units, the shares underlying that will be deliverable upon termination of service.

(8)
Includes 12,434 vested stock units, the shares underlying that will be deliverable upon termination of service.

(9)
Includes 31,325 vested stock units, the shares underlying that will be deliverable upon termination of service.

(10)
Includes 59,045 vested stock units, the shares underlying that will be deliverable upon termination of service.

(11)
Includes 29,046 vested stock units, the shares underlying that will be deliverable upon termination of service.

(12)
Includes 53,974 vested stock units, the shares underlying that will be deliverable upon termination of service.

(13)
Includes (a) options to purchase 19,133 shares of common stock that are exercisable within 60 days of March 6, 2026 and (b) 123,213 shares of common stock held in trust of which Mr. Lister may be deemed the beneficial owner.

(14)
Includes options to purchase 139,561 shares of common stock that are exercisable within 60 days of March 6, 2026.

(15)
Includes options to purchase 74,913 shares of common stock that are exercisable within 60 days of March 6, 2026.

(16)
Includes options to purchase 78,397 shares of common stock that are exercisable within 60 days of March 6, 2026.

(17)
Includes options to purchase a total of 1,217,649 shares of common stock that are exercisable within 60 days of March 6, 2026, and a total of 237,408 vested stock units, the shares underlying that will be delivered to the applicable holder upon termination of service.

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HUNTSMAN CORPORATION: PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

POLICIES And PROCEDURES

Effective February 1, 2007, as amended, the Board adopted a Related Party Transactions Policy, which includes the procedures for review, approval and monitoring of transactions involving our Company and “related persons” (directors, executive officers, stockholders owning five percent or greater of our common stock, or their respective immediate family members). The policy covers any transaction involving amounts exceeding $120,000 in which a related person has or will have a direct or indirect material interest.
The Compensation Committee reviews and approves all compensation paid to family members of directors and our CEO. All other related person transactions must be approved in advance by the Audit Committee, which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, the interests of the Company and its stockholders. In evaluating the transaction, the Audit Committee will consider all relevant factors, including as applicable (1) the benefit to us in entering into the transaction; (2) the alternatives to entering into a related person transaction; and (3) whether the transaction is on terms comparable to those available to third parties.
If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction. The transaction must be approved in advance of its consummation. The Audit Committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable, or not inconsistent with such circumstances, to amend or terminate the transaction and will review the transaction annually to determine whether it continues to be in our interests.
The Compensation Committee approved the 2025 compensation decisions described below and will continue to monitor such arrangements as consistent with our Related Party Transactions Policy.

HUNTSMAN FAMILY EMPLOYMENT

The following table shows compensation paid to members of the Huntsman family (other than NEOs and directors as disclosed herein) for services as officers or employees in fiscal 2025 that involved amounts exceeding $120,000. All amounts or compensation arrangements paid in 2025 were approved in advance by the Compensation Committee, which reviews and approves all annual and other compensation arrangements and components for corporate and executive officers and family members of our CEO who are employees.
Employee	Salary	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	Other Compensation(5)
Peter R. Huntsman, Jr.(1)	$292,500	$171,506	$46,449	$428,819

John Calder(2)	$292,700	$176,542	$46,481	—

(1)
Peter Huntsman, Jr. is Vice President of West Region for our Performance Products division. He is the son of Peter R. Huntsman, our CEO.

(2)
Mr. Calder is Vice President of Finance and Controller for our Performance Products division. He is the son-in-law of Peter R. Huntsman, our CEO.

(3)
This column reflects the aggregate grant date fair value of restricted stock granted on February 13, 2025. The restricted shares vest ratably in three equal annual installments beginning on the first anniversary of the grant date. The value of the awards at the grant date, assuming that the highest level of performance conditions will be achieved, is $275,006 for Mr. Huntsman and $283,092 for Mr. Calder.

(4)
This column reflects the cash performance awards earned for 2025. Amounts for 2025 will be paid during the second quarter of 2026.

(5)
As a citizen of the U.S. with residence in Germany, we incurred foreign assignment costs on Peter Huntsman Jr.’s behalf during a portion of 2025, including $105,384 in international relocation expenses, allowances and adjustments, and $47,227 in housing costs. In addition, we incurred $244,139 in tax gross-ups associated with Mr. Huntsman Jr.’s foreign assignment. We also paid $32,069 as an air travel allowance on Mr. Huntsman Jr.’s behalf pursuant to our Business Expense and Travel Policy. Mr. Huntsman Jr.’s foreign assignment ended in 2025.

Peter Huntsman, Jr. and Mr. Calder continue to be our current employees. We expect to pay compensation and other benefits in 2026 similar to those paid in 2025.

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DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, among others, to file with the SEC and the NYSE an initial report of ownership of our common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16 forms that they file related to Huntsman stock transactions. Under SEC rules, certain forms of indirect ownership and ownership of our common stock by certain family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our directors and executive officers in preparing initial ownership reports and reporting ownership changes and typically files these reports on their behalf.
Based solely on a review of the reports furnished to us or written representations from reporting persons that all reportable transactions were reported, we believe that during 2025 all of our executive officers, directors and greater than 10% holders filed the reports required to be filed under Section 16(a) on a timely basis under Section 16(a).
ANNUAL REPORT
The 2025 Annual Report is being furnished to our stockholders primarily via the Internet.
A copy of the 2025 Annual Report on Form 10-K for the year ended December 31, 2025, not including exhibits, is also available at www.huntsman.com. A copy of our Annual Report on Form 10-K for the year ended December 31, 2025, excluding exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the request of such person. Exhibits to the Annual Report on Form 10-K for the year ended December 31, 2025 are available upon payment of a reasonable fee, which will be limited to our expenses in furnishing the requested exhibit. Such requests should be directed to Huntsman Investor Relations by e-mail at ir@huntsman.com.
OTHER INFORMATION

DUPLICATE MAILINGS

If you share an address with other stockholders of the Company, you may receive notification that you are being sent only a single copy of the 2025 Annual Report and proxy materials, unless your bank, broker or other nominee that provides the notification receives contrary instructions from the affected stockholders. This practice, permitted under SEC rules and commonly referred to as “householding,” is designed to provide extra convenience for stockholders and potential cost savings for companies.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of the 2025 Annual Report and proxy materials, please notify (i) your broker if your shares of common stock are held in a brokerage account or (ii) the Company if you are a stockholder of record. We will promptly deliver a separate copy of the proxy materials, including the 2025 Annual Report, upon request. You can notify the Company by sending a written request to the attention of Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or emailing CorporateSecretary@huntsman.com or by calling 281-719-6000.
Stockholders should direct communications regarding change of address, transfer of stock ownership or lost stock certificates by mail to Computershare Trust Company, N.A., P.O. Box 505000, Louisville, KY 40233-5000, or by telephone at 1-866-210-6997. Computershare may also be reached through its website at www.computershare.com.

STOCKHOLDER LIST

We will make available a list of stockholders of record as of the Record Date for inspection by stockholders for any purpose germane to the Annual Meeting from April 20, 2026 through April 29, 2026 at our headquarters located at 10003 Woodloch Forest Drive, The Woodlands, Texas 77380. If you wish to inspect the list, please submit your request, along with proof of ownership, by email to CorporateSecretary@huntsman.com. The list will also be available during the Annual Meeting.

INTERNET AVAILABILITY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on April 30, 2026: The Notice of 2026 Annual Meeting and Proxy Statement and the 2025 Annual Report are available free of charge at www.proxyvote.com.

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PART 8

ADDITIONAL DETAILS REGARDING THE ANNUAL MEETING

GENERAL

Annual Meeting Log-In Instructions

Because the Annual Meeting will be held virtually, there is no physical meeting location. To participate in the virtual Annual Meeting, holders of shares of our common stock as of the close of business on March 6, 2026 (the “Record Date”) should log in to the live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/HUN2026.
To join the live webcast and participate in the virtual Annual Meeting (e.g., submit questions and/or vote your shares), you will need the 16-digit control number included on your proxy card and voting instruction form. Online access to the live webcast will open approximately 15 minutes prior to the start of the Annual Meeting. We recommend that you log in to the Annual Meeting several minutes before its scheduled start time.
If you are the representative of a trust or corporation, limited liability company, partnership or other legal entity that holds shares of our common stock, you will need the 16-digit control number included on the proxy card and voting instruction form of that legal entity in order to attend and participate in the virtual Annual Meeting.
No audio, video or other form of recording of the Annual Meeting is allowed. If you are not a stockholder at the close of business on the Record Date or do not have a control number, you will not be able to access the Annual Meeting.

Stockholder Access During The Annual Meeting

We are sensitive to the fact that virtual meetings provide a different forum than traditional in-person meetings and are committed to ensuring that stockholders will be afforded the same rights and opportunities to attend and participate in our virtual Annual Meeting as they would an in-person meeting. In particular, we believe the design of our virtual platform enhances, rather than constrains, stockholder access and participation. For example, our virtual platform will allow stockholders to vote their shares electronically during the live webcast and to submit questions for a live Q&A session that will be held at the end of the Annual Meeting.

Submitting Questions And Voting Your Shares At The Annual Meeting

Submitting Questions:   Stockholders as of the Record Date who attend and participate in our virtual Annual Meeting at www.virtualshareholdermeeting.com/HUN2026 will have an opportunity to submit questions via the Internet during the meeting. We are committed to answering stockholders’ questions in the order in which they are received, subject to the Rules of Conduct governing the Annual Meeting, just as we have been at our past in-person and virtual meetings. We reserve the right to edit or remove profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. To avoid repetition, we may group substantially similar questions together and provide a single response.
Voting Your Shares:   Stockholders as of the Record Date who attend and participate in our virtual Annual Meeting at www.virtualshareholdermeeting.com/HUN2026 will have an opportunity to vote their shares electronically at the virtual Annual Meeting even if they have previously submitted their votes.

TECHNICAL SUPPORT

Prior to and during the virtual Annual Meeting, we will have technicians ready to assist you with any difficulties you may encounter. If you encounter difficulties accessing or participating in the virtual Annual Meeting, please call the technical support number that will be available at www.virtualshareholdermeeting.com/HUN2026.
Please be sure to check in by 7:45 a.m. Central Time on April 29, 2026, the day of the Annual Meeting, so we may address any technical difficulties before the live audio webcast begins.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1. What Is The Purpose Of The Annual Meeting?

At the Annual Meeting, stockholders will vote upon the matters outlined in the Notice of Annual Meeting of Stockholders, which are:
1.
To elect as directors nine nominees to serve until the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) or her/his earlier resignation, removal or death.

2.
To approve, on a non-binding advisory basis, the compensation of our named executive officers, or “NEOs.”

3.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026.

4.
Stockholder proposal requesting an independent board chair policy.

5.
To transact such other business as may properly come before the Annual Meeting in accordance with our Seventh Amended and Restated Bylaws of Huntsman Corporation (our “Bylaws”). The Board is not aware of any other matters to be presented at the Annual Meeting. In addition, our management will respond to questions from stockholders following the adjournment of the formal business at the Annual Meeting.

The Board recommends voting “FOR ALL” of the Board’s nominees on Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, and “AGAINST” Proposal 4 using the enclosed proxy card.

2. When And Where Will The Annual Meeting Be Held?

The Annual Meeting will be held on Wednesday, April 29, 2026, at 8:00 a.m. Central Time by virtual meeting at www.virtualshareholdermeeting.com/HUN2026 for the purposes set forth in the accompanying Notice of Annual Meeting.
Attendance at the Annual Meeting will be limited to stockholders as of the close of business on the Record Date and/or their authorized representatives, and guests of the Company. Even if you plan to attend the virtual Annual Meeting, we strongly urge you to vote in advance by voting via the Internet, by telephone or by completing, signing, and dating the enclosed voting instruction form or proxy card and returning it in the postage pre-paid envelope provided, as soon as possible.

3. What Is Included In The Company’s Proxy Materials?

The Company’s proxy materials include: (1) the Notice of Annual Meeting of Stockholders; (2) this Proxy Statement; (3) the 2025 Annual Report; and (4) a proxy card or a voting instruction card for the Annual Meeting.
You may refer to the 2025 Annual Report for financial and other information about our operations. The 2025 Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part hereof.

4. WHAT Is A PROXY?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Peter R. Huntsman, our Chairman of the Board, President and Chief Executive Officer, also referred to herein as our “CEO,” and Amy K. Smedley, our Executive Vice President, General Counsel and Secretary, will serve as proxies for the Annual Meeting pursuant to the proxy cards solicited by our Board.

5. WHAT Is A PROXY STATEMENT?

A proxy statement is a document that the regulations of the U.S. Securities and Exchange Commission (the “SEC”) require us to give you when we ask that you designate Peter R. Huntsman and Amy K. Smedley as proxies to vote on your behalf. This Proxy

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Statement includes information about the proposals to be considered at the Annual Meeting and other required disclosures, including information about the Board and our executive officers.

6. How Can I Access The Proxy Materials Over The Internet?

Your proxy card contains instructions on how to:
•
view our proxy materials online at www.proxyvote.com; and

•
instruct us to send future proxy materials to you electronically by e-mail.

If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

7. What Is The Record Date And What Does It Mean?

The Record Date for the Annual Meeting is March 6, 2026. Owners of record of our common stock, par value $0.01 per share (“common stock”) at the close of business on the Record Date are entitled to:
•
receive notice of the Annual Meeting; and

•
vote at the Annual Meeting in accordance with our Bylaws.

At the close of business on March 6, 2026, there were 173,976,139 shares of our common stock outstanding, each of which is entitled to one vote on each item of business to be conducted at the Annual Meeting. At the Annual Meeting, stockholders will collectively be able to cast 173,976,139 votes, consisting of one vote for each share of common stock outstanding on the Record Date. There is no cumulative voting, and the holders of the common stock vote together as a single class. Stockholders do not have appraisal rights under Delaware law in connection with this proxy solicitation.

8. Who May Attend The Annual Meeting?

All stockholders of record who owned shares of common stock on the Record Date or their duly appointed proxies may attend the Annual Meeting, as may our invited guests. To join the live webcast and participate in the virtual Annual Meeting (e.g., submit questions and/or vote your shares), you will need the 16-digit control number included on your proxy card, voting instruction form. Online access to the live webcast will open approximately 15 minutes prior to the start of the Annual Meeting. We recommend that you log in to the Annual Meeting several minutes before its scheduled start time.
If you are not a stockholder at the close of business on March 6, 2026 (the Record Date for the Annual Meeting) or do not have a control number, you will not be able to access the Annual Meeting.

9. How Many Votes Are Required To Hold The Annual Meeting?

The required quorum for the transaction of business at the Annual Meeting is a majority of all outstanding shares of our common stock entitled to vote in the election of directors at the Annual Meeting, represented in person or by proxy. Consequently, the presence in person or by proxy of the holders of at least 86,988,070 shares of our common stock is required to establish a quorum at the Annual Meeting. Shares that are voted with respect to a particular matter are treated as being present at the Annual Meeting for purposes of establishing a quorum.

10. What Is The Difference Between A Stockholder Of Record And A Stockholder Who Holds Stock In Street Name?

Most stockholders hold their shares through a broker, bank or other nominee (i.e., in “street name”) rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those held in street name.
•
Stockholders of Record.   If your shares are registered directly in your name with our transfer agent, you are considered the “stockholder of record” with respect to those shares.

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•
Street Name Stockholders.   If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” with respect to those shares. If you are a street name stockholder, you will be forwarded proxy materials by your broker, bank, or other nominee, which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to instruct your broker, bank, or other nominee how to vote. Your broker, bank, or other nominee has been provided with a voting instruction form for you to use in directing the broker, bank, or other nominee how to vote your shares. If you fail to provide sufficient instructions to your broker, bank, or other nominee, they may be prohibited from voting your shares. See “If I am a street name stockholder, will my shares be voted if I do not provide instructions?” as described in Question 13 below.

11. What Different Methods Can I Use To Vote?

Stockholders of Record:   Stockholders of record may (1) vote their shares in person at the Annual Meeting by completing a ballot; or (2) submit a proxy to have their shares voted by one of the following methods:
•
By Internet.   You may submit a proxy electronically on the Internet by following the instructions provided on the enclosed proxy card. Please have your proxy card in hand when you log onto the website. Internet voting facilities will be available 24 hours a day.

•
By Telephone.   You may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the enclosed proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day.

•
By Mail.   If you received a paper copy of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed postage-paid reply envelope.

Street Name Stockholders:   Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:
•
By the Methods Listed on the Voting Instruction Form.   Please refer to the voting instruction form or other information forwarded by your bank, broker or other nominee to determine whether you may submit a proxy by telephone or on the Internet, following the instructions provided by the record holder.

•
Electronically at the Annual Meeting.   You may vote electronically at the Annual Meeting. To participate in the virtual Annual Meeting, you will need the 16-digit control number included in your proxy card and voting instruction form.

•
If your shares are held in “street name” and you wish to revoke a proxy, you should contact your bank, broker or nominee and follow its procedures for changing your voting instructions.

If you hold shares in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each set of shares.

12. What If I Am A Stockholder Of Record And I Don’t Specify A Choice For A Matter When Returning My Proxy?

A validly executed proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a validly executed proxy card but do not indicate how your shares should be voted and do not revoke your proxy, your shares will be voted as follows:
•
FOR the election of all nine of the director nominees recommended by the Board;

•
FOR approval, on a non-binding advisory basis, of the compensation of our NEOs;

•
FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026; and

•
AGAINST approval of the stockholder proposal requesting an independent board chair policy.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy on such matters to the extent authorized by Rule 14a-4(c). The Board knows of no matters other than those previously described to be presented for consideration at the Annual Meeting.
Even if you plan to attend the Annual Meeting, we recommend you also submit your proxy so that your vote will count if you are unable to attend the meeting. Submitting your proxy via the internet, telephone or mail does not affect your ability to vote in person at the Annual Meeting.

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13. If I Am A Street Name Stockholder, Will My Shares Be Voted If I Do Not Provide Instructions?

In some cases, your shares may be voted if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions. Specifically, brokerage firms have the authority under New York Stock Exchange (“NYSE”) rules to cast votes on certain “routine” matters if they do not receive instructions from the beneficial holder. For example, ratification of the appointment of the independent registered public accounting firm (Proposal 3) is typically considered a routine matter for which a brokerage firm may vote shares for which it has not received voting instructions. This is called a “broker discretionary vote.” When a proposal is not a routine matter and a brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Proposals 1, 2 and 4 are not considered routine matters. Therefore, if you do not provide voting instructions to your broker with respect to these matters, it will result in a broker non-vote with respect to such proposals. Broker non-votes, if any, will have no effect on the outcome of Proposals 1, 2 and 4.

14. What Votes Are Needed For Each Proposal To Pass And Is Broker Discretionary Voting Allowed?

Proposal	Vote Required	Broker Discretionary Vote Allowed
(1) Election of nine director nominees	Majority of votes cast	No
(2) A non-binding advisory vote to approve the compensation of our NEOs	Majority of shares present (in person or represented by proxy) and entitled to vote on the matter	No
(3) Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026	Majority of shares present (in person or represented by proxy) and entitled to vote on the matter	Yes
(4) Stockholder proposal requesting an independent board chair policy	Majority of shares present (in person or represented by proxy) and entitled to vote on the matter	No

15. What Happens If Additional Proposals Are Presented At The Annual Meeting?

If you grant a proxy, the persons named as proxy holders will have discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting to the extent authorized by Rule 14a-4(c). Under the provisions of our Bylaws and Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.

16. Can I Change My Vote After Submitting My Proxy?

If you are a stockholder of record, you may revoke a previously submitted proxy at any time before the polls close at the Annual Meeting by:
•
voting again by telephone or through the Internet;

•
requesting, completing and mailing in a new paper proxy card;

•
giving written notice of revocation to our Corporate Secretary, which must be received before the Annual Meeting, by mail to Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com; or

•
attending the Annual Meeting and voting in person (merely attending the Annual Meeting will not revoke a prior submitted proxy).

If you are a street name stockholder, you must follow the instructions to revoke your proxy, if any, provided by your bank, broker or other nominee.

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Appendix A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The 2026 Proxy Statement includes information on adjusted EBITDA and free cash flow that does not conform to US generally accepted accounting principles (“GAAP”) and are considered non-GAAP measures.
Management uses adjusted EBITDA to measure the operating performance of our business and for planning and evaluating the performance of our business segments. We believe that net income (loss) is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to adjusted EBITDA.
Management internally uses a free cash flow measure: (a) to evaluate our liquidity, (b) evaluate strategic investments, (c) plan stock buyback and dividend levels and (d) evaluate our ability to incur and service debt.
(Dollars in millions)
Twelve Months Ended December 31, 2025
Reconciliation of Net Loss to Adjusted EBITDA:

Net Loss	$(227)

Net income attributable to noncontrolling interests	(57)

Interest expense, net from continuing operations	79

Income tax expense from continuing operations	26

Depreciation and amortization of continuing operations	287

Other Adjustments:

Business acquisition and integration gain and purchase accounting inventory adjustments, net	(4)

EBITDA from discontinued operations	9

Certain legal and other settlements and related income, net	(30)

Loss on sale of business/assets	5

Amortization of pension and postretirement actuarial losses	34

Restructuring, impairment and plant closing and transition costs	153
Adjusted EBITDA	$275
Free Cash Flow:

Net cash provided by operating activities from continuing operations	298

Capital expenditures from continuing operations	(173)
Free Cash Flow from Continuing Operations	$125

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HUNTSMAN

Enriching lives through innovation

Global Headquarters
Huntsman Corporation
10003 Woodloch Forest Drive
The Woodlands, Texas 77380 USA
Telephone +1-281-719-6000

www.huntsman.com

Copyright © 2026 Huntsman Corporation or an affiliate thereof. All rights reserved.
The use of the symbol ® herein signifies the registration of the associated trademark in one or more, but not all, countries.

PROXY SERVICESC/O COMPUTERSHARE INVESTOR SERVICESP.O. BOX 505000LOUISVILLE, KY 40233-5000 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on April 28, 2026. Have this proxy card in hand when you access the website and follow the instructions.During The Meeting - Go to www.virtualshareholdermeeting.com/HUN2026You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. Please see "Part 1. Information About the Meeting" of the Proxy Statement.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Timeon April 28, 2026. Have this proxy card in hand when you call and follow the instructions.VOTE BY MAILMark, sign and date this proxy card and return it by April 28, 2026 in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.V87136-P45780 HUNTSMAN CORPORATION The Board of Directors recommends you vote FOR each of the following nominees: 1. Election of the following nine nominees as directors Nominees: 1a. Peter R. Huntsman1b. Cynthia L. Egan1c. Sonia Dulá1d. Curtis E. Espeland1e. Daniele Ferrari1f. Jeanne McGovern1g. José Muñoz1h. David B. Sewell1i. Jan E. Tighe For Against Abstain The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Advisory vote to approve named executive officer compensation. 3. Ratification of the appointment of Deloitte & Touche LLP as Huntsman Corporation's independent registered public accounting firm for the year ending December 31, 2026. The Board of Directors recommends you vote AGAINST the following proposal: For Against Abstain 4. Stockholder proposal requesting an independent board chair policy. NOTE: The undersigned authorizes the proxies to vote in their discretion on such other matters as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meetingto Be Held on April 29, 2026:The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2025 are available at www.proxyvote.com. V87137-P45780 HUNTSMAN CORPORATIONAnnual Meeting of StockholdersApril 29, 2026 at 8:00 AM, CDTThis proxy is solicited by the Board of DirectorsThe undersigned stockholder of Huntsman Corporation hereby acknowledges receipt of the Notice of Annual Meeting andProxy Statement for the 2026 Annual Meeting of Stockholders and hereby appoints Peter R. Huntsman and Amy K. Smedley and each of them, acting individually, with full power of substitution in each, as proxies of the undersigned, to represent the undersigned and vote all shares of Huntsman Corporation common stock that the undersigned may be entitled to vote at the Annual Meeting of Stockholdersto be held on April 29, 2026, and at any adjournment or postponement thereof, as indicated on the reverse side.This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the nominees set forth in proposal 1, FOR proposal 2,FOR proposal 3, and AGAINST proposal 4. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the 2026 Annual Meeting of Stockholders and at any adjournment or postponement thereof.The undersigned stockholder hereby revokes all proxies previously given by the undersigned to vote at the 2026 Annual Meeting of Stockholders or any adjournment or postponement thereof.(Continued and to be signed on reverse side)